CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS
AlA    DocumentA14f'"-2014

Standard Form of Agreement Between Owner and Design-Builder

PART 2 AGREEMENT

AGREEMENT made as of the 30th day of November, in the year of
Two Thousand Sixteen
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)

Design-Builder:
(Name, address and other information)

For the following Project:
(Name, location and detailed description)

This Part 2 Agreement Between Owner and Design-Builder includes the Work called for and described in this Part 2 Agreement. Throughout this Part 2 Agreement, the terms "Part 2 Agreement", "the Agreement", "this Agreement" and "Design-Build Contract" are used interchangeably.

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AlA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AlA text.

This document has important legal consequences. Consultation with an attorney Is encouraged with respect to its completion or modification.
I

Consultation with an attorney is also encouraged with respect to professional licensing requirements
I
in the jurisdiction where the Project is located.
I

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AJA Document A141,.- 2014. Copyright@ 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA" Document Is protected     U.S. Copyright Law and InternationalTreaties. Unauthorized reproduction or distribution of this AlA" Document, or any portion of it, may

1
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result In severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 15:53:25 on 11/22/2016 under Order No.4925350316_1 which expires on 06/24/2017, and is not for resale.

TABLE OF ARTICLES

THE DESIGN-BUILD DOCUMENTS

2    WORK OF THIS AGREEMENT

3     DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4    CONTRACT SUM

5    PAYMENTS

6    DISPUTE RESOLUTION

7    MISCELLANEOUS PROVISIONS

8    ENUMERATION OF THE DESIGN-BUILD DOCUMENTS TABLE OF EXHIBITS

A	TERMS AND CONDITIONS AND "A-1"- GENERAL CONDITIONS/GENERAL REQUIREMENTS/COST OF WORK MATRIX

B	DESIGN-BUILDER'S SCHEDULE AND SUBSTANTIAL COMPLETION DATES FOR EACH TYPE OF IMPROVEMENT (INCLUDING SCHEDULE OF MILESTONE DATES (11/11/16) "B-1", PRELIMINARY PARTIAL SCHEDULE (10/27/16) "B-2")

C    INSURANCE AND BONDS

D    FORM FOR APPLICATION FOR PAYMENT

E    FORMS FOR WAIVERS AND AFFIDAVITS OF OUTSTANDING ACCOUNTS F    CONTRACT COMPLETION CHECKLIST
G    CONFIDENTIALITY AGREEMENT

H    FORM FOR PAYMENT AND PERFORMANCE BOND

FORM FOR REQUIREMENTS OF ENGINEER'S OR ARCHITECT'S PROFESSIONAL LIABILITY INSURANCE

J     NOT APPLICABLE- THERE IS NO NOVATION AGREEMENT

K	COST OF THE WORK, OTHER AGREEMENTS, ACCOUNTING RECORDS AND RELATIONSHIP OF THE PARTIES

L    ASSUMPTIONS DATED NOVEMBER 3, 2016 AND "L-1"- "EVENT SCHEDULE"

M     NOT APPLICABLE- THERE IS NO PLAN IDENTIFYING LOCATIONS CONCERNING LIQUIDATED DAMAGES N    CONSTRUCTION SITE LOGISTICS
ADDENDUM #1·SCOPE OF WORK -LIST OF CONTRACT DRAWINGS AND SPECIFICATIONS; GMP COST SUMMARY AND DETAIL
#1·A- FINAL DOCUMENTS AND DRAWINGS LOG
#1-B- CRITERIA DRAWINGS REDLINES
#1·C - CRITERIA NARRATIVE REDLINES

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AlA Document A141TM- 2014. Copyright@ 2004 and 2014 by The American Institute of Architects. All rights reserved.WARNING:This AlA"' Document Is protected by u.s. Copyright Law and International Treaties.Unauthorized reproduction or distribution of this AlA"' Document. or any portion of it, may    2
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#1·D- ROOM FINISH SCHEDULE
#1·E- GMP COST SUMMARY AND DETAIL
#1·F- OWNER/CONTRACTOR COST OF WORK MATRIX

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AlA Document A141TM- 2014. Copyright© 2004 and 2014 by The American Institute of Architects. All rights reserved.WARNING: This AlADocument Is protected by U.S. Copyright Law and lntematlonal Treaties. Unauthorized reproduction or distribution of this AlADocument, or any portion of It, may     3
result in severe civil and criminal penalties, and will be prosecuted to tho maximum extont possible under the law. This document was produced by AlA

ARTICLE 1 THE DESIGN-BUILD DOCUMENTS
(Paragraphs deleted)
§ 1.1 The Design-Build Documents form the Design-Build Contract. The Design-Build Documents consist of this Agreement between Owner and Design-Builder (hereinafter, the "Agreement" or "Part 2 Agreement") and its attached Exhibits listed in Section 8.1.10 below, and written Modifications issued after execution of this Agreement. The Design-Build Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Owner, except between the Owner and a Contractor or Subcontractor, except obligations to the Owner from Contractors and Subcontractors provided for in this Agreement or (2) between any persons or entities other than the Owner and Design-Builder, including but not limited to any consultant retained by the Owner.

§ 1.2 This Part 2 Agreement represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral, except for the rights and obligations of the Part
1 Agreement between the parties not inconsistent with the Part 2 Agreement which rights and obligations in the Part I Agreement not inconsistent with the Part 2 Agreement shall remain in full force and effect.

(Paragraphs deleted)
§ 1.3 The Design-Build Contract may be amended or modified only by a Modification. A Modification is (1) a written amendment to the Design-Build Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Owner.

(Paragraphs deleted)
ARTICLE 2 THE WORK OF THE DESIGN-BUILD CONTRACT
(Paragraphs deleted)
§ 2.1 The Design-Builder shall fully execute the Work described in the Design-Build Documents, except to the extent specifically indicated in the Design-Build Documents to be the responsibility of others. The Work includes all design services and construction required by the Design-Builder in this Agreement, including without limitation the anticipated demobilization and remobilization sequencing of the Work described in Section 3.3 below.

(Paragraphs deleted)
ARTICLE 3 DATE OF COMMENCEMENT,PARTIAL COMPLETION AND SUBSTANTIAL COMPLETION
(Paragraphs deleted)
§ 3.1 The date of commencement of the Work shall be no later than November II , 2016 subject to and as more specifically set forth in attached Exhibit "B".

The Sales Tax Certificate in Section 7.7.7 below shall be provided to the Owner prior to commencement of the Work.

(Paragraphs deleted)
§ 3.2 The Contract Time shall be measured from the date of commencement, subject to adjustments of this Contract
Time as orovided in the Desi -Build Documents.

(Paragraphs deleted)
§ 3.3 The Contractor shall achieve Substantial Completion of the Work not later than October 19, 2018 and Final
Completion not later than December 31, 2018.

It is understood by the parties that throughout the course of the Work, Owner will continue utilizing the Project site to host various racing and other public events, the names and dates of such events being set forth and identified in attached Exhibit "L-1" (each such event being referred to herein as an "Event"). Prior to the commencement of each Event, Design-Builder shall be required to complete certain portions of the Work as more specifically identified and set forth in attached Exhibit "B". No less than five (5) days prior to the commencement of each Event, Design-Builder will be required to temporarily demobilize and take all actions·necessary to ensure the Project site is safe and clean before turning the Project site over to the Owner for such Event. Within five (5) days after the conclusion of each Event, Design-Builder shall remobilize and continue its performance of the Work. Design-Builder acknowledges and agrees that it has taken into account the cost and expense of such demobilization and remobilization and that all costs and expenses associated with doing so are included in the Contract Sum and Contract Time. Therefore, Design-Builder shall not be entitled to any adjustment to the Contract Sum or Contract Time by reason of such

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AlA Document A141 TM - 2014. Copyright2004 and 2014 by The American lns tute of Architects. All rights reserved. WARNING: This AlA"' Document is protected by U.S. Copyright Law end International Treaties.Unauthorized reproduction or distribution of this AIA41 Document, or any portion of it, may    4
result In severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at15:53:25 on 11/22/2016 under Order NoA925350316_1 which expires on 06124/2017, and is not for resale.

demobilization and remobilization requirements. The portion of the Work to be completed prior to each Event is referred to herein as a "Phase."

Design-Builder shall achieve Partial Completion of Each Phase and the Work on or before the dates identified and set forth in attached Exhibit "B." Notwithstanding anything in the Design-Build Documents to the contrary, Partial Completion of Each Phase shall mean completion of the number of seats, suites, restrooms and concessions required for each Event as specifically identified in attached Exhibit "B" so that such seats, suites, restrooms and concessions (along with other areas normally used by spectators and others attending the Events) can be utilized, including reasonable and legal access (both ingress and egress) thereto, by Owner's guests and invitees during each Event. Additionally, as a condition precedent to Partial Completion of Each Phase, Design-Builder must receive approval from all governmental authorities having jurisdiction over the Work with respect to such Phase.

It is mutually agreed by and between the parties that time is of the essence and that should Design-Builder fail to substantially complete any of the designated Work on or before the required date prior to the corresponding Event, the Owner will be damaged thereby and will suffer financial losses including but not limited to the following: (1) ticket sales; (2) suite rentals; (3) hospitality sponsorship and rentals; (4) sponsorship sales; (5) food and beverage catering, concessions and other sales; (6) merchandise sales; (7) reimbursements by the Owner of off-property expenses borne by patrons and others attending the Events; and (8) losses of use, income and profit. The parties agree that it will be difficult to calculate with precision the actual damages the Owner may suffer as a result of such failure and therefore the parties agree that, subject to the limitation described below on the total amount of Liquidated Damages that may be assessed by the Owner, Design-Builder shall pay Owner the amounts set forth below for each of the specific improvements not available and/or not substantially completed on or before the required date of the correspondmg Event:

Liquidated Damages will be assessed based on each uncompleted or unavailable improvement for each Event as follows:

Spectator Seats ** for each uncompleted seat in the upper and middle bowl sections
(November 2018 NASCAR Race Event)
** for each uncompleted seat in the lower bowl grandstand section
(November 2018 NASCAR Race Event)

Suites:

18 Person New Grandstand Suites     ** per each uncompleted suite
(Available November 2018 NASCAR Event)

30 Person Suites in Existing Bobby Allison

48 Person Suites in Existing Bobby Allison

40 Person Double Suites in New Grandstand

Infield Garage Suites

The Club in Existing Allison

** per each uncompleted suite
(Available November 2017 NASCAR Event)
** per each uncompleted suites
(Available November 2017 NASCAR Event)
** per each uncompleted suite
(Available November 2018 NASCAR Event)
** per each uncompleted suite
(Available Fall2018 NASCAR Event)
i
** for each event this is unavailable
(Available for November 2017 NASCAR Event)     I

Canyon Entry     ** for uncompleted canyon 1 entry
(Canyon Entry I -March 2018 NASCAR Race Event)     I
** for uncompleted canyon 2 entry
(Canyon Entry 2 -November 2018 NASCAR Race Event)

Fan zone
(Infield and Midway)

** for uncompleted Fanzone (November 2018 NASCAR Race Event)     l'

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Concessions     ** per each uncompleted concessions building
(November 2018 NASCAR Race Event)
I

AlA Document A141"' - 2014. Copyright Cl2004 and 2014 by The American Institute of Architects. All rights reserved,WARNING: This AJA"' Document Is protected by U.S.Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA"' D ument, or any portion of it, may     5
result In severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Th1s document was produced by AlA software at 15:53:25 on 11/22/2016 under Order No.4925350316_1 which expires on 06/24/2017, and Is not forresale.

As to delay related damages, provided that the Liquidated Damages provisions of this Agreement are not determined by a court of law to be invalid or unenforceable, the Liquidated Damages set forth in this Agreement are the Owner's sole and absolute remedy for all delay related damages incurred by Owner at law and in equity for Design-Builder's failure to achieve Partial Completion of Each Phase by the required date or the entire Work within the Contract Time.

Notwithstanding the amount of Liquidated Damages that may be assessed by Owner as set forth in this Section 3.3, Owner agrees to limit the total amount of Liquidated Damages to Four Million Dollars ($4,000,000) in the aggregate for all Liquidated Damages to be assessed for failure to timely complete the entire Work within the Contract Time or any designated portion of the Work by the time required before the corresponding Event. Liquidated Damages in excess of Four Million Dollars ($4,000,000) shall be waived by Owner.

(Paragraphs deleted)
ARTICLE 4 CONTRACT SUM
(Paragraphs deleted)
§ 4.1 The Owner shall pay the Design-Builder the Contract Sum in current funds for the Design-Builder's performance of the Design-Build Contract. The Contract Sum shall be the following:
(Check the appropriate box.)

[X] Cost of the Work Plus Design-Builder's Fee with a Guaranteed Maximum Price in accordance with
Section 4.4 below.

The General Conditions shall be a Lump Sum amount of Four Million Six Hundred Fifty-one Thousand Nine Hundred Twenty-four Dollars and Zero Cents ($4,651,924.00). The General Conditions Lump Sum of$4,651,924.00 includes the items included in the General Conditions entitled General Conditions/General Requirements/Cost of Work Matrix, attached hereto as Exhibit "A-I". In the event of a conflict between the General Conditions described in this Part 2
Agreement and the General Conditions described in Exhibit "A-1" , then in such event the General Conditions described in Exhibit "A-1" shall control.

(Paragraphs deleted)
§ 4.2 (Intentionally omitted.)
(Paragraphs deleted)
(Table deleted) (Paragraphs deleted)
§ 4.2.1 (Intentionally omitted.)
§ 4.2.2
(Paragraphs deleted)
(Intentionally omitted.)
§ 4.2.3 (futentionally omitted.)
(Paragraphs deleted)
§ 4.2.4 (Intentionally omitted.)
§ 4.2.5 (Intentionally omitted.)

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AlA Document A141TM- 2014. Copyright@ 2004 and 2014 by The American Institute of Architects. All right& reserved.WARNING: This AlA"" Document Is protected by U.S. Copyright Law and International Treaties.Unauthorized reproduction or distribution of this AJA 11 Document, or any portion of It, may     6
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§ 4.2.6 OWNER'S RIGHT TO MAKE DIRECT PURCHASES The Owner reserves the right to make direct purchases of any materials and equipment which the Owner desires to incorporate into the completed construction. Owner shall coordinate such purchases with Design-Builder. To the extent requested by the Owner, the Design-Builder will be responsible for coordinating the delivery, safekeeping, protection, insuring (as to those items that will be installed by Design-Builder), inspection, installation and testing of any materials and equipment directly purchased by the Owner, and for the management and administration of any warranty claims pertaining to such materials and equipment. Furthermore, to the extent that any furnished and installed materials and equipment directly purchased by the Owner were included in the Design-Builder's Guaranteed Maximum Price, the Guaranteed Maximum Price will be reduced by the amount included in Design-Builder's Contract Sum for each such item, if any, or otherwise as agreed to by the parties.

§ 4.3 (Intentionally omitted.)

§ 4.4 COST OF THE WORK PLUS DESIGN-BUILDER'S FEE WITH A GUARANTEED MAXIMUM PRICE (use only if
I
"Cost of the Work Plus Design-Builder's Fee with a Guaranteed Maximum Price" box is checked in§ 4.1 above)
§ 4.4.1
I
(Paragraphs deleted)
The Cost of the Work is as defined in Exhibit K, plus the Design-Builder's Fee.

The Design-Builder shall review with the Owner alternative approaches to design and construction of the Project. Design-Builder shall obtain a minimum of three competitive bids for all construction subcontracts and major suppliers where the sum of each is anticipated to exceed $100,000. Owner has the right in its sole discretion (a) to add its preferred bidders to Design-Builder's bid lists (b) to waive this requirement if Design-Builder demonstrates that it has made reasonable efforts to obtain three bids but has not been able to obtain same and (c) to review and approve all bids received. The Design-Builder shall have the right to submit bids to self perform construction provided that such bids are subject to the same bidding process as bids from other bidders, are opened in the presence of the Owner simultaneously with all other bids and are subject to approval or rejection in Owner's sole discretion. Owner reserves the right, in its sole discretion, to reject any and all bids from Design-Builder irrespective of the amount of such bid.

§ 4.4.2 The Design-Builder's Fee is:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Design-Builder 's Fee and the method of adjustment to the Fee for changes in the Work.)

Two and one-half Percent (212%) of the Cost of the Work

§ 4.4.3 GUARANTEED MAXIMUM PRICE
§ 4.4.3.1 The sum of the Cost of the Work and the Design-Builder's Fee is guaranteed by the Design-Builder not to exceed One Hundred Thirty-five Million, Nine Hundred Eighty-one Thousand, Two Hundred Twenty-four and
00/100 Dollars ($135,981,224.00), subject to additions and deductions by changes in the Work as provided in the
Design-Build Documents. Such maximum sum is referred to in the Design-Build Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Design-Builder without reimbursement by the Owner.
(Insert specific provisions if the Design-Builder is to participate in aey savings.)

§ 4.4.3.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the
Design-Build Documents and are hereby accepted by the Owner: Not Applicable

§ 4.4.3.3 Unit Prices, if any, are as follows:

Description
Not Applicable

Units    Price ($ 0.00)

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AlA Document A141TM- 2014.Copyright© 2004 and 2014 by The American Institute of Architects. All rights reserved..,WARNING: This AlA"' Document Is protected by U.S. Copyright Law and InternationalTreaties. Unauthorized reproduction or distribution of this AlA Document, or any portion of It, may     7
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§ 4.4.3.4 Allowances, if any, are as follows:
(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

Allowance
See Exhibit "L"

Amount ($ 0.00)    Included Items

§ 4.4.3.5 Assumptions, if any, on which the Guaranteed Maximwn Price is based, are as follows: l
'
(Identify the assumptions on which the Guaranteed Maximum Price is based)

See Exhibit "L" and Exhibit "L-1" ("Event Schedule")
!

Additional Assumptions I Design-Build Change Order Risk Contingency. Contingency is included to cover unforeseen cost increases due to I permit approval and/or deferral submittals. This design-build change order allowance is not intended to cover scope i
I
increases due to program changes and/or scope of work changes directed by the Owner nor should it be for covering additional costs associated with existing systems requiring upgrades to meet current codes during design or inspections unless specifically noted on the scope of work under this GMP Estimate.

Construction and Inflation Contingency. Design-Builder has included a Construction, Design and Inflation Contingency as noted in the estimate. This contingency is not available to the Owner for the purposes of adding programmatic, scope, schedule or aesthetic changes in the design or construction of the building. This contingency is to be used at the sole discretion of Design-Builder for the following items:
a) Solve any contractual/buyout issues with subcontractors.
b) Subcontractor and materialmen defaults and interfacing omissions between and from various work categories.
c) Accelerate construction schedule as needed.
d) Solve construction issues in field as they present themselves.
I

f)     To resolve weather conditions and other impacts that negatively affects the execution of the work.
g) Payment of insurance deductibles or repair to any damage caused by forces outside of the control of the contractor (such as for weather, vandalism or system failures).
h) Significant changes in the commodity market supply, escalation, labor disputes, transportation delays, or

i)     Repair/Replacement of damaged work (in accordance with the Owner/Contractor agreement).     1

Owner Use of Contingency: It is understood that the Design-Builder has included in the budget various contingencies such as Change Order, Construction & Inflation Contingencies. It is also understood that additional reserves may be created through the award of contracts that are lower than the budgeted values. Although the initial allocation of this contingency is at the discretion of the Design-Builder, the Design-Builder and 0 wner shall re-evaluate and renegotiate the remaining contingency with the Owner when the Project is 50% complete and reduce the GMP accordingly ("Revised GMP"). The intent is to afford the Owner adequate time to reallocate excess reserves to add scope back into the project. Should the owner add additional scope to the Design/Builder's contract after the re-negotiation of the Revised GMP, the Revised GMP swn will be adjusted via change order accordingly.

§ 4.5 CHANGES IN THE WORK
§ 4.5.1 Adjustments oftheContract Sum on account of changes in the Work maybe determined by any of the methods listed in Article A.7 of Exhibit A, Terms and Conditions.

§ 4.5.2 Where the Contract Sum is the Cost of the Work, with or without a Guaranteed Maximum Price, and no specific provision is made in Section 4.4.2 for adjustment of the Design-Builder's Fee in the case of Changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment will cause substantial inequity to the Owner or Design-Builder, the Design-Builder's Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Contract Sum shall be adjusted accordingly.

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ARTICLE 5 PAYMENTS
§ 5.1 PROGRESS PAYMENTS
I
§ 5.1.1 The Design-Builder shall deliver to the Owner Applications for Payment in the form attached hereto as Exhibit
"D". Owner reserves the right to amend the form of the Application for Payment to include Capital Improvement
l
Project (CIP) numbers and/or otherwise may amend the form to be substantially similar to Exhibit "D".

§ 5.1.2 Within thirty (30) days ofthe Owner's receipt of a properly submitted and complete Application for Payment and Certification by the Architect that the Work conforms with the Contract Documents and signed Waiver and Partial Release from Design-Builder, Waiver and Partial Releases from Design-Builder's Consultants and Suhconsultants and any party with lien rights, and Design-Builder's Affidavit of Outstanding Accounts from Design-Builder and its consultants through the date of the previous Application for Payment, the Owner shall make payment to the Design-Builder in the amount the Owner has approved. Copies of the required Waiver and Partial Release from Design-Builder, Waiver and Partial Releases from Design-Builder's Consultants and Subconsultants and any party with lien rights, and Design-Builder's Affidavit of Outstanding Accounts are attached as Composite Exhibit "E".

(Paragraphs deleted)
§ 5.1.3 (Intentionally omitted)

(Paragraphs deleted)
§ 5.1.4 With each Application for Payment where the Contract Sum is based upon the Cost of the Work, or the Cost of the Work with a Guaranteed Maximum Price, the Design-Builder shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Design-Builder on account of the Cost of the Work equal or exceed {1) progress payments already received by the Design-Builder, less (2) that portion of those payments attributable to the Design-Builder's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

§ 5.1.5 With each Application for Payment where the Contract Sum is based upon a Stipulated Sum or Cost of the Work with a Guaranteed Maximum Price, the Design-Builder shall submit the most recent schedule of values in accordance with the Design-Build Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. Compensation for design services shall be shown separately. Where the Contract Sum is based on the Cost of the Work with a Guaranteed Maximum Price, the Design-Builder's Fee shall be shown separately. The schedule of values shaH be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule of values, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder's Applications for Payment.

§ 5.1.6 In taking action on the Design-Builder's Applications for Payment, the Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Design-Builder and shall not be deemed to have made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Sections
5.1.4 or 5.1.5, or other supporting data; to have made exhaustive or continuous on-site inspections; or to have made examinations to ascertain how or for what purposes the Design-Builder has used amounts previously paid on account of the Agreement. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

§ 5.1.7 Except with the Owner's prior approval, the Design-Builder shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

§ 5.2 (Intentionally omitted.)
§ 5.2.1 Reduction or limitation of retainage, if any, shall be as follows:
Provided that the Owner determines that the Work is in conformance with the Contract Documents and the Project is on schedule to be substantially complete in accordance with Section 3.3 of the Part 2 Agreement, retainage under Section 5.22 shall be determined for ail subsequent Applications for Payment after the Value of the Work is Fifty percent (50%) complete as follows:
(a) The Owner shall retain Ten percent (10%) on all prior Applications for Payment previously submitted.
(b) The Owner shall not hold any additional retainage on subsequent Applications for Payment submitted after the value of the Work is Fifty percent (50%) complete.

AlA Document A141Til - 2014. Copyright@ 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA* Document Is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA"" Document, or any portion of it, may    9

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§ 5.3 (Intentionally omitted)

§ 5.4 PROGRESS PAYMENTS • COST OF THE WORK PLUS A FEE WITH A GUARANTEED MAXIMUM PRICE
§ 5.4.1 Applications for Payment where the Contract Sum is based upon the Cost of the Work Plus a Fee with a
Guaranteed Maximum Price shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Design-Builder on account of that portion of the Work for which the Design-Builder has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 5.4.2 Subject to other provisions of the Design-Build Documents, the amount of each progress payment shall be computed as follows:

.1
Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion ofthe Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section A.7.3.8 of Exhibit A, Terms and Conditions;

.2
Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3
Add the Design-Builder's Fee, less retainage ofTen Percent ( 10% ). The Design-Builder's Fee shall be computed upon the Cost of the Work described in the two preceding sections at the rate stated in Section 4.4.2 or, if the Design-Builder's Fee is stated as a fixed sum in that section, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding sections bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4     Subtract the aggregate of previous payments made by the Owner;
.5     Subtract the shortfall, if any, indicated by the Design-Builder in the documentation required by Section
5.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered
.- by the Owner's accountants in such documentation; and

.6	Subtract amounts, if any, for which the Owner has withheld or nullified a Certificate for Payment as provided in Section A.9.5 of Exhibit A, Terms and Conditions.

§ 5.4.3 Except with the Owner's prior approval, payments for the Work, other than for services provided by design professionals and other consultants retained directly by the Design-Builder, shall be subject to retainage of not less than ten percent (10%). The Owner and Design-Builder shall agree on a mutually acceptable procedure for review and approval of payments and retention for Contractors.

§ § 5.5 FINAL PAYMENT
§ 5.5.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the
Design-Builder no later than 30 days after the Design-Builder has fully performed the Design-Build Contract, including the requirements in Section A.9.10 of Exhibit A, Terms and Conditions, except for the Design-Builder's responsibility to correct non-conforming Work discovered after final payment or to satisfy other requirements, if any, which extend beyond final payment.

§ 5.5.2 Neither final payment nor amounts retained, if any, shall become due until the Design-Builder submits to the Owner: (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or Owner's property might be responsible or encumbered (less amounts withheld by the Owner) have been paid or otherwise satisfied; (2) a certificate evidencing that insurance required by the Contract Docwnents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner; (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents; (4) Certificate of Substantial Completion from the Architect that the Work is Substantially Complete in conformance with the Contract Documents; (5) consent of surety to final payment; and (6) Design-Builder's Affidavit of Outstanding Accounts, Design-Builder's Final Payment Affidavit, Final Waiver and Release of Lien from

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Design-Builder and Final Waivers and Releases of Liens from Design-Builder's Consultants a11d Subconsulta11ts and any party with lien rights, to the extent and in such form as may be designated by the Owner. If a contractor or other person or entity entitled to assert a lien against the Owner's property refuses to furnish a release or waiver required by the Owner, the Design/ Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien . If such lien remains unsatisfied after payments are made, the Design-Builder shall indemnifY the Owner for all loss and cost, including reasonable attorneys' fees incurred as a result of such lien. Copies of the required Design-Builder's Final Payment Affidavit, Desig-Bullder's Affidavit of Outsta11ding Accounts, Final Waiver and Release of Lien from Design-Builder and Final Waivers and Releases of Liens from Design-Builder's Consultants, Subconsultants and any party with lien rights are attached as Composite Exhibit "E". At closeout, Design-Builder shall complete the Contract Completion Checklist, a copy of which is attached hereto as Exhibit "F", and shall provide to the Owner all items required thereon as a condition precedent to final payment being due from the Owner.

A certificate signed by the Design-Builder certifying that all taxes required to be paid by the Design-Builder pursuant to the Agreement have been paid by the Design-Builder shall be submitted to the Owner with the Application for Final Payment.

§ 5.5.3 When the Work has been completed and the contract fully performed, the Design -Builder shall submit a final application for payment to the Owner, who shall make final payment within 30 days of receipt if such application for payment is properly submitted and complete.

ARTICLE 6 DISPUTE RESOLUTION
§ 6.1 The parties appoint the following individual to serve as a Neutral pursuant to Section A.4.2 of Exhibit A, Terms and Conditions: Not Applicable
(Insert the name, address and other information of the individual to serve as a Neutral. If the parties do not select a
Neutral, then the provisions of Section A.4.2.2 of Exhibit A, Terms and Conditions, shall apply.)

§ 6.2 The method of binding dispute resolution shall be the following:
(If the parties do not select a method of binding dispute resolution, then the method of binding dispute resolution shall be by litigation in a court of competent jurisdiction.)

;/     Litigation in a court of competent jurisdiction where the Project is located

ARTICLE 7 MISCELLANEOUS PROVISIONS
§ 7.1 The Architect, other design professionals and consultants engaged by the Design-Builder shall be persons or entities duly licensed to practice their professions in the jurisdiction where the Project is located and are listed as follows:

(Insert name, address, license number, relationship to Design-Builder and other information)

Name and Address    License
Number

Init.

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§ 7.2 Consultants, if any, engaged directly by the Owner, their professions and responsibilities are listed below:
(Insert name, address, license number, if applicable, and responsibilities to Owner and other information.)

Name and Address    Other Information

§ 7.3 Separate contractors, if any, engaged directly by the Owner, their trades and responsibilities are listed below:
(Insert name, address, license number, if applicable, responsibilities to Owner and other iriformation.)

Name and Address	License Number Responsibilities to Owner

Other Information

(Paragraphs deleted)
§ 7.4 The Owner's Designated Representative is:
(Insert name, address and other information.)

§ 7.4.1 The Owner's Designated Representative identified above shall be authorized to act on the Owner 's behalf with respect to the Project.

§ 7.5 The Design-Builder's Designated Representative is:
(Insert name, address and other information.)

§ 7.5.1 The Design-Builder's Designated Representative identified above shall be authorized to act on the
Design-Builder's behalf with respect to the Project.

Init.

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§ 7.6 Neither the Owner's nor the Design-Builder's Designated Representative shall be changed without ten days written notice to the other party. Design-Builder 's Project Executives, Project Managers and Superintendants initially assigned to the Project shall not be re-assigned to other projects of Design-Builder unless (a) replaced by qualified persons and (b) consented to in writing by Owner. The Owner's consent shall not be unreasonably withheld, conditioned or delayed.
I
I

§ 7.7 Other provisions:

(Paragraphs deleted) ij
I
§ 7.7.1 Where reference is made in this Agreement to a provision of another Design-Build Document, the reference refers to that provision as amended or supplemented by other provisions of the Design-Build Documents.

§ 7.7.2 Vendor Diversity/Minority. Provided that prices are competitive and that the quality, quantity and timeliness of the Work will not be prejudiced or compromised, Design-Builder is encouraged, but not required, to utilize where reasonably practical a reasonable number of minority owned and/or controlled companies for the Project. In the event that Design-Builder utilizes a minority owned and/or controlled company, Design-Builder shall submit to the Owner the name of the company, the scope of the work and the contract sum of the work being performed by the minority owned and/or controlled company. Design-Builder shall retain in its sole discretion the final decision on the selection and use of subcontractors and other vendors and shall remain fully responsible for their Work as called for by the Contract Documents.

§ 7.7.3 Design-Builder shall execute the Confidentiality Agreement (Exhibit "G") and return to Owner within three (3) days after execution of this Agreement. Design-Builder agrees that all newspaper, magazine, and other media articles, announcements, statements, exhibitions, advertising, marketing and other publicity issued or published by Design-Builder in connection with the Project (including trademarks, trade names, and marketing documents of Owner and its affiliated entities) shall be approved in writing by Owner before publication or use by Design-Builder. Design-Builder shall require all of its consultants, contractors, subcontractors, suppliers, materialmen, fabricators and manufacturers to agree to be bound by similar language contained in this Section 7.7.3 and to execute a Confidentiality Agreement in the form attached as Exhibit "G" to this Part 2 Agreement.

§ 7.7.4 The Owner and its subsidiaries take great pride in its reputation as a leader in motorsports entertainment and for its high standards of integrity, fairness and ethical business conduct. The Owner expects all directors, officers and employees, as well as all contractors, vendors and suppliers with whom it does business to:

•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

•	Refrain from making false or misleading statements, including communications to Owner's internal or independent auditors.

•	Adhere to the spirit as well as the letter of all laws, rules, and regulations of federal, state, and local governments and other private and public regulatory agencies, applicable to the Owner.

•
Respect the confidentiality of information acquired in the course of employment or while doing business with the Owner, except when authorized or otherwise legally obligated to disclose such information.

•    Use the Owner's assets and resources employed or entrusted in a responsible manner.

The Design-Builder warrants that it will comply with the Owner's high standard of ethics and shall immediately notify the Owner and cooperate with any investigation involving unethical behavior. The Design -Builder shall post the Owner's Ethics Information Hotline Information alongside all other required legal notices at the Project location.

§ 7.7.5 The Design-Builder's use oflocal (in state) Consultants and Subconsultants is encouraged by Owner and has influenced the Owner's selection process of Design-Builder.

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§ 7.7.6	Design-Builder shall provide in its contracts with Consultants and Subconsultants that the Owner is an intended third party beneficiary of each such contract and subcontract.

§ 1.7.1 SALES TAX CERTIFICATES Prior to commencement of the Work, Design-Builder shall provide to Owner a current and up to date Sales Tax Certificate required by state or local laws in the jurisdiction where the Project is located allowing the Design-Builder to collect sales taxes on taxable sales and to issue and accept sales tax exemptions on exempt sales. For purposes ofthis provision, Sales Tax Certificate means such certificate, certificate of authority, permit, license or certificate of registration required by the state and local jurisdictions in which the project is located. Current Sales Tax Certificates shall be provided throughout the Project if the initial Sales Tax Certificate has expired.

ARTICLE 8    ENUMERATION OF THE DESIGN·BUILD DOCUMENTS
§ 8.1 The Design-Build Documents, except . for Modifications issued after execution of this Agreement, are enumerated as follows: See Section 8.1.10

§ 8.1.1 The Agreement is this executed edition of the Standard Form of Agreement Between Owner and
Design-Builder, AlA Document Al41-2014, Part 2 Agreement, as modified by Owner and Design-Builder.

Title    Date

§ 8.1.4 The Design-Builder's Proposal, dated , consists of the following:
(Either list applicable documents below or refer to an exhibit attached to this Agreement.)

§ 8.1.6 The Addenda, if any, are as follows:
(Either list applicable documents below or refer to an exhibit attached to this Agreement.)

Number

§ 8.1.7 (Intentionally omitted)

Inil

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§ 8.1.8 (Intentionally omitted)

§ 8.1.9 (Intentionally omitted)

§ 8.1.10 The attached documents which are incorporated by reference forming part of the Design-Build Documents for this Part 2 Agreement are as follows:

Exhibit A -     Terms and Conditions and "A-I" General Conditions/General Requirements/Cost of Work
Matrix

Exhibit B -	Design-Builder's Schedule and Substantial Completion Dates For Each Type Of Improvement (Including Schedule Of Milestone Dates (11/11/16) "B-1 ", Preliminary Partial Schedule (10/27/16) "B-2")
Exhibit C -     Insurance and Bonds
Exhibit D - Form for Application for Payment
Exhibit E -     Forms for Waivers and Affidavits of Outstanding Accounts
Exhibit F -     Contract Completion Checklist
Exhibit G -     Confidentiality Agreement
Exhibit H - Form for Payment and Performance Bond
Exhibit I - Form for Requirements of Engineer's or Architect's Professional Liability Insurance
Exhibit J - Not Applicable-There is no Novation Agreement
Exhibit K - Cost of the Work, Other Agreements, Accounting Records and Relationship of the Parties
Exhibit L - Assumptions Dated November 3, 2016 and "L-1"- "Event Schedule"
Exhibit M     Not Applicable-There is no Plan Identifying Locations Concerning Liquidated Damages
Exhibit N     Construction Site Logistics
Addendum #1- Scope Of Work -List Of Contract Drawings And Specifications; GMP Cost Summary
And Detail
#1-A- Final Documents and Drawings Log
#1-B- Criteria Drawings Redlines
#1-C - Criteria Narrative Redlines
#1-D- Room Finish Schedule
#1-E- GMP Cost Summary and Detail
#1-F- Owner/Contractor Cost of Work Matrix

This Part 2 Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Design-Builder and one to the Owner.

PHOENIX SPEEDWAY CORP.     OKLAND CONSTRUCTION COMPANY, INC.

DESIGN-BUILDER (Signature)

ll:l-Jl !

l. l. l'Lail1f ifl

- .... ,,,

(Printed name and title)

(Printed name and title

Init

(Fable deleted)(Paragraphs deleted)
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CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS
· AlA Document A141'"- 2014 Exhibit A

TERMS AND CONDITIONS

for the following PROJECT:
(Name and location or address)

Phoenix Tomorrow Project
at Phoenix International Raceway
Avondale, Arizona

THE OWNER:
(Name and location)

PHOENIX SPEEDWAY CORP.
125 South Avondale Boulevard, Suite 200
AV<Jndale, Arizona 85323

THE DESIGN-BUILDER:
(Name and location)

OKLAND CONSTRUCTION COMPANY, INC.
1700 N. McClintock Drive
Tempe, Arizona 85281

Throughout this Exhibit "A" (Terms and Conditions), the terms "Design-Build Contract", "Part 2 Agreement", "the Agreement" and "this Agreement" are used interchangeably.

(date:     _../

PART 2 AGREEMENT- EXHIBIT "A"

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AlA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AlA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

Consultation with an attorney is also encouraged with respect to professional licensing requirements in the jurisdiction where the Project is located.

AlA Document A141 TM - 2014 Exhibit A. Copyright© 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA®

TABLE OF ARTICLES

A.1    GENERAL PROVISIONS A.2    OWNER
A.3    DESIGN-BUILDER

A.4    DISPUTE RESOLUTION A.5    AWARD OF CONTRACTS
A.6    CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS A.7    CHANGES IN THE WORK
A.8    TIME

A.9    PAYMENTS AND COMPLETION

A.10    PROTECTION OF PERSONS AND PROPERTY A.11     INSURANCE AND BONDS
A.12    UNCOVERING AND CORRECTION OF WORK A.13    MISCELLANEOUS PROVISIONS
A.14    TERMINATION OR SUSPENSION OF THE DESIGN-BUILD CONTRACT

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ARTICLE A.1 GENERAL PROVISIONS
§ A.1.1
(Paragraphs deleted)
BASIC DEFINITIONS
§ A.1.1.1 THE DESIGN-BUILD DOCUMENTS
The Design-Build Documents are identified in Section 1.1 of the Agreement.

§ A.1.1.2 PROJECT CRITERIA
The Project Criteria are identified in Section 8.1.3 of the Agreement and may describe the character, scope, relationships, forms, size and appearance of the Project, materials and systems and, in general, their quality levels, performance standards, requirements or criteria, and major equipment layouts. In the event of a conflict in the 100% Construction Documents as defined in Section A.l.l.9 below and the Project Criteria, the 100% Construction Documents approved in writing by the Owner shall control.

§ A.1.1.3 ARCHITECT
The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and having a direct contract with the Design-Builder to perform design services for all or a portion of the Work, and is referred to throughout the Design-Build Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

§ A.1.1.4 CONTRACTOR
A Contractor is a person or entity, other than the Architect, that has a direct contract with the Design-Builder to perform all or a portion of the construction required in connection with the Work. The term "Contractor" is referred to throughout the Design-Build Documents as if singular in number and means a Contractor or an authorized representative of the Contractor. The term "Contractor" does not include a separate contractor, as defined in Section A.6.1.2, or subcontractors of a separate contractor.

§ A.1.1.5 SUBCONTRACTOR
A Subcontractor is a person or entity who has a direct contract with a Contractor to perform a portion of the construction required in connection with the Work at the site. The term "Subcontractor" is referred to throughout the Design-Build Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor.

§ A.1.1.6 THE WORK
The term "Work" means the design, construction and services required by the Design-Build Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Design-Builder to fulfill the Design-Builder's obligations. The Work may constitute the whole or a part of the Project.

§ A.1.1.7 THE PROJECT
The Project is the total design and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and which may include design and construction by the Owner or by separate contractors.

§ A.1.1.8 NEUTRAL
(Intentionally Omitted).

§ A.l.l.9 CONSTRUCTION DOCUMENTS. The term "100% Construction Documents" means the drawings and specifications illustrating and describing in detail the quality, levels of materials and systems and other requirements for the construction of the Work (a) required to be prepared by the Design-Builder pursuant to this Agreement, (b) signed and sealed by Design-Builder 's Architect, (c) submitted to the local jurisdiction, and (d) upon which the building permit for the Project is obtained.

§ A.1.2 COMPLIANCE WITH APPLICABLE LAWS
§ A.1.2.1 If the Design-Builder believes that implementation of any instruction received from the Owner would cause a violation of any applicable law, statute, ordinance, building code, rule or regulation, the Design-Builder shall notify the Owner in writing. Neither the Design-Builder nor any Contractor or Architect shall be obligated to perform any act which they believe will violate any applicable law, ordinance, rule or regulation.

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§ A.1.2.2 The
(Paragraphs deleted)
Design-Builder shall be entitled to rely on the completeness and accuracy of the information contained in the Project
Criteria (unless Design-Builder knew or should have known that the information was inaccurate), but not that such information complies with applicable laws, regulations and codes, which shall be the obligation of the Design-Builder to determine. In the event that a specific requirement of the Project Criteria conflicts with applicable laws, regulations and codes, the Design-Builder shall furnish Work which complies with such laws, regulations and codes. In such case, the Owner shall issue a Change Order to the Design-Builder unless the Design-Builder recognized such non-compliance prior to execution of this Agreement and failed to notify the Owner.

§ A.1.2.3
(Paragraphs deleted)
The Design-Builder shall review laws, codes, and regulations applicable to the Design-Builder's Work and to the
Project. The Design-Builder's design and Construction Documents shall comply with all applicable laws, codes and regulations in effect at the time the documents are prepared, including the Occupational Safety and Health
Administration Act of 1970 (OSHA). Specifically and without limitation to any other obligations set forth in this Agreement, the Design-Builder acknowledges that Title III of the Americans with Disabilities Act of 2010 and the applicable state codes and statutes and the regulations promulgated by the Attorney General to implement the Act (collectively "the ADA") is a legal requirement applicable to the Project. The Design-Builder agrees that it, and not the Owner, bears responsibility for compliance with the ADA, and that the Owner's approval of design and Construction Documents does not constitute an opinion or representation by the Owner that the documents comply with the ADA. The Owner understands that the design standards under the ADA and analogous state and local statutes are still evolving. Further, the Owner acknowledges that the requirements of the ADA will be subject to various and possibly contradictory interpretations. The Design-Builder, therefore, will use its reasonable professional efforts, expertise and judgment to interpret applicable ADA requirements as they apply to design of the Project and shall inform the Owner of possibly contradictory interpretations of which the Design-Builder is aware. The Design-Builder does not warrant or guarantee that the Owner's project will comply with all interpretations of the ADA requirements and/or requirements of other federal, state and local laws, rules, codes, ordinances and regulations, including the Occupational Safety and Health Administration Act of 1970 (OSHA), as they apply to the Project. To the extent that the damages, costs or fees are caused by the Design-Builder's negligent acts, errors or omissions, the Design-Builder will defend, indemnify and hold the Owner harmless for damages, costs and fees incurred as the result of the Design-Builder's negligent act, error or omission in failing to comply with the ADA or any other laws, codes or regulations, except that the Design-Builder shall not be responsible if any aspect of the design does not conform to the ADA if the claim for the non-conformance arises by virtue of new interpretations by the Attorney General, Department of Justice, U.S. Equal Employment Opportunity Commission, applicable state codes and statutes or a court of law made after the preparation of 100% Construction Documents. Design-Builder's 100% Construction Documents shall indicate that the 100% Construction Documents comply with all ADA requirements at time of execution of this Agreement based on Design-Builder's professional opinion after utilizing Design-Builder's reasonable professional efforts.
(Fable deleted) (Paragraph deleted)
§ A.1.2.4 The Design-Builder shall maintain the confidentiality of information specifically designated as confidential by the Owner, unless withholding such information would violate the law, create the risk of significant harm to the public or prevent the Design-Builder from establishing a claim or defense in an adjudicatory proceeding. The Design-Builder shall require oft1J.e Design-Builder's Contractors, Subcontractors and consultants similar agreements to maintain the confidentiality of information required by Exhibit "G". Design-Builder agrees to the provisions contained in the Confidentiality Agreement attached as Exhibit "G" and shall obtain executed Confidentiality Agreements from Design-Builder's Contractors, Subcontractors and consultants in the form attached as Exhibit "G".

§ A.1.2.5 Except with the Owner's knowledge and consent, the Design-Builder shall not engage in any activity, or accept any employment, interest or contribution that would reasonably appear to compromise the Design-Builder's professional judgment with respect to this Project.

Init.

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§ A.1.3 CAPITALIZATION
§ A.1.3.1 Terms capitaUzed in these Tenns and Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to sections in the document, or (3) the titles of other documents published by the American Institute of Architects.

(Paragraphs deleted)
§ A.1.4 INTERPRETATION
§ A.1.4.1 In the interest of brevity, the Design-Build Documents frequently omit modifying words such as "all" and
"any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ A.1.4.2
(Paragraphs deleted)
Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design -Build Documents in accordance with such recognized meanings.

(Paragraphs deleted)
§ A.1.5 EXECUTION OF THE DESIGN-BUILD DOCUMENTS
§ A.1.5.1 The Design-Build Documents shall be signed by the Owner and Design-Builder.

§ A.1.5.2 Execution of the Design-Build Contract by the Design-Builder is a representation that the Design-Builder has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Design-Build Documents.

§ A.1.6 OWNERSHIP AND USE OF DOCUMENTS AND ELECTRONIC DATA
§ A,1.6.1 Design-Builder shall provide to the Owner two (2) copies of all electronic drawing files of all as-built drawings in a format compatible with the AutoCAD release version designated by Owner. This shall include an organized, rational file/drawing naming system that refers directly to the actual hard copy drawings. For example, drawings shall be named A-l.dwg, A-2.dwg, M-l.dwg, M-2.dwg etc. Each drawing file shall be processed through AutoCad's XREF Manager utilizing the "bind process" prior to submittal to the Owner to combine the files and eliminate the need for attached files. Text documents such as specification books shall be presented in Microsoft Word or pdf format. Such electronic files shall be delivered to the Owner within ten (10) days after requested by the Owner or, if not specifically requested, prior to final payment from Owner.

§ A.1.6.2 All records, documents, drawings, notes, tracings, plans, computer aided design (CAD) files, specifications, maps, models, presentations, evaluations, reports and other technical data and schematics, including those in electronic or other form, prepared or developed by or for Design-Builder, or otherwise provided to Owner, pursuant to this Agreement shall be "Instruments of Service." All lnstruments of Service, and all copies of Instruments of Service, shall be works made for hire or, to the extent they are not works made for hire, shall be deemed to be works made for hire, such that Owner shall own all rights title and interest in and to all Instruments of Service, including copyrights, performance rights and moral rights. Upon fixation of any such Instruments of Service, all rights, including any copyrights, performance rights, and moral rights in or to the Instruments of Service that Design-Builder or its subconsultants possess or may possess, now or in the future, shall be deemed assigned to Owner, whether a written assignment is executed or not. Neither Design-Builder nor its subconsultants shall claim rights adverse to Owner with respect to any such Instruments of Service and Design-Builder hereby agrees and represents that neither Design-Builder, nor its subconsultants shall copy, reproduce or perform any Instruments of Service for itself or any person other than Owner, but Design-Builder may retain electronic files and a reproducible copy of the Instruments of Service for its records. Design-Builder shall obtain written assignments from its subconsultants to Owner of any and all common law, statutory and other reserved rights, including copyrights and performance rights, in and to all Instruments of Service created in connection with the Project in which the subconsultants have or may have such rights. Design-Builder hereby represents that all Instruments of Service, architectural works, or other works developed, authored, or provided to Owner pursuant to this Agreement shall be original in the Design-Builder or the Design-Builder's subconsultants, or in the public domain, or shall be developed, authored, or provided to Owner pursuant to a valid, enforceable and appropriate assignment or license and shall not infringe any copyright, trademark, patent or other intellectual property right of any third party. To the extent any services rendered by or for Design-Builder pursuant to this Agreement result in Owner receiving any license or sublicense to any intellectual property, implied or otherwise, Design-Builder covenants and agrees that Design-Builder has the right to grant such

Init.

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license or sublicense and that such license or sublicense shall be an irrevocable, perpetual, fully-paid-up, royalty-free, worldwide license to reproduce, create derivatives o( perform, distribute, and otherwise use such intellectual property without restriction of any kind, including use by any replacement architects, contractors or engineers retained by Owner to complete the design or construction of the Project. Any such license or sublicense shall continue even in the event this Agreement is terminated for any reason. To the fullest extent permitted by law, Design-Builder shall indemnify, defend, protect and hold harmless Owner, the Additional Insureds as defined in Section A.l1.2.1 and their respective officers, directors, members, agents, consultants or employees of any of them, from and against all costs, damages, losses and expenses, including but not limited to attorneys' fees and paralegals' fees, arising out of, or resulting from, any cl aim by any third party asserting that any license or sublicense granted by Design-Builder or any Instruments of Service developed or authored by Design-Builder or Design-Builder's subconsultants, or provided to Owner by Design-Builder, pursuant to this Agreement infringes any intellectual property right, including without limitation copyright, of any person. Notwithstanding the foregoing, Design-Builder and its subconsultants and subcontractors may retain co-ownership rights with Owner in any standard details or design documents not specifically prepared for this Project. The Owner shall release and indemnify the Design-Builder, its officers, shareholders, employees, agents, successors, assigns, its design consultants, and other persons retained by the Design-Builder to provide services on the Project from all losses, claims, demands, liabilities, injuries, damages and expenses (including, without limitation, consequential, indirect, special or punitive damages, economic loss claims and reasonable attorneys' fees and other defense costs and expenses) that Design-Builder incurs by reason of injury or damage sustained to any person or property arising out of the Owner's use of the Instruments of Service for design or construction beyond the scope of this Agreement for this Project, including, but not limited to, any of the Owner's other projects without Design-Builder's involvement. The parties agree that the transfer of ownerslllp of the Instruments of Service by the Design-Builder to the Owner represents good and adequate consideration to the Owner for tills indemnification. Prior to any use or distribution to third parties of the Instruments of Service, the Owner shall remove or otherwise conceal the Design-Builder's name, seal, stamp and/or other identifying information of indicia of authorship.

§ A.1.6.3 The Design-Builder's submission or distribution of documents for the purpose of performing Project requirements or for compliance with governmental requirements or similar purposes in connection with the Project is not prohibited by tills Paragraph A.l.6.

ARTICLE A.2 OWNER (Paragraphs deleted) (Table deleted)
§ A.2.1 GENERAL
§ A.2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the
Design-Build Documents as if singular in number. The tern1 "Owner" means the Owner or the Owner's authorized representative. The Owner shall designate in writing a representative who shall have express authority to bind the
Owner with respect to all Project matters requiring the Owner's approval or authorization. The Owner shall render decisions in a timely manner and in accordance with the Design-Builder's schedule submitted to the Owner.

§ A.2.1.2 The Owner shall furnish to the Design-Builder within 15 days after receipt of a written request information necessary and relevant for the Design-Builder to evaluate, give notice of or enforce construction lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

§ A.2.2
(Paragraphs deleted)
INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ A.2.2.1 Information or services required of the Owner by the Design-Build Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Design-Builder's performance of the Work under the Owner's control shall be furnished by the Owner after receipt from the Design-Builder of a written request for such information or services.

§ A.2.2.2 The Owner shall provide, to the extent available, existing surveys, if not required by the Design-Build Documents to be provided by the Design-Builder, describing physical characteristics, legal limitations, and utility locations for the site of this Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements, and adjoining property and structures; adjacent

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AlA Document A141 TM - 2014 Exhibit A. Copyright© 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA®
Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA® Document, or any    6
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drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restriction, boundaries, and contours of the site; locations, dimensions, and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the infonnation on the survey shall be referenced to a Project benchmark. Design-Builder shall be responsible for obtaining updated or additional surveys at Design-Builder's expense if in the opinion of Design-Builder updated or additional surveys are needed or desirable.

§ A.2.2.3 The Owner shall provide, to the extent available to the Owner and if not required by the Design-Build Documents to be provided by the Design-Builder, the results and reports of prior tests, inspections or investigations conducted for the Project involving structural or mechanical systems, chemical, air and water pollution, hazardous materials or environmental and subsurface conditions and information regarding the presence of pollutants at the Project site. Design-Builder shall be responsible for obtaining updated or additional results and reports at Design-Builder's expense if in the opinion of Design-Builder updated or additional results and reports are needed or desirable.

§ A.2.2.4 The Owner may obtain independent review of the Design-Builder 's design, construction and other documents by a separate architect, engineer, and contractor or cost estimator under contract to or employed by the Owner. Such independent review shall be undertaken at the Owner's expense in a timely manner and shall not delay the orderly progress of the Work.

§ A.2.2.5 The Owner shall cooperate with the Design-Builder in securing building and other permits, licenses and inspections. The Owner shall not be required to pay the fees for such permits, licenses and inspections unless the cost of such fees is excluded from the responsibility of the Design-Builder under the Design-Build Documents.

§ A.2.2.6 Except as to concealed conditions not reasonably ascertainable by the Design-Builder, the surveys and reports required to be provided by the Owner under Sections A.2.2 and A.2.2.3, as well as those referenced in Section A.4.1.4, are furnished by the Owner for Design-Builder's information only and Owner does not warrant or guarantee the completeness or accuracy of any such surveys or reports in any way.

§ A.2.2.7 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or non-conformity with the Design-Build Documents, the Owner shall give prompt written notice thereof to the Design-Builder.

§ A.2.2.8 The Owner shall, at the request of the Design-Builder, prior to execution of the Design-Build Contract and promptly upon request thereafter, furnish to the Design-Builder reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Design-Build Documents.

§ A.2.2.9 The Owner shall communicate through the Design-Builder with persons or entities employed or retained by the Design-Builder, unless otherwise directed by the Design-Builder.

§ A.2.2.10 The Design-Builder shall furnish at Design-Builder 's expense the services of geotechnical engineers or other consultants, to be paid by the Design-Builder, for subsoil, air and water conditions when such services are deemed reasonably necessary by the Design-Builder to properly carry out the design services provided by the Design-Builder and the Design-Builder's Architect. Such services may include, but are not limited to, test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations.

§ A.2.2.11 The Owner shall promptly obtain easements, zoning variances, and legal authorizations regarding site utilization where essential to the execution of the Owner 's program.

§ A.2.3 OWNER REVIEW AND INSPECTION
§ A.2.3.1 The Owner shall review and approve or take other appropriate action upon the Design-Builder's submittals, including but not limited to design and construction documents, required by the Design-Build Documents, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the
Design-Build Documents. The Owner's action shall be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Design-Builder or separate contractors. Review of such submittals is not conducted

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for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Design-Builder as required by the Design-Build Documents.

§ A.2.3.2 Upon review of the design documents, construction documents, or other submittals required by the
Design-Build Documents, the Owner shall take one of the following actions:

.1	Determine that the documents or submittals are in conformance with the Design-Build Documents and approve them.
.2 Determine that the documents or submittals are in conformance with the Design-Build Documents but request changes in the documents or submittals which shall be implemented by a Change in the Work.

.3	Determine that the documents or submittals are not in conformity with the Design-Build Documents and reject them.
.4     Determine that the documents or submittals are not in conformity with the Design-Build Documents, but accept them by implementing a Change in the Work.
.5 Determine that the documents or submittals are not in conformity with the Design-Build Documents, but accept them and request changes in the documents or submittals which shall be implemented by a Change in the Work.

§ A.2.3.3 The Design-Builder shall submit to the Owner for the Owner's approval, pursuant to Section A.2.3.1 , any proposed change or deviation to previously approved documents or submittals. The Owner shall review each proposed change or deviation to previously approved documents or submittals which the Design-Builder submits to the Owner for the Owner 's approval with reasonable promptness in accordance with Section A.2.3.1 and shall make one of the determinations described in Section A.2.3.2.

§ A.2.3.4 Notwithstanding the Owner 's responsibility under Section A.2.3.2, the Owner 's review and approval of the Design-Builder's documents or submittals shall not relieve the Design-Builder of responsibility for compliance with the Design-Build Documents unless a) the Design-Builder has notified the Owner in writing of the deviation prior to approval by the Owner or, b) the Owner bas approved a Change in the Work reflecting any deviations from the requirements of the Design-Build Documents.

§ A.2.3.5 The Owner may visit the site to keep informed about the progress and quality of the portion of the Work completed. However, the Owner shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. Visits by the Owner shall not be construed to create an obligation on the part of the Owner to make on-site inspections to check the quantity or quality of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Design-Builder's rights and responsibilities under the Design-Build Documents, except as provided in Section A.3.3.7.

§ A.2.3.6 The Owner shall not be responsible for the Design-Builder's failure to perform the Work in accordance with the requirements of the Design-Build Documents. The Owner shall not have control over or charge of and will not be responsible for acts or omissions of the Design-Builder, Architect, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder.

§ A.2.3.7 The Owner may reject Work that does not conform to the Design-Build Documents. Whenever the Owner considers it necessary or advisable, the Owner shall have authority to require inspection or testing of the Work in accordance with Section A.l3.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ A.2.3.8 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner desires.

§ A.2.3.9 The Owner may conduct inspections to confirm or determine the date or dates of Substantial Completion and the date of final completion are being met by Design-Builder.

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§ A.2.4 OWNER'S RIGHT TO STOP WORK
§ A.2.4.1 If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section A.l2.2 or persistently fails to carry out Work in accordance with the Design-Build Documents, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof: until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Design-Builder or any other person or entity, except to the extent required by Section A.6.1.3.

§ A.2.5 OWNER'S RIGHT TO CARRY OUT THE WORK
§ A.2.5.1 If the Design-Builder defaults or neglects to carry out the Work in accordance with the Design-Build Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Design-Builder a second written notice to correct such deficiencies within a three-day period. If the Design-Builder within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case, an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design-Builder the reasonable cost of correcting such deficiencies. If payments due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall pay the difference to the Owner.

ARTICLE A.3 DESIGN-BUILDER
§ A.3.1 GENERAL
§ A.3.1.1 The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The Design -Builder may be an architect or other design professional, a construction contractor, a real estate developer or any other person or entity legally permitted to do business as a design-builder in the location where the Project is located. The term "Design-Builder" means the Design-Builder or the Design-Builder's authorized representative. The Design-Builder's representative is authorized to act on the Design-Builder's behalf with respect to the Project.
(Table deleted)
§ A.3.1.2 The
(Paragraphs deleted)
Design-Builder shall perform the Work in accordance with the Design-Build Documents.
(Table deleted)
§ A.3.2 DESIGN SERVICES AND RESPONSIBILITIES
§ A.3.2.1 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through the performance of qualified persons or entities duly licensed to practice their professions. The Owner understands and agrees that the services performed by the Design-Builder's Architect and the Design-Builder's other design professionals and consultants are undertaken and performed in the sole interest of and for the exclusive benefit of the Design-Builder.

§ A.3.2.2 The agreements between the Design-Builder and Architect or other design professionals identified in the Agreement and in any subsequent Modifications, shall be in writing. These agreements, including services and financial arrangements with respect to this Project, shall be promptly and fully disclosed to the Owner upon the Owner's written request.

§ A.3.2.3 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder's employees, Architect, Contractors, Subcontractors and their agents and employees, and other persons or entities, including the Architect and other design professionals, performing any portion of the Design-Builder's obligations under the Design-Build Documents.

§ A.3.2.4 The Design-Builder shall carefully study and compare the Design-Build Documents, materials and other information provided by the Owner pursuant to Section A.2.2, shall take field measurements of any existing conditions related to the Work, shall observe any conditions at the site affecting the Work, and report promptly to the Owner any errors, inconsistencies or omissions discovered.

§ A.3.2.5 The Design-Builder shall provide to the Owner for Owner's written approval design documents sufficient to establish the size, quality and character of the Project; its architectural, structural, mechanical and electrical systems; and the materials and such other elements of the Project to the extent required by the Design-Build Documents.

Init.

AlA Document A141TM- 2014 Exhibit A. Copyright© 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA"'
Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AJA"' Document, or any    9
portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:18:39 on 11/08/2016 under Order No.4925350316_1 which expires on 06/24/2017, and is not for resale.
User Notes:     {1481469557)

----    - --- -

Deviations, if any, from the Design-Build Documents shall be disclosed to and approved by the Owner in writing which approval shall not be unreasonably withheld, conditioned or delayed.

§ A.3.2.6 Upon the Owner's written approval of the design documents submitted by the Design-Builder, the Design-Builder shall provide construction documents for review and written approval by the Owner. The construction documents shall set forth in detail the requirements for construction of the Project. The construction documents shall include drawings and specifications that establish the quality levels of materials and systems required. Deviations, if any, from the Design-Build Documents shall be disclosed in writing. Construction documents may include drawings, specifications, and other documents and electronic data setting forth in detail the requirements for construction of the Work, and shall:
.1    be consistent with the approved design documents;
.2    provide information for the use of those in the building trades; and
.3     include documents customarily required for regulatory agency approvals.

§ A.3.2.6.1 (Intentionally omitted.)
§ A.3.2.7 The Design-Builder shall meet with the Owner periodically to review progress of the design and construction documents.

§ A.3.2.8 Upon the Owner's written approval of construction documents, the Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

§ A.3.2.9 The Design-Builder shall obtain from each of the Design-Builder's professionals and furnish to the Owner certifications with respect to the documents and services provided by such professionals (a) that, to the best of their knowledge, information and belief, the documents or services to which such certifications relate (i) are consistent with the Project Criteria set forth in the Design-Build Documents, except to the extent specifically identified in such certificate, (ii) comply with applicable professional practice standards, and (iii) comply with applicable laws, ordinances, codes, rules and regulations governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in such certifications.

§ A.3.2.10 If the Owner requests the Design-Builder, the Architect or the Design-Builder's other design professionals to execute certificates other than those required by Section A.3.2.9, the proposed language of such certificates shall be submitted to the Design-Builder, or the Architect and such design professionals through the Design-Builder, for review and negotiation at least 14 days prior to the requested dates of execution. Neither the Design-Builder, the Architect nor such other design professionals shall be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of their respective agreements with the Owner or Design-Builder.

§ A.3.2.11 The Design-Builder shall provide coordination of construction performed by the Owner 's own forces or separate contractors employed by the Owner, and coordination of services required in connection with constmction performed and equipment supplied by the Owner.

§ A.3.3 CONSTRUCTION
§ A.3.3.1 The Design-Builder shall perform no construction Work prior to the Owner's review and approval of the construction documents. The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require the Owner's review of submittals, such as Shop Drawings, Product Data and Samples, until the Owner has approved each submittal.

§ A.3.3.2 The construction Work shall be in accordance with approved submittals, except that the Design-Builder shall not be relieved of responsibility for deviations from requirements of the Design-Build Documents by the Owner 's approval of design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or other submittals unless the Design-Builder bas specifically informed the Owner in writing of such deviation at the time of submittal and (1) the Owner has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or other submittals by the Owner's approval thereof.

Init.

AlA Document A141m - 2014 Exhibit A. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA"'
Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA"' Document, or any    10
portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by A lA software at 11:18:39 on 11/08/2016 under Order No.4925350316_1 which expires on 06/24/2017, and is not for resale.
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§ A.3.3.3 The Design-Builder shall direct specific attention, in wTiting or on resubmitted design and construction documents or other submittals such as Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Owner on previous submittals. In the absence of such written notice, the Owner's approval of a resubmission shall not apply to such revisions.

§ A.3.3.4 When the Design-Build Documents require that a Contractor provide professional design services or certifications related to systems, materials or equipment, or when the Design-Builder in its discretion provides such design services or certifications through a Contractor, the Design-Builder shall cause professional design services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professionals, if prepared by others, shall bear such design professional's written approval. The Owner shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

§ A.3.3.5 The Design-Builder shall be solely responsible for and have control over all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Design-Build Documents.

§ A.3.3.6 The Design-Builder shall keep the Owner informed of the progress and quality of the Work.

§ A.3.3.7 The Design-Builder shall be responsible for the supervision and direction of the Work, using the Design-Builder's best skill and attention. If the Design-Build Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Design-Builder shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Design-Builder determines that such means, methods, techniques, sequences or procedures may not be safe, the Design-Builder shall give timely written notice to the Owner and shall not proceed with that portion of the Work without further written instructions from the Owner. If the Design-Builder is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Design-Builder, the Owner shall be solely responsible for any resulting loss or damage.

§ A.3.3.8 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ A.3.4 LABOR AND MATERIALS
§ A.3.4.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ A.3.4.2 When a material is specified in the Design-Build Documents, the Design-Builder may make substitutions only with the consent ofthe Owner and, if appropriate, in accordance with a Change Order.

§ A.3.4.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder's employees and other persons carrying out the Design-Build Contract. The Design-Builder shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

§ A.3.5 WARRANTY
§ A.3.5.1 The Design-Builder warrants to the Owner for a period of one year (and as to latent defects for a longer period if permitted by Arizona law) after Substantial Completion of the entire Work that materials and equipment furnished under the Design-Build Documents will be of good quality and new unless otherwise required or permitted by the Design-Build Documents, that the Work will be free from defects not inherent in the quality required or permitted by law or otherwise, and that the Work will conform to the requirements of the Design-Build Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Design-Builder's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Design-Builder, improper or insufficient maintenance, improper operation, or

Init.

AlA Document A141 TM - 2014 Exhibit A. Copyright© 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA®
Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA® Document, or any    11
portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:18:39 on 11/08/2016 under Order No.4925350316_1 which expires on 06/24/2017, and is not for resale.
User Notes:     {1481469557)

normal wear and tear and normal usage. If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment. This one year limitation of the warranty period shall not apply to latent defects which Owner discovers after the one year warranty period. The Owner expressly retains its right under this agreement and under Arizona law to pursue claims for breach of warranty as to latent defects and breach of contract as to defective Work and Work not conforming with the Design-Build Documents. Likewise, the one year limitation on the warranty period shall not apply to express warranties provided by Design-Builder's contractors, subcontractors, suppliers, manufacturers, fabricators and materialmen where such express warranties are longer than 1 year.

§ A.3.6 TAXES
§ A.3.6.1 The Design-Builder shall pay all sales, consumer, use and similar taxes for the Work in accordance with the laws of the state and other taxing authorities in the jurisdiction where the Project is located which had been legally enacted on the date of the Agreement, whether or not yet effective or merely scheduled to go into effect.

§ A.3.7 PERMITS, FEES AND NOTICES
§ A.3.7.1 The Design-Builder shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are customarily secured after execution of the Design-Build Contract and which were legally required on the date the Owner accepted the
Design-Builder's proposal.

§ A.3.7.2 The Design-Builder shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

§ A.3.7.3 It is the Design-Builder's responsibility to ascertain that the Work is in accordance with applicable laws, ordinances, codes, rules and regulations.

§ A.3.7.4 If the Design-Builder performs Work contrary to applicable laws, ordinances, codes, rules and regulations, the Design-Builder shall assume responsibility for such Work and shall bear the costs attributable to correction.

§ A.3.8 ALLOWANCES
§ A.3.8.1 The Design-Builder shall include in the Contract Sum all allowances listed and described in Exhibit "L" of the Design-Build Documents, if any.

§ A.3.8.2 Unless otherwise provided in Exhibit "L" (or unless inconsistent with Exhibit "L:" in which case Exhibit "L'' is controlling) of the Design-Build Documents:

.1	allowances shall cover the cost to the Design-Builder of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2
Design-Builder's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

.3     whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (I) the difference between actual costs and the allowances under Section A.3.8.2. I and (2) changes in Design-Builder's costs under Section A.3.8.2.2.
§ A.3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

§ A.3.9 DESIGN-BUILDER'S SCHEDULES
§ A.3.9.1 The Design-Builder 's Schedule for the Work is attached as Exhibit "B". The "Project Schedule" described in Exhibit "B" shall be delivered to the Owner within 90 days from receipt by Design-Builder of Owner's Notice to Proceed. The Project Schedule shall not exceed time limits and shall be in such detail as required under the Design-Build Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Design-Build Documents, shall provide for expeditious and practicable execution of the Work and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project and sha ll include the Owner's Scheduled Events as defined in Exhibit "L-1".

Init.

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portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AlA software at 11:18:39 on 11/08/2016 under Order No.4925350316_1 which expires on 06/24/2017, and is not for resale.
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--

§ A.3.9.2 The Design-Builder shall prepare and keep current a schedule of submittals required by the Design-Build
Documents.

§ A.3.9.3 TI1e Design-Builder shall perform the Work in general accordance with the Owner approved Project Schedul e submitted to and approved in writing by the Owner, which approval shall not be unreasonably withheld, conditioned or delayed.

§ A.3.10 DOCUMENTS AND SAMPLES AT THE SITE
(Paragraphs deleted)
§ A.3.10.1 The Design-Builder shall maintain at the site for the Owner one record copy of the drawings, specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be delivered to the Owner upon completion of the Work.

§ A.3.11 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ A.3.11.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Design-Builder or a Contractor, Subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ A.3.11.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Design-Builder to illustrate materials or equipment for some portion of the Work.

§ A.3.11.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

§ A.3.11.4 Shop Drawings, Product Data, Samples and similar submittals are not Design-Build Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Design-Build Documents the way by which the Design-Builder proposes to conform to the Design-Build Documents.

§ A.3.11.5 The Design-Builder shall review for compliance with the Design-Build Documents and approve and submit to the Owner only those Shop Drawings, Product Data, Samples and similar submittals required by the Design-Build Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.

§ A.3.11.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Design-Builder represents that the Design-Builder has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and bas checked and coordinated the information contained within such submittals with the requirements of the Work and of the Design-Build Documents.

§ A.3.12 USE OF SITE
§ A.3.12.1 The Design-Builder shall confine operations at the site to areas permitted by law, ordinances, permits and the Design-Build Documents, and shall not unreasonably encumber the site with materials or equipment.

§ A.3.13 CUTTING AND PATCHING
§ A.3.13.1 The Design-Builder shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ A.3.13.2 The Design-Builder shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction or by excavation. The Design-Builder shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be· unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder's consent to cutting or otherwise altering the Work.

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§ A.3.14 CLEANING UP
§ A.3.14.1 The Design-Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Design-Build Contract. At completion of the Work, the Design-Builder shall remove from and about the Project waste materials, rubbish, the Design-Builder's tools, construction equipment, machinery and surplus materials.

§ A.3.14.2 If the Design-Builder fails to clean up as provided in the Design-Build Documents, the Owner may do so and the cost thereof shall be charged to the Design-Bu ilder.

§ A.3.15ACCESS TO WORK
§ A.3.15.1 The Design-Builder shall provide the Owner access to the Work in preparation and progress wherever located.

§ A.3.16 ROYALTIES, PATENTS AND COPYRIGHTS
§ A.3.16.1 The Design-Builder shall pay all royalties and license fees. The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner harmless from loss on account thereof unless such claims for infringement were the result of directives from the Owner.

§ A.3.171NDEMNIFICATION
§ A.3.17.1 To the fullest extent permitted by law, the Design-Builder and its Contractors and Subcontractors shall indemnify and hold harmless the Owner and Owner's consultants, and agents and employees of any of them ("the Indemnitees") from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property other than the Work itself, but only to the extent caused by the negligent acts or omissions of the Design-Builder, Architect, a Contractor, a Subcontractor, anyone directly or indirectly empl oyed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section A.3.17. Design-Builder shall require its Contractors and Subcontractors to include in their contracts indemnification clauses in favor of the Owners with the indemnification provision above required of the Design-Builder.

§ A.3.17.2 In claims against any person or entity indemnified under this Section A.3.17 by an employee of the Design-Builder, the Architect, a Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section A.3.17.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design-Builder, the Architect or a Contractor or a Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE A.4 DISPUTE RESOLUTION
(Paragraphs deleted) (Table deleted) (Paragraphs deleted) (Table deleted)
§ A.4.1
(Paragraphs deleted)
CLAIMS AND DISPUTES

§ A.4.1.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Design-Build Contract terms, payment of money, extension of time or other relief with respect to the terms of the Design-Build Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Design-Build Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ A.4.1.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is l ater. Claims must be initiated by written notice to the other party.

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§ A.4.1.3 Continuing Performance. Pen cling final resolution of a Claim, except as otherwise agreed in writing or as provided in Section A.9.7.1 and Article A.l4, the Design-Builder shall proceed diligently with performance of the Design-Build Contract and the Owner shall continue to make payments in accordance with the Design-Build Documents.

§ A.4.1.4 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (I) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Design-Build Documents or tests or reports, including geotechnical tests and reports, furnished to Design-Builder by Owner or tests or reports, inclucling geotechnical tests and reports, or observations carried out by Design-Builder as part of the preconstruction Agreement between Design-Builder and Owner or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Design-Build Documents or tests or reports, including geotechnical tests and reports, furnished to Design-Builder by Owner or tests, reports, including geotechnical tests and reports, or observations carried out by Design-Builder as part of the preconstruction Agreement between Design-Builder and Owner, then the observing party shall give notice to the other party promptly before conditions are disturbed and in no event later than 5 days after first observance of the conditions. The Owner shall promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Design-Builder's cost of the Work, shall negotiate with the Design-Builder an equitable adjustment in the Contract Sum. If the Owner determines that the conditions at the site are not materially different from those indicated in the Design-Build Documents and that no change in the terms of the Design-Build Contract is justified, the Owner shall so notify the Design-Builder in writing, stating the reasons. Claims by the Design-Builder in opposition to such determination must be made within 5 days after the Owner has given notice of the decision. If the conditions encountered are materially different, the Contract Sum shall be equitably adjusted, but if the Owner and Design-Builder cannot agree on an adjustment in the Contract Sum, the adjustment shall proceed pursuant to Section A.7.3.6.

§ A.4.1.5 Claims for Additional Cost If the Design-Builder wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceecling to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section A.l 0.6, provided, however, Design-Builder shall provide prompt written notice as soon as practicable after the occurrence of the emergency giving rise to such Claim.

§ A.4.1.6 If the Design-Builder believes additional cost is involved for reasons inclucling but not limited to (1) an order by the Owner to stop the Work where the Design-Builder was not at fault, (2) a written order for the Work issued by the Owner, (3) failure of payment of undisputed amounts by the Owner, (4) tennination of the Design-Build Contract by the Owner, (5) Owner's suspension or (6) other reasonable grounds permitted by this Part 2 Agreement, Claim shall be filed in accordance with this Section A.4.1.

§ A.4.1.7 Claims for Additional Time
§ A.4.1.7.1 If the Design-Builder wishes to make Clain1 for an increase in the Contract Time, written notice as provided herein shall be given. The Design-Builder 's Claim shall include an estimate of the time and its effect on the progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ A.4.1.7.2 Design-Builder expressly assumes the risk of all weather delays of every kind and nature.

§ A.4.1.8 Injury or Damage to Person or Property. If either party to the Design-Build Contract suffers injury or damage to person or property because of an act or omission of the other party or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ A.4.1.9 If unit prices are stated in the Design-Build Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Design-Builder, the applicable unit prices shall be equitably adjusted.

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§ A.4.1.10 Claims for Consequential Damages. Design-Builder and Owner waive Claims against each other for the consequential damages described below arising out of or relatin g to the Design-Build Contract. This mutual waiver includes:

.1	damages incurred by the Owner for rental expen ses, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2
damages incurred by the Design-Builder for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation , and for loss of profit except anticipated profit arising directly from the Work.

This mutual waiver is applicabl e, without limitation, to all consequential damages described above due to either party's termination in accordance with Article A.l4. Nothing contained in this Section A.4.1.10 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Design-Build Documents.

§ A.4.1.11 If the enactment or revision of codes, laws or regul ations or official interpretations which govern the Project cause an increase or d ecrease of the Design-Builder 's cost of performance of the Work, the Design-Builder (if an increase) and the Owner (if a decrease) shall be entitled to an equitable adjustment in Contract Sum. If the Owner and Design-Builder cannot agree upon an adjustment in the Contract Sum, the Design-Builder or Owner shall submit a Claim pursuant to Section A.4.1.

§ A.4.2
(Paragraphs deleted)
RESOLUTION OF CLAIMS AND DISPUTES
§ A.4.2.1 In the event of a Claim against the Design -Builder, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibil ity of a Design-Builder's default, the
Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

§ A.4.2.2 If a Claim relates to or is the subject of a mechanic' s lien, the party asserting such Claim may proceed in a ccordance with applicable law to comply with the lien notice or filing deadlines prior to initial resolution of the Claim.

ARTICLE A.5 AWARD OF CONTRACTS
§ A.5.1 Unless otherwise stated in the Design -Bu ild Documents or the bidding or proposal requirements, the
Design-Builder, as soon as practicable after award of the Design-Build Contract, shall fumish in writing to the Owner the names of additional persons or entities not ori ginally included in the Design-Builder's proposal or in substitution of a person or entity (incl udin g those who are to furnish design services or materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Owner will promptly reply to the Design-Builder in writing stating whether or not the Owner has reasonable objection to any such proposed additional person or entity. Failure of the Owner to reply promptly shall constitute notice of no reasonable objection . Design-Builder reserves the right to self perform portions of the Work provided that such proposed Scope of Work is approved in writin g by Owner prior to commencement of su ch Work. Owner expressly reserves the right, in its sole discretion, to withhold approval of Scopes of self performed Work proposed by Design-Builder.

§ A.5.2 The Design-Builder shall not contract with a proposed person or entity to whom which the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Bui lder bas made reasonable objection.

§ A.5.3 If the Owner has reasonable objection to a person or entity proposed by the Design-Builder, the Design-Builder shall propose another to whom the Owner has no reasonable objection. If the proposed but rejected additional person or entity was reasonably capable of performing the Work, the Contract Sum shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Ord er shall be issued before commencement of the substitute person's or entity's Work. However, no increase in the Contract Sum shall be allowed for such change un l ess the Design-Builder bas acted promptly and responsively in submitting names as required.

§ A.5.4 The Design-Builder shall not change a person or entity previously selected if the Owner makes reasonabl e objection to such substitute.

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§ A.5.5 CONTINGENT ASSIGNMENT OF CONTRACTS
§ A.5.5.1 Each agreement for a portion of the Work is assigned by the Design-Builder to the Owner provided that:

.1	assignment is effective only after termination of the Design-Build Contract for any reason and only for those agreements which the Owner accepts by notifying the contractor in writing; and
.2    assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the
Design-Build Contract.

§ A.5.5.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Contractor's compensation shall be equitably adjusted for increases in cost resulting from the suspension.

§ A.5.6 All of Design-Builder's contracts and subcontracts shall: (1) provide that Owner will be an additional indemnified party of the contract to the same extent Design-Builder is indemnified by the other party, (2) provide that Owner will be an additional insured on all insurance policies required to be provided by the other party except for any workers' compensation and professional liability policies, and (3) require Owner to be identified as an additional obligee on all bonds provided by the other party.

ARTICLE A.6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
§ A.6.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ A.6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces and to award separate contracts in connection with other portions of the Project or other construction or operations on the site. The Design-Builder shall cooperate with the Owner and separate contractors whose work might interfere with the Design-Builder's Work. If the Design-Builder claims that delay or adclitional cost is involved because of such action by the Owner, the Design-Builder shall make such Claim as provided in Section A.4.1.

§ A.6.1.2 The term "separate contractor" shall mean any contractor retained by the Owner pursuant to Section A.6.1.1.

§ A.6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the work of the Design-Builder, who shall cooperate with them. T11e Design-Builder shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Design-Builder shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Design-Builder, separate contractors and the Owner until subsequently revised.

§ A.6.2 MUTUAL RESPONSIBILITY
§ A.6.2.1 The Design-Builder shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Design-Builder's construction and operations with theirs as required by the Design-Build Documents.

§ A.6.2.2 If part of the Design-Builder's Work depends for proper execution or results upon design, construction or operations by the Owner or a separate contractor, the Design-Builder shall, prior to proceeding with that portion of the Work, promptly report to the Owner apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Design-Builder so to report shall constitute an acknowledgement that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Design-Builder's Work, except as to defects not then reasonably discoverable.

§ A.6.2.3 The Owner shall be reimbursed by the Design-Builder for costs incuned by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Design-Builder. The Owner shall be responsible to the Design-Builder for costs incurred by the Design-Builder because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

§ A.6.2.4 The Design-Builder shall promptly remedy damage wrongfully caused by the Design-Builder to completed or partially completed construction or to property of the Owner or separate contractors.

§ A.6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described in Section A.3.13.

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§ A.6.3 OWNER'S RIGHT TO CLEAN UP
§ A.6.3.1 If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Owner shall allocate the cost among those responsible.

ARTICLE A.7 CHANGES IN THE WORK
§ A.7.1 GENERAL
§ A.7.1.1 Changes in the Work may be accomplished after execution of the Design-Build Contract, and without invalidating the Design-Build Contract, by Change Order or Construction Change Directive, subject to the limitations stated in this Article A.7 and elsewhere in the Design-Build Documents.

§ A.7.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder. A Construction
Change Directive may be issued by the Owner with or without agreement by the Design-Builder.

§ A.7.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly, unless otherwise provided in the Change Order or Construction Change Directive.

§ A.7.2 CHANGE ORDERS
§ A.7.2.1 A Change Order is a written instrument signed by the Owner and Design-Builder stating their agreement upon all of the following:
.1    a change in the Work;
.2     the amount of the adjustment, if any, in the Contract Sum; and
.3     the extent of the adjustment, if any, in the Contract Time.

§ A.7.2.2 (Intentionally omitted.)

§ A.7.2.3 Methods used in determining adjustments to the Contract Sum may include those listed in Section A.7.3.3.

§ A.7.3 CONSTRUCTION CHANGE DIRECTIVES
§ A.7.3.1 A Construction Change Directive is a written order signed by the Owner directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum. The Owner may by Construction Change Directive, without invalidating the Design-Build Contract, order changes in the Work within the general scope of the Design-Build Documents consisting of additions, deletions or other revisions, the Contract Sum being adjusted accordingly.

§ A.7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change
Order.

§ A.7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum or Contract Time, or both, the adjustment shall be based on one of the following methods:

.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2	unit prices stated in the Design-Build Documents or subsequently agreed upon, or equitably adjusted as provided in Section A.4.1.9;

.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4     as provided in Section A.7.3.6.

(Paragraph deleted)
§ A.7.3.4 Upon receipt of a Construction Change Directive, the Design-Builder shall promptly proceed with the change in the Work involved and advise the Owner of the Design-Builder's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the
Contract Sum.

(Paragraphs deleted)

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§ A.7.3.5 A Construction Change Directive signed by the Design-Builder indicates the agreement of the Design-Builder therewith, including adjustment in Contract Sum or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ A.7.3.6 If the Design-Builder does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Owner on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Section A.7.3.3.3, the Design-Builder shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Design-Build Documents, costs for the purposes of this Section A.7.3.6 shall be limited to the following:
.1    additional costs of professional services;

.2	costs oflabor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

.3	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.4    rental costs of machinery and equipment, exclusive of hand tools, whether rented from the
Design-Builder or others;
.5     costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the
Work; and
.6    additional costs of supervision and field office personnel directly attributable to the change.

§ A.7.3.7 The amount of credit to be allowed by the Design-Builder to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ A.7.3.8 Pending final determination ofthe total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties' agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Owner shall make an interim detem1ination for purposes of monthly payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of the Design-Builder to disagree and assert a Claim in accordance with Article A.4.

§ A.7.3.9 When the Owner and Design-Builder reach agreement concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

§ A.7.4 MINOR CHANGES IN THE WORK
§ A.7.4.1 The Owner shall have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Design-Build Documents. Such changes shall be effected by written order and shall be binding on the Design-Builder. The Design-Builder shall carry out such written orders promptly.

ARTICLE A.S TIME
§ A.8.1 DEFINITIONS
§ A.8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Design-Build Documents for Substantial Completion of the Work.

§ A.8.1.2 The date of commencement of the Work shall be the date stated in the Agreement unless provision is made for the date to be fixed in a notice to proceed issued by the Owner.

§ A.8.1.3 The date of Substantial Completion is the date determined by the Owner in accordance with Section A.9.8.

§ A.8.1.4 The term "day" as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined.

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§ A.8.2 PROGRESS AND COMPLETION
§ A.8.2.1 Time limits stated in the Design-Build Documents are of the essence of the Design-Build Contract. By executing the Design-Build Contract, the Design-Builder confirms that the Contract Time is a reasonable period for performing the Work and understands how critical it is to Owner that the Work be completed within the Contract Time.

§ A.8.2.2 The Design-Builder shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence construction operations on the site or elsewhere prior to the effective date of insurance required by Article A.ll to be furnished by the Design-Builder and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Design-Build Documents or a notice to proceed given by the Owner, the Design-Builder shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

§ A.8.2.3 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Substantial
Completion within the Contract Time.

§ A.8.3 DELAYS AND EXTENSIONS OF TIME
(Paragraphs deleted) (Table deleted)
§ A.8.3.1 Subject to the provisions of Section A.4.1.5 above, if the Design-Builder is delayed at any time in the commencement or progress of the Work by act or neglect of the Owner, of a separate contractor employed by the Owner, or by changes in the Work ordered by Owner, or by delay authorized by the Owner pending resolution of disputes pursuant to the Design-Build Documents, then the Contract Time shall be extended by Change Order for such reasonable time as the Ovmer may determine. Design-Builder acknowledges and agrees that in no event shall it be entitled to claim a delay in its performance hereunder or any adjustment to the Contract Sum or extension in the
Contract Time as a result ofthe anticipated demobilization and remobilization sequencing of the Work in order for
Owner to host the Events as called for in Section 3.3 of the Agreement.

§ A.8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Section A.4.1.7.

§ A.8.3.3 Provided as a condition precedent that provision is made in writing and specifically agreed to by the parties, this Section A.8.3 does not preclude recovery of damages for delay by either party under and subject to the other provisions of the Design-Build Documents.

§ A.8.3.4 The Design-Builder's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Project and in accordance with Design-Builder 's initial contract Schedule attached hereto as Exhibit "B" and the more detailed and complete project schedule to be developed and updated by Design-Builder as set forth herein and in attached Exhibit "B". The construction and project schedules may be adjusted, if necessary, and to the extent the Critical Path or Critical Activities is changed will be approved by Owner in writing, as the Project proceeds and such approval shall not be unreasonably withheld. These schedules shall include reasonable time periods for the Owner's review, for the performance of the Owner's consultants and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by these schedules approved by the Owner shall not be exceeded by the Design-Builder or Owner.

§ A.8.3.5 (futentionally omitted.)

§ A.8.3.6 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Partial Completion of Each Phase on or before the required date of the corresponding Event and Substantial Completion of the entire Work within the Contract Time pursuant to the requirement of Exhibit "B". To ensure that Partial Completion of the Work in Each Phase is completed in accordance with the requirements of this Agreement and that Substantial Completion of the entire Work is achieved within the Contract Time, the Design-Builder will deliver to Owner a more complete schedule (Project Schedule) to be developed and updated by Design-Builder as required herein and in attached Exhibit "B". These schedules shall incorporate the impact of any regularly scheduled Event on the progress of the Work. illthe event Design-Builder's Project Schedule reflects that the deadlines established in Exhibit "B" are in jeopardy of not being met, unless the delay is caused by the Owner, the Design-Builder will immediately accelerate the progress of the Work at its sole cost by taking those steps necessary to ensure that the completion dates required herein and in Exhibit

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"B" are met including, without limitation, working seven days a week and overtime and employing additional employees or subcontractors.

§ A.8.3.7 Whenever required by written order of the Owner, the Design-Builder shall delay or suspend the progress of the Work or of any part thereof, for such periods of time as the Owner may require. In such event, Design-Builder shall be entitled to an equitable extension of the Contract Time, but only to the extent that the Contract Time is adversely affected thereby, for a period equivalent to the time lost on the Critical Path or the result of delays to Critical Activities by reason of such order as described in Exhibit "B"; provided, however, in no event shall Design-Builder be entitled to any such extension when the reason for such order is on account of faulty construction or construction methods that endanger the Work, for the anticipated demobilization and remobilization sequencing of the Work or for any other cause due to the fault or neglect of the Design-Builder or anyone for whom it is liable. Such order of the Owner shall not otherwise modify or invalidate in any way any of the provisions of this Contract, and the Design-Builder shall not be entitled to any damages or compensation from the Owner on account of such delay or delays, suspension or suspensions, except as provided below.

§ A.8.3.8 IfDesign-Builder believes it has been delayed and is entitled to an extension to the Contract Time pursuant to Section A.8.3, the Design-Builder shall submit to the Owner in writing notice of such claim within ten (10) days of the occurrence giving rise to such claim and shall submit to the Owner detailed documentation of any such claim for an extension of the Contract Time, and shall deliver such claim and detailed documents to the Owner within twenty (20) days after the occurrence of the event giving rise the claim.

Any changes in Contract Time approved by Owner shall be incorporated in a Change Order. No changes in Contract Time shall be made for any alterations or additions to the Work which are not demonstrated to impact the Critical Path or Critical Activities as described in Exhibit "B" and provided that an increase in the Contract Time is permitted pursuant to the terms and conditions hereof. The Design-Builder shall not be entitled to any delay damages or other compensation solely on account of an increase in Contract Time except in accordance with and expressly permitted by the Design-Build Documents. In lieu of granting additional changes in the Contract Time, Owner may at any time, in its sole discretion, elect to accelerate the Work of Design-Builder at Owner's expense. If such election is made by Owner, Design-Builder shall accelerate the Work so that the Contract Time is not extended even if the parties cannot at that time agree on the amount of Design-Builder's compensation for such accelerated Work.

§ A.8.3.9 Subject to the provisions of Section A.8.3.8 above, should the Design-Builder be obstructed or delayed in the commencement, prosecution or completion of any part of the Work by any act or delay of the Owner; or by any acts or neglect by any separate contractor engaged by the Owner; or by riot, insurrection, war (excluding invasions, civil disturbances and wars in the Middle East), pestilence, fire, earthquakes, epidemics; or through any act, default or delay of other parties under contract with the Owner; then the Contract Time for the Work so delayed shall be extended for a period equivalent to the time lost on the Critical Path as described in Exhibit "B". Such allowance shall not be made unless a notice of claim for extension of time is made by the Design-Builder to the Owner in writing within ten (10) days from the time when the alleged cause for delay occurs and a detailed claim with supporting documents is submitted to the Owner ten (10) days thereafter. In lieu of granting additional changes in the Contract Time, Owner may, at any time in its sole discretion, elect to accelerate the Services and Work of Design-Builder at Owner's expense. If such election is made by Owner and Owner issues a Construction Change Directive, Design-Builder shall accelerate the Services and Work so that the Contract Time is not extended even if the parties cannot at that time agree on the amount of Design-Builder's compensation for such accelerated Services and Work.

§ A.8.3.10 It is further expressly agreed that the Design-Builder shall not be entitled to any damages or compensation from the Owner on account of any delays resulting from any of the causes specified above except those circumstances where expressly allowed by other provisions of the Design-Build Documents and then only to the extent such delays are caused by act or neglect of Owner (including work stoppage as described in Section 14.1.1.3 and Section 14.1.1.4) or by parties under contract with the Owner, in which circumstances the Design-Builder shall be entitled to the following delay damages only (1) for Design-Builder 's actual costs of increased direct jobsite wages resulting from the extended completion date caused by Owner; and (2) for extra premiums on bonds actually paid by the Design-Builder on account of the additional time required to complete all Work hereunder. Any change in the Contract Time resulting from any claims for delays shall be incorporated in a signed Change Order upon approval of the change by the Owner.

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1

§ A.8.3.11 Notwithstanding the foregoing or anything in the Design-Build Docwnents to the contrary, Design-Builder expressly assumes the risk for all weather delays of every kind and nature.

§ A.8.3.12 The Design-Builder shall notify the Owner when the Design-Builder believes that the Work or any agreed upon Phase of the Work is partially or substantially completed as required by Exhibit "B". If the Owner concurs, the Design-Builder shall issue either a status report (with respect to a partially completed Phase) or a Certificate of Substantial Completion (with respect to the entire Work) which shall establish the Date of Partial or Substantial Completion for that portion of the Work or Phase or Substantial Completion of the entire Work, as appropriate, shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the portion of the Work or Phase or entire Work and insurance, shall include a list of items to be completed or corrected and shall fix the time within which the Design-Builder shall complete items listed therein.

ARTICLE A.9 PAYMENTS AND COMPLETION
§ A.9.1 CONTRACT SUM
§ A.9.1.1 The Contract Sum is stated in the Design-Build Documents and, including authorized adjustments, is the total amount payable by the Owner to the Design-Builder for performance of the Work under the Design-Build Documents.

§ A.9.2 SCHEDULE OF VALUES
§ A.9.2.1 Design-Builder shall provide Owner its initial schedule of values within 30 days of receipt of notice to proceed. This schedule shall be used as a basis for reviewing the Design-Builder's Applications for Payment. The schedule of values shall be updated periodically with written consent of the Owner to reflect changes in the allocation of the Contract Sum.

§ A.9.3 APPLICATIONS FOR PAYMENT
§ A.9.3.1 At least ten days before the date established for each progress payment, the Design-Builder shall submit to the Architect and Owner an itemized Application for Payment for operations completed in accordance with the current schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Design-Builder's right to payment as the Owner may require and reflecting retainage as provided for in the Design-Build Documents:

§ A.9.3.1.1 As provided in Section A.7.3.8, such applications may include requests for payment on account of Changes in the Work which have been properly authorized by Construction Change Directives but are not yet included in Change Orders.

§ A.9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Design-Builder does not intend to pay to a Contractor or material supplier or other parties providing services for the Design-Builder, unless such Work has been performed by others whom the Design-Builder intends to pay.

§ A.9.3.2 Unless otherwise provided in the Design-Build Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, which approval will not be unreasonably withheld, conditioned or delayed, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Design-Builder with procedures satisfactory to the Owner to establish the Owner 's title to such materials and equipment or otherwise protect the Owner's interest and shall include the costs of applicable insurance, storage and transportation to the site for such materi als and equipment stored off the site.

§ A.9.3.3 The Design-Builder warrants that title to all Work other than Instruments of Service covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design-Builder further warrants that, upon submittal of an Application for Payment, all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Design-Builder 's knowledge, information and belief, be free and clear of liens, Claims, security interests or encumbrances in favor of the Design-Builder, Contractors, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

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§ A.9.4 ACKNOWLEDGEMENT OF APPLICATION FOR PAYMENT
§ A.9.4.1 The Owner shall, within seven days after receipt of the Architect's Certification following the
Design-Builder's Application for Payment, issue to the Design-Builder a written acknowledgement of receipt of the
Design-Builder's Application for Payment indicating the amount the Owner has determined to be properly due and, if applicable, the reasons for withholding payment in whole or in part. The Owner shall not unreasonably withhold, condition or delay its acknowledgement of and action on Design-Builder's Application for Payment.

§ A.9.5 DECISIONS TO WITHHOLD PAYMENT
§ A.9.5.1 The Owner may withhold a payment in whole or in part to the extent reasonably necessary to protect the
Owner due to the Owner's determination that the Work has not progressed to the point indicated in the Application for Payment or that the quality of Work is not in accordance with the Design-Build Documents. The Owner may also withhold a payment or, because of subsequently discovered evidence, may nullify the whole or a part of an Application for Payment previously issued to such extent as may be necessary to protect the Owner from loss for which the Design-Builder is responsible, including loss resulting from acts and omissions, because of the following:
.1    defective Work not remedied;

.2	third-party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Design-Builder;

.3	failure of the Design-Builder to make payments properly to Contractors or for design services labor, materials or equipment;
.4    reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5    damage to the Owner or a separate contractor;

.6	reasonable evidence that the Work will not be completed within the Contract Time and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7    persistent failure to carry out the Work in accordance with the Design-Build Documents.

§ A.9.5.2 When the above reasons for withholding payment are removed, payment will be made for amounts previously withheld.

§ A.9.6 PROGRESS PAYMENTS
§ A.9.6.1 After the Owner has issued a written acknowledgement of receipt of the Architect's Certification as set forth on Exhibit "D" and the Design-Builder's Application for Payment, the Owner shall make payment of the amount the Owner has approved in the manner and within the time provided in the Design-Build Documents.

§ A.9.6.2 The Design-Builder shall promptly pay the Architect, each design professional and other consultants retained directly by the Design-Builder, upon receipt of payment from the Owner, out of the amount paid to the Design-Builder on account of each such party's respective portion of the Work, the amount to which each such party is entitled.

§ A.9.6.3 The Design-Builder shall promptly pay each Contractor, upon receipt of payment from the Owner, out of the amount paid to the Design-Builder on account of such Contractor 's portion of the Work, the amount to which said Contractor is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the Contractor's portion of the Work. The Design-Builder shall, by appropriate agreement with each Contractor, require each Contractor to make payments to Subcontractors in a similar manner.

§ A.9.6.4 The Owner shall have no obligation to pay or to see to the payment of money to a Contractor except as may otherwise be required by law.

§ A.9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Sections A.9.6.3 and
A.9.6.4.

§ A.9.6.6 A progress payment, or partial or entire use or occupancy of the Project by the Owner, shall not constitute acceptance of Work not in accorqance with the Design -Build Documents.

§ A.9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by Contractors and suppliers shall be held by the Design-Builder for those Contractors or suppliers who performed Work or furnished materials, or both , under contract with the Design-Builder for which payment was made by the Owner. Nothing contained herein shall

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require money to be placed in a separate account and not be commingled with money of the Design-Builder, shall create any fiduciary liability or tort liability on the part ofthe Design-Builder for breach of trust or shall entitle any person or entity to an award of punitive damages against the Design-Builder for breach of the requirements of this provision.

§ A.9.7 FAILURE OF PAYMENT
§ A.9.7.1 If for reasons other than those enumerated in Section A.9.5.1, the Owner does not issue a payment within the time period required by Section 5.1.2 of the Agreement, then the Design-Builder may, upon seven additional days'
written notice to the Owner, stop the Work until payment of the undisputed amount owing bas been received. If the project is shut down the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Design-Builder's reasonable costs of shutdown, delay and start-up, plus interest as provided for in the Design-Build Documents.

§ A.9.8 SUBSTANTIAL COMPLETION
§ A.9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or use the
Work or a portion thereof for its intended use.

§ A.9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.

§ A.9.8.3 Upon receipt of the Design-Builder's list, the Owner shall make au inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner's inspection discloses any item , whether or not included on the Design-Builder's list, which is not substantially complete, the Design-Builder shall complete or correct such item. In such case, the Design-Builder shall then submit a request for another inspection by the Owner to determine whether the Design-Builder 's Work is substantially complete.

§ A.9.8.4 In the event of a dispute regarding whether the Design-Builder's Work is substantially complete, the dispute shall be resolved pursuant to Article AA.

§ A.9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder shall prepare for the Owner's signature an Acknowl edgement of Substantial Completion which, when signed by the Owner, shall establish (1) the date of Substantial Completion of the Work, (2) responsibilities between the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance, and (3) the time within which the Design-Builder shall finish all items on the list accompanying the Acknowledgement. When the Owner 's inspection discloses that the Work or a designated portion thereof is substantially complete, the Owner shall sign the Acknowledgement of Substantial Completion. The Owner shall not unreasonably withhold, condition or delay its acknowledgement of Substantial Completion. Warranties required by the Design-Build Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Acknowledgement of Substantial Completi on.

§ A.9.8.6 Upon execution of the Acknowledgement of Substantial Completion and consent of surety, if any, the Owner shall make payment ofretainage applying to such Work or designated portion thereof Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents.

§ A.9.9 PARTIAL OCCUPANCY OR USE
§ A.9.9.1 The Owner may occupy or use any completed or partially completed Phase of the Work at any stage, provided such occupancy or use is consented to by the insurer, if so required by the insurer, and authorized by public authorities having jurisdiction over the Work Such partial occupancy or use may commence whether or not the Phase is substantially complete. When the Design-Builder considers a Phase substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Sections A.8.3.12 and A.9.8.2. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder.

§ A.9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly in spect the area to be occupied or portion of the Work to be used to determine and record the condition of the Work.

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§ A.9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Design-Build Documents.

§ A.9.10 FINAL COMPLETION AND FINAL PAYMENT
§ A.9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment and Certification of Architect that the Work is in conformance with the Contract Documents, the Owner shall promptly make such inspection and, when the Owner finds the Work acceptable under the Design-Build Documents and fully performed, the Owner shall, subject to Section A.9.10.2, promptly make final payment to the Design-Builder.

§ A.9.10.2 Neither final payment nor any remaining retained percentage will become due until the Design-Builder submits to the Owner Certificate of Architect and Design-Builder required by Section A.9.10.1, the documents required by Section 5.5.2 of the Agreement and (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety to final payment, and (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Design-Build Contract, to the extent and in such form as may be designated by the Owner. If a Contractor refuses to fumish a release or waiver required by the Owner, the Design-Builder may fumish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be liable to pay in connection with the discharge of such lien, including all costs and reasonable attorneys' fees.

§ A.9.10.3 If, after the Owner determines that the Design-Builder's Work or designated portion thereof is substantially completed, final completion thereof is materially delayed through no fault of the Design-Builder or by issuance of a Change Order or a Construction Change Directive affecting final completion, the Owner shall, upon application by the Design-Builder, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Design-Build Documents, and if bonds have been fumished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design-Builder. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ A.9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

.1	liens, Claims, security interests or encumbrances arising out of the Design-Build Documents and unsettled;
.2    failure of the Work to comply with the requirements ofthe Design-Build Documents; or
.3     terms of special warranties required by the Design-Build Documents.

§ A.9.10.5 Acceptance of final payment by the Design-Builder, a Contractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE A.10 PROTECTION OF PERSONS AND PROPERTY
§ A.10.1 SAFETY PRECAUTIONS AND PROGRAMS
§ A.10.1.1 The Design-Build er shall be responsible for initiating and maintaining all safety precautions and programs in connection with the performance of the Design-Build Contract.

§ A.10.2 SAFETY OF PERSONS AND PROPERTY
§ A.10.2.1 The Design-Builder shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
.1    employees on the Work and other persons who may be affected thereby;

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.2
the Work and materials and equipment to be incorporated therein, whether in storage on or off the site or under the care, custody or control of the Design-Builder or the Design-Builder's Contractors, Subcontractors or Sub-Subcontractors;

.3
other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction; and

.4
all property and improvement subject to the Contract prior to Substantial Completion. Until Substantial Completion, the Design-Builder is responsible for all damage to the property and its improvements.

§ A.10.2.2 The Design-Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ A.10.2.3 The Design-Builder shall erect and maintain, as required by existing conditions and performance of the Design-Build Documents, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ A.10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Design-Builder shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ A.10.2.5 The Design-Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Design-Build Documents) to property referred to in Sections A. l0.2.1.2 and A.l0.2.1.3 caused in whole or in part by the Design-Builder, the Architect, a Contractor, a Subcontractor, or anyone directly or indirectly employed by any of them or by anyone for whose acts they may be liable and for which the Design-Builder is responsible under Sections A.l0.2.1.2 and A.l0.2.1.3, except damage or loss attributable to acts or omissions of the Owner or anyone directly or indirectly employed by the Owner, or by anyone for whose acts the Owner may be liable, and not attributable to the fault or negligence of the Design-Builder. The foregoing obligations of the Design-Builder are in addition to the Design-Builder 's obligations under Section A.3.17.

§ A.10.2.6 The Design-Builder shall designate in writing to the Owner a responsible individual whose duty shall be the prevention of accidents. This person shall be the Design-Builder's superintendent unless otherwise designated by the Design-Build er in writing to the Owner.

§ A.10.2.7 The Design-Builder shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

§ A.10.2.8 The Design-Builder shall protect adjoining private or municipal property and shall provide barricades, temporary fences, and covered walkways required to protect the safety of passers-by, as required by prudent construction practices, local building codes, ordinances or other Jaws, or the Contract Documents.

§ A.10.2.9 The Design-Builder shall maintain Work, materials and apparatus free from injury or damage from rain, wind, storms, frost or heat. If adverse weather makes it impossible to continue operations safely in spite of weather precautions, the Design-Builder shall cease Work and notifY the Owner and the Architect of such cessation. The Design-Builder shall not permit open fires on the Project site.

§ A.10.2.10 In addition to its other obligations pursuant to this Article A.l 0, the Design-Builder shall, at its sole cost and expense, promptly repair any damage or disturbance to walls, utilities, sidewalks, curbs and the property of third parties (including municipalities) resulting from the performance of the Work, whether by it or by its subcontractors at any tier. The Design-Builder shall maintain streets in good repair and traversable condition.

§ A.10.3 HAZARDOUS MATERIALS
§ A.l0.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB),

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encountered on the site by the Design-Builder, the Design-Builder shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner in writing.

§ A.10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Design-Builder and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Design-Build Documents, the Owner shall furnish in writing to the Design-Builder the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Design-Builder shall promptly reply to the Owner in writing stating whether or not the Design-Builder has reasonable objection to the persons or entities proposed by the Owner. If the Design-Builder has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Design-Builder has no reasonable objection. When the material or substance has been rendered harmless, work in the affected area shall resume upon written agreement of the Owner and Design-Builder. If the material or substance was not known by Design-Builder or disclosed in the Design-Build Documents or any of the reports and surveys provided to or reviewed by Design-Builder prior to execution of the Agreement or otherwise was not discovered by Design-Builder prior to execution of the Agreement, then the Contract Time shall be extended appropriately, and the Contract Sum shall be increased in the amount of the Design-Builder's reasonable and direct additional costs of shutdown, delay and start-up, which adjustments shall be accomplished as provided in Article A.7.

§ A.l0.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, Contractors, Subcontractors, Architect, Architect's consultants and the agents and employees of any of them from and against Claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact (i) the material or substance exists on site as of the date of the Agreement, (ii) the material or substance was not known by Design-Builder or is not disclosed in the Design-Build Documents or any of the reports and surveys provided to or reviewed by Design-Builder prior to execution of the Agreement or otherwise was not discovered by Design-Builder prior to execution of the Agreement, and (iii) presents the risk of bodily injury or death as described in Section A.l0.3. l and has not been rendered harmless, but only to the extent that such Claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property (other than the Work itself) and only to the extent that such damage, loss or expense is not due to the negligence or wrongful act of the Design-Builder, Contractors, Subcontractors, Architect, Architect's consultants and the agents and employees of any of them.

§ A.l0.3.4 If any of the indemnification provisions recited in this Agreement and/or the General Conditions are deemed to fall within the provisions of the indemnity statutes of the state where the project is located, then the extent of indemnification for each of those provisi ons under this Agreement and/or the General Conditions shall each be limited to the sum of fifty million dollars ($50,000,000.00) or the policy limits ofDesign-Builder's liability and excess liability insurance policies, whichever is greater. It is further acknowledged and agreed that this provision is hereby incorporated into and shall constitute part of the project specifications and bid documents. The parties further agree that $1,000.00 of the Contract Sum shall constitute consideration for the indemnity obligation set forth herein.

§ A.l0.4 The Owner shall not be responsible under Section A.l 0.3 for materials and substances brought to the site by the Design-Builder and Design-Builder shall indemnify the Owner for any cost and expense the Owner incurs (1) for remediation associated with any material or substance the Design-Builder brings to the site, or (2) where the Design-Builder fails to perform its obligations under Section A.l0.3.1.

§ A.lO.S If, without negligence on the part of the Design-Builder, the Design-Builder is held liable for the cost of remediation of a h azardous material or substance solely by reason of performing Work where the hazardous materials were on the site prior to Commencement of this Agreement, the Owner shall indemnify the Design-Builder for all cost and expense thereby incurred.

§ A.10.6 EMERGENCIES
§ A.10.6.1 In an emergency affecting safety of persons or property, the Design-Builder shall act, at the
Design-Builder's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Design-Builder on account of an emergency shall be determined as provided in Section A.4.1.7 and Article A.7.

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ARTICLE A.11 INSURANCE AND BONDS
§ A.11.1 Except as may otherwise be set forth in the Agreement or elsewhere in the Design-Build Documents, the Owner and Design-Builder shall purchase and maintain the following types of insurance with limits of liability and deductible amounts and subject to such terms and conditions, as set forth in this Article A.11.

§ A.11.2 DESIGN-BUILDER'S LIABILITY INSURANCE
§ A.11.2.1 The Design-Builder shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located and acceptable to Owner such insurance as will protect the
Design-Builder and all Additional Insureds (as such term is defined below) from claims set forth below that may arise out of or result from the Design-Builder's operations under the Design-Build Contract and for which the Design-Builder may be legally liable, whether such operations be by the Design-Builder, by a Contractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1	claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;
.2    claims for damages because of bodily injury, occupational sickness or disease, or death of the
Design -Builder's employees;
.3     claims for damages because of bodily injury, sickness or disease, or death of any person other than the
Design-Builder's employees;
.4    claims for damages insured by usual personal injury liability coverage;

.5	claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6	claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
.7     claims for bodily injury or property damage arising out of completed operations; and
.8    claims involving contractual liability insurance applicable to the Design-Builder's obligations under
Section A.3.17.

Owner, International Speedway Corporation and its subsidiaries and their respective members, shareholders, officers, directors, agents, employees, parent companies, related or affiliated companies, sponsors, trustees, receivers, successors and assigns, Architect and Architect's consultants ("additional insureds") shall be named as additional insureds on all insurance policies.

§ A.11.2.2 The insurance required by Section A.l1.2.l shall be written for not less than limits of liability specified in the Design-Build Documents or required by law, whichever coverage is greater, but in any event, the following minimum coverages and conditions are required: Design-Builder shall furnish upon acceptance of the contract an occurrence form, one million dollars ($1,000,000.00) per occurrence; four million dollars ($4,000,000.00) general aggregate combined single limit, commercial general liability policy; including, but not limited to, independent contractors and products and completed operations coverage plus Excess Liability Insurance of fifty million dollars ($50,000,000.00) combined single limit. A one million dollar ($1,000,000.00) per occurrence, combined single limit business auto policy covering all owned and non-owned autos used by the Design-Builder is required. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment. Design-Builder shall maintain, at its own expense, Workers' Compensation Insurance in the amount of the statutory maximum with an employer's liability coverage limit of at least one million dollars ($1,000,000.00). Prior to commencement of the Work, Design-Builder will implement a Contractor Controlled Insurance Program ("CCIP") which will at a minimum satisfy the general liability and workers' compensation insurance requirements herein, which will cover Design-Builder, as well as all of Design-Builder's Contractors and Subcontractors, of all tiers, to the extent such entity is enrolled in the CCIP. IfDesign-Builder's Architect, Contractor or Subcontractor, of any tier, is not enrolled in the CCIP, such entity will be required to maintain the same minimum insurance coverage and limits required of the Design-Builder above or Design-Builder will ensure that such entity is covered by Design-Builder 's insurance. Prior to commencement of the Work, Design-Builder shall provide Owner with the CCIP manual with respect to insurance for Owner's review and comments.

As a condition precedent to this Contract, Design-Builder shall have professional liability insurance as provided for herein or Design-Builder shall enter into an Agreement for Professional Liability Insurance which shall require the Architect or Engineer hired by Design-Builder for Design Services to have professional liability insurance in the same amount as set forth in this paragraph. Said Agreement for Professional Liability Insurance shall specify that Owner is

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---- - ----

a Third Party Beneficiary of the Architect or Engineer 's Professional Liability Insurance policy. The minimum Professional Liability Insurance requirements are those listed in the attached Exhibit "I" and incorporated herein by reference. Design-Builder's Professional Liability Insurance in the amount of five million dollars ($5,000,000.00) (subject to the terms and conditions of each policy) with all coverage retroactive to the earlier of the date of this Agreement and the initial commencement of Design-Builder 's services in relation to the Project) covering personal injury, bodily injury and property damages, said coverage to be maintained for a period of three (3) years after the date of final payment hereunder. Owner shall have the option, at Owner's expense, to require Design-Builder to increase its professional liability insurance to limits desired by Owner provided that such insurance is available to Design-Builder or its Architect and/or Engineer and Owner pays additional premiums over and above the five million dollar ($5,000,000.00) policy limits.

§ A.11.2.3 Design-Builder shall provide to Owner a Certificate of Insurance and an additional insured endorsement for the additional insureds listed in this Section A.ll prior to commencement of the Work. The insurance policies required by this Section A.ll.2 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment, evidence of continuation of such coverage shall be submitted with the application for final payment. Information concerning reduction of coverage shall be furnished by the Design-Builder with reasonable promptness in accordance with the Design-Builder's information and belief.

§ A.l1.2.4 Design-Builder's liability insurance required by this Agreement shall include, in addition to the coverages described in this Section A.ll.2, all claims that may arise out of or result from the Design-Builder's operations and premises under the care, custody or control of Design -Builder. At a minimum of fourteen (14) days prior to each Event listed in Exhibit "L-1",Design-Builder shall provide to Owner in writing general descriptions of and drawings identifying the Premises which Design-Builder will control during the Events listed on Exhibit "L-1 ". If more detailed information is requested by Owner or its insurer, Design-Builder shall provide supplemental information to Owner prior to commencement of each such Event.

§ A.11.3 OWNER'S LIABILITY INSURANCE
§ A.11.3.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance including liability insurance for (a) the Events listed in Exhibit "L-1" and (b) the premises within the care, custody and control of the Owner.

§ A.11.4 PROPERTY INSURANCE
§ A.11.4.1 Design-Builder shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk, "all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus the value of subsequent Design-Build Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis. Such property insurance shall be maintained, unless otherwise provided in the Design-Build Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until substantial completion. This insurance shall include interests of the Owner, Contractors and Subcontractors as additional insureds ("Additional Insureds") shall be named as additional insureds on all insurance policies.

§ A.11.4.1.1 Property insurance shall be on an "all-risk" or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstonn, falsework, testing and startup, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Design-Builder 's services and expenses required as a result of such insured loss.

§ A.11.4.1.2 If the property insurance requires deductibles, the Design-Builder shall pay costs not covered because of such deductibles.

§ A.11.4.1.3 This property insurance shall cover portions ofthe Work stored offthe site and also portions of the Work in transit.

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§ A.11.4.1.4 It is the intent of the parties that at any time between Design-Builder demobilizing and remobilizing to provide access to Owner in order to host an Event as contemplated by the Design-Build Documents the builder 's risk property insurance to be provided by Design-Builder pursuant to this Section A. ll.4 shall provide primary coverage. At all times during the course of the Project, including any period of time Owner has taken occupancy of the Project in order to host an Event as contemplated by the Design-Build Documents, Design-Builder's builder's risk property insurance shall continue to provide coverage on a primary and non-contributory basis as to those areas of the Project within the Design-Builder 's care, custody and control.

§ A.11.4.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Design-Build Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Design-Builder, Contractors and Subcontractors in the Work, and the Owner and Design-Builder shall be named insureds.

§ A.11.4.3 (Intentionally omitted.)

§ A.11.4.4 If the Owner requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Design-Builder shall, if possible, include such insurance, and the cost thereof shall be charged to the Owner by appropriate Change Order.

§ A.11.4.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section A.II.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ A.11.4.6 Design-Builder shall provide Owner with a Certificate oflnsurance for the Builder's Risk coverage. Upon request of Owner, a copy of such policy shall be provided. Each policy shall contain all generally applicable conditions, defiilltions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire and that its limits will not be reduced until at least 30 days' prior written notice has been given to the Design-Builder.

§ A.11.4.7 Waivers of Subrogation. The Owner and Design-Builder waive all rights against each other and any of their consultants, separate contractors described in Section A.6.1, if any, Contractors, Subcontractors, agents and employees, each of the other, and any of their contractors, subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section A.ll.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Design-Builder, as appropriate, shall require of the separate contractors described in Section A.6.1, if any, and the Contractors, Subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsem ent or otherwise. A waiver of subrogation shaii be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, even though the person or entity did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ A.11.4.8 A loss insured under Design-Builder's property insurance shall be adjusted by the Design-Builder and made payable to the Design-Builder for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section A.ll.4.10. The Design-Builder shall pay Contractors their just shares of insurance proceeds received by the Design-Builder, and, by appropriate agreements, written where legally required for validity, shall require Contractors to make payments to their Subcontractors in similar manner.

§ A.11.4.9 The Design-Builder shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after the Owner's notification of intent to exercise of this power to the Design-Builder's exercise of this power.; The Design-Builder shall, in the case of a decision or award, make settlement with insurers in accordance with directions of a decision or award. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution. ·

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§ A.11.5 PERFORMANCE BOND AND PAYMENT BOND
§ A.11.5.1 The Design-Builder shall furnish to Owner and keep in force during the term of the Contract performance and labor and material payment bonds guaranteeing that the Design-Builder will perform its obligations under the Contract Documents and will pay for all labor and materials furnished for the Work. Such bonds shall be issued in a form and by a surety reasonably acceptable to the Owner, shall be submitted to Owner for approval as to form, shall name the Owner and its lender, if any, as obligees and shall be in an amount equal to at least 100% ofthe Contract Sum. The Design-Builder shall deliver the executed, approved bonds to the Owner within seven days after the notice to proceed is issued by Owner to Design-Builder. The Design-Builder shall provide to Owner Performance Bond and Payment Bond in the form attached hereto as Exhibit "H".

§ A.11.5.2 Owner shall be an additional or dual Obligee on all Contractor and Subcontractor Performance and Payment Bonds. Design-Builder shall provide Owner with copies of all Contractor and Subcontractor Bonds and Dual Obligee Riders within 20 days after issuance of same.

ARTICLE A.12 UNCOVERING AND CORRECTION OF WORK
§ A.12.1 UNCOVERING OF WORK
§ A.12.1.1 If a portion of the Work is covered contrary to requirements specifically expressed in the Design-Build
Documents, it m ust be uncovered for the Owner's examination and be replaced at the Design-Builder's expense without change in the Contract Time.

§ A.12.1.2 If a portion of the Work has been covered which the Owner has not specifically requested to examine prior to its being covered, the Owner may request to see such Work and it shall be uncovered by the Design-Builder. If such Work is in accor dance with the Design-Build Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner's expense. If such Work is not in accordance with the Design-Build Documents, correction shall be at the Design-Builder's expense unless the condition was caused by the Owner or a separate contractor, in which event the Owner shall be responsibl e for payment of such costs.

§ A.12.2 CORRECTION OF WORK
§ A.12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION.
§ A.12.2.1.1 The Design-Builder shall promptly correct Work rejected by the Owner for failing to conform to the requirements of the Design-Build Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing, shall be at the Design-Build er's expense. If the Design-Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fail s within forty-eight (48) hours after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design- Builder, the costs of correcting such deficiencies. If the payments then or thereafter due the Design-Builder are not sufficient to cover the amount of the deduction, the Design-Bu ilder shall pay the difference to the Owner.

§ A.12.2.1.2 The Design-Builder understands and agrees that corrective work and warranty work must be performed within 48 hours of notice from the Owner. If, in the opinion of Owner, the corrective and/or warranty work cannot be accomplished in suffici ent time un der contract specifications due to curing, testing, inspections or otherwise to meet Owner 's requirements to prepare for and/or run scheduled events, then corrective and/or warranty work shall be accomplished on an emergency basis utilizing corrective specifications and/or procedures acceptable to the Owner to correct, repair and/or replace deficient and/or non-conforming work irrespective of whether the corrective measures are consistent with the initial contract plans an d specifications. If the corrections are not completed within 48 hours of Owner 's Notice, Owner may in its sole discretion complete or contract to complete the work necessary to correct or replace the deficient and/or non-conforming work and may use whatever means, methods, procedures and specifications are necessary or desirable to correct or replace the non-conforming or deficient work even though the Owner chosen method of correction or replacement is more expensive than the initially specified work. This provision supersedes all other provisions of the contract and the Design-Builder waives all other notices, rights and options inconsistent with this provision.

§ A.12.2.1.3 In the event that Design-Builder fails to timely take corrective action, Owner may correct, remove and/or replace the non-conforming work at Design-Builder's expense using the specified materials or such other materials

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which the Owner, in its sole discretion, deems appropriate to insure that scheduled events and other related events will not be delayed or canceled. Design-Builder recognizes the adverse economic impact on Owner in the event that events are delayed or canceled and therefore waives the right to contest Owner 's corrective costs and the means, methods, procedures and materials used to remove, repair and/or replace the non-conforming work. All warranties of Design-Builder shall remain in full force and effect upon completed work and corrected or replaced work.

§ A.12.2.2 AFTER SUBSTANTIAL COMPLETION
§ A.12.2.2.1 In addition to the Design-Builder ' s obligations under Section A.3.5, if, within one year after the date of
Substantial Completion of all of the Work (including the last and final phase of the Work) or after the date for commencement of warranties established under Section A.9.8.5 or by tenus of an applicable special warranty required by the Design-Build Documents, any of the Work is found to be not in accordance with the requirements of the Design-Build Documents, the Design-Builder shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Design-Builder a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Design-Builder and give the Design-Builder an opportunity to make the correction, the Owner waives the rights to require correction by the Design-Builder and to make a claim for breach of warranty. If the Design-Builder fails to correct non-conforming Work within a reasonable time during that period after receipt of notice from the Owner, the Owner may correct it in accordance with Section A.2.5. The provisions of A.l2.2.1.2 and A.l2.2.1.3 shall apply to corrective work and warranty work after Substantial Completion.

§ A.12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance ofthe Work.

§ A.12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the
Design-Builder pursuant to this Section A.l2.2.

§ A.12.2.3 The Design-Builder shall remove from the site portions of the Work which are not in accordance with the requirements of the Design-Build Documents and are neither corrected by the Design-Builder nor accepted by the Owner.

§ A.12.2.4 The Design-Builder shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Design-Builder's correction or removal of Work which is not in accordance with the requirements of the Design-Build Documents.

§ A.12.2.5 Nothing contained in this Section A.l2.2 shall be construed to establish a period oflimitation with respect to other obligations the Design-Builder might have under the Design-Build Documents. Establishment of the one-year period for correction of Work as described in Section A.l2.2.2 relates only to the specific obligation of the Design-Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Design-Build Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design-Builder's liability with respect to the Design-Builder's obligations oth er than specifically to correct the Work.

§ A.12.3 ACCEPTANCE OF NONCONFORMING WORK
§ A.12.3.1 lf the Owner prefers to accept Work not in accordance with the requirements of the Design-Build Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum. will be equitably adjusted by Change Order. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE A.13 MISCELLANEOUS PROVISIONS
§ A.13.1 GOVERNING LAW
§ A.13.1.1 The Design-Build Contract shaU be governed by the law of the place where the Project is located.

§ A.13.2 SUCCESSORS AND ASSIGNS
§ A.13.2.1 The Owner and Design-Builder respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Design-Build Documents. Except as

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provided in Section A.l3.2.2, neither party to the Design-Build Contract shall assign the Design-Build Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Design-Build Contract.

§ A.13.2.2 The Owner may, without consent of the Design-Builder, assign the Design-Build Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner 's rights and obligations under the Design-Build Documents. The Design-Builder shall execute all consents reasonably required to facilitate such assignment.

§ A.13.3 WRITTEN NOTICE
§ A.13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if sent by registered or certified mail to the last business address known to the party giving notice.

§ A.13.4 RIGHTS AND REMEDIES
§ A.13.4.1 Duties and obligations imposed by the Design-Build Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ A.13.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Design-Build Documents, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ A.13.5 TESTS AND INSPECTIONS
§ A.13.5.1 Tests, inspections and approvals of portions of the Work required by the Design-Build Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner or with the appropriate public authority. Owner will bear all related costs for tests, inspections, and approvals for the Threshold Inspections as required by applicable state statute, Third Party Inspections as defined by applicable state statute and inspections pursuant to the National Pollutant Discharge Elimination System (NPDES) and materials testing as required by the project manual, plans and specifications. As an exception to this, the Design Builder is responsible for all costs related to pressure testing all water and sewer lines in accordance with the project specifications and bacteriological testing of the potable water lines in accordance with the project specifications and Health Department requirements. The Design-Builder shall give timely notice when and where tests and inspections are to be made so that the Owner may be present for such procedures. Owner is entitled to compensation from the Design-Builder for the costs incurred for re-inspections due to failed inspections, and for re-inspections as a result of the work not being ready for inspection at the time of the scheduled inspection.

§ A.13.5.2 If the Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section A.l3.5.1, the Owner shall in writing instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section A.l3.5.3, shall be at the Owner's expense.

(Paragraphs deleted)
§ A.13.5.3 If such procedures for testing, inspection or approval under Sections A.l3.5.1 and A.13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure, including those of repeated procedures, shall be at the Design-Builder 's expense.

§ A.13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build
Documents, be secured by the Design-Builder and promptly delivered to the Owner.

§ A.13.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the
Owner will do so promptly and, where practicable, at the normal place of testing.

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§ A.13.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work.

§ A.13.6 COMMENCEMENT OF STATUTORY LIMITATION PERIOD
§ A.13.6.1 As between the Owner and Design-Builder:

.1
Before Substa n tia l Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substan tial Completion of all of the Work (including the final phase of the Work);

.2
Between Substa n tia l Completion an d Final Applica tion for Payment. As to acts or fail ures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Application for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Application for Payment; and

.3
After Fina l A pplica tion for Payment As to acts or failures to act occurring after the relevant date of issuance of the final Application for Payment, any applicable statute oflimitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Design-Builder pursuant to any Warranty provided under Section A.3.5, the date of any correction of the Work or failure to correct the Work by the Design-Builder under Section A.l2.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Design-Builder or Owner, whichever occurs last.

§ A.13.7 (Intentionally omitted.)

§ A.13.8 (Intentionally omitted.)

§ A.13.9 (Intentionally omitted.)

ARTICLE A.14 TERMINATION OR SUSPENSION OF THE DESIGN-BUILD CONTRACT
§ A.14.1.1 Upon compliance with the seven day notice of intent to terminate set forth below, the Design-Builder may terminate the Design-Build Contract if the Work is stopped without cause or as otherwise anticipated (except for demobilization and for the Events listed in Exhibit "L-1") under the Design-Build Documents for a period of 45 consecutive days through no act or fault of the Design-Builder or a Contractor, Subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, for any of the following reasons:

.1	issuance of an order of a court or other public authority having juriscliction which requires all Work to be stopped;

.2	an act of government, such as a declaration of national emergency which requires all Work to be stopped;
.3     the Owner has failed to make payment to the Design-Builder in accordance with the Design-Build
Documents; or

.4	the Owner has failed to furnish to the Design-Builder promptly, upon the Design-Builder's request, reasonable evidence as required by Section A.2.2.8.

§ A.14.1.2 Subject to the other terms and conditions of the Design-Build Documents including Sections 3.3, A.8.3, and Events l isted in Exhibit "L-1",the Design-Builder may terminate the Design-Build Contract if, through no act or fault of the Design-Builder or a Contractor, Subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, repeated suspensions, delays or interruptions of the entire Work by the Owner, as described in Section A.l4.3, without cause or as otherwise anticipated und er the Design-Build Documents, constitute in the aggregate more than 100 percent of the total number of days scheduled for completion , or 120 days in any 365-day period, whichever is less.

§ A.14.1.3 If one of the reasons described in Sections A.14.l.l or A.l4.1.2 exists, the Design-Builder may, upon seven days' written notice to the Owner, which notice is a conclition precedent to effect termination, terminate the Design-Build Contract and recover from the Owner payment for Work executed in accordance with the tenns set forth in Section A. l 4.4 below, plus overhead and profit on the Work performed prior to the receipt of notice of termination

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§ A.14.1.4 (Intentionally omitted.)

§ A.14.2 TERMINATION BY THE OWNER FOR CAUSE
§ A.l4.2.1 The Owner may terminate the Design-Build Contract if the Design-Builder:
.1     persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2	fails to make payment to Contractors for services, materials or labor in accordance with the respective agreements between the Design-Builder and the Architect and Contractors;

.3	persistently disregards laws, ordinances or rules, regulations or orders of a public authority having jurisdiction; or
.4     otherwise is guilty of substantial breach of a provision of the Design-Build Documents.

§ A.14.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Design-Builder and the Design-Builder's surety, if any, seven days' written notice, terminate employment of the Design-Builder and may, subject to any rights of the surety provided in the performance bond:
.1     take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Design-Builder;
.2     accept assignment of contracts pursuant to Section A.5.5.1; and

.3
finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Design-Builder, the Owner shall furnish to the Design-Builder a detailed accounting of the costs incurred by the Owner in finishing the Work.    ·

§ A.14.2.3 When the Owner terminates the Design-Build Contract for one of the reasons stated in Section A.l4.2.1, the Design-Builder shall not be entitled to receive further payment until the Work is finished.

§ A.14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Design-Builder. If such costs and damages exceed the unpaid balance, the Design-Builder shall pay the difference to the Owner.

§ A.14.2.5 In the event Owner terminates Design-Builder pursuant to this Section A.l4.2 and it is later determined that such termination was not proper or such termination right was not otherwise available to Owner, such termination shall be deemed a termination for convenience and Design-Builder's rights and remedies shall be limited to those set forth in Section A.l4.4 below.

§ A.14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ A.14.3.1 The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ A.14.3.2 Subject to the other tenns and conditions of the Design-Build Documents including Sections 3.3, A.8.3, and the Events listed in Exhibit "L-1", the Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section A.l4.3.1. Adjustment of the Contract Sum shall include profit lost during such suspensions. No adjustment shall be made to the extent:

.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or
.2     that an equitable adjustment is made or denied under another provision of the Design-Build
Contract.

§ A.14.4 TERMINATION BY THE OWNER FOR CONVENIENCE OR WITHOUT CAUSE
§ A.14.4.1 The Owner may, at any time, terminate the Design-Build Contract for the Owner's convenience and/or without cause. In such event, Design-Builder agrees to make no claim for wrongful termination or breach of contract.

§ A.14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner 's convenience and/or without cause, the Design-Builder shall:
.1    cease operations as directed by the Owner in the notice;

Init.

AlA Document A141 TM- 2014 Exhibit A. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA®
Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA® Document, or any     35

.2    take actions necessary, or that the Owner may direct, for the protection and preservation of the Work;
and

.3
except for Work directed to be performed prior to the effective date oftermination stated in the notice, terminate all existing contracts and purchase orders and enter into no further contracts and purchase orders.

§ A.14.4.3 In the event of termination for the Owner's convenience and/or without cause, whether prior to commencement of construction or after, the Design-Builder shall be entitled to receive payment for design services performed, Work properly executed, overhead and profit on Work performed and reasonable clirect increased costs incurred by reason of such termination, but in no event shall Design-Builder be entitled to payment for Work not performed, including any overhead and profit on design services not completed or Work not executed.

§ A.14.5 (Intentionally omitted.),
(Fable deleted)(Paragraphs deleted)

Init.

AlA Document A14FM - 2014 Exhibit A. Copyright© 2004 and 2014 by The American Institute of Architects. All rights reserved. WARNING: This AlA"'
Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AlA"' Document, or any     36
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

GENERAL CONDITIONS/ GENERAL REQUIREMENTS/ COST OF WORK MATRIX

PART 2 AGREEMENT -EXHIBIT "A-1"

19 / 23066 / 37

General Conditions I General Requirements I Cost of Work Differentiation

DESCRIPTION

rn
..JZ
(2Q
w!:: zc wz (!)0 u

COMMENTS/NOTES

PROJECT STAFF
Executive-in-Charge X Operations Manager X Estimator X Senior Project Manager X
Project Manager(s) X Superintendent(s) X

Assistant Superintendent X Senior Pro·ect Engineer X Project Engineer(s) X MEP Coordinator X

Regional Safety Manager X
Quality Control X BIM Specialist X Scheduler X Cost Engineer X Project Coordinator I Accountant X Seaetary X Drawing/Documentation Control Clerk X

STAFF TRAVEL
Out-of-Town
Air Flights X HotelRooms - Per Night X Subsistence    X Housing     X Miscellaneous    X

PROJECT OFFICE
Contractos Project Office Rental & Set-up X Ownes Project Office Rental & Set-up X Project Office Furniture & Equipment X Telephone System X Telephone Charges X Trailer Alann System X Radios - Two way X Workes Lunch Room Trailer X
Tool Trailers X

Including Computer, Cell Phone and Vehicle allowance or Company Vehicle
Including Computer, Cell Phone and Vehicle allowance
Including Computer, Cell Phone and Vehicle allowance
Including Computer, Cell Phone and Vehicle
allowance
Including Computer, Cell Phone
Including Computer, Cell Phone and Company
Vehicle
Includes Computer and Cell Phone Includes Computer and Cell Phone Includes Computer and Cell Phone
Includes Vehicle, Cell Phone, Computer and
Gas
Includes Computer and Cell Phone Includes Computer and Cell Phone Includes Computer and Cell Phone Includes Computer and Cell Phone

Storage Trailers

PROJECT OFFICE EXPENSES Electric, Water for Office Trailers

X

X    X    Hook ups by Contractor, Utility bills by Owner

Sanitary Service X
Drinking Water & Ice X Includes Coffee, Tea etc
In-house deliveries X Cleaning & Supplies - Project Office(s) only X Postage, Over night Express. and in house deliveries X Office Supplies X

PROJECT CLOSE-OUT
Submittals and As-Builts X Operation & Maintenance Manual X
1
SURVEYING & ENGINEERING
Register Surveyor I P.E. X Field Engineer X Layout Site X Utility Layout X
Interior Layout Batter Boards    X

TRAFFIC CONTROL
Flagman X Flagman- Off Duty Police Officer(s) X Traffic Control Plans, Barrels, Lights, Barricades & Signs X

SECURITY
Security Guard Service X I

General Conditions I General Requirements I Cost of Work Differentiation

>i:

!!?

'f't:    <:
rn     cr
0

cr_.z    ..JZ

Bz]' wcro.

o w    0 ,_=>o     ZW:::J
DESCRIPTION    ;;:w 0    wE    ()-J(.)G.I ;;::r"'    COMMENTS/NOTES
t-zcr    zo    uwj!ot-cr
5     wz    .,_ a:o >0-t
cr    o    t:JO    z w a.. e- m
w     (.)    0 w
0    0
cr    (.)LL (.)

TESTING AND INSPECTION
Material Testing Service    I    X    I
Inspection Service    I    X    I
I
CORPORATE COSTS
Main I Regional Office Overhead X IT, Software X Corporate Office Scheduler I Planner X Corporate Safety Program X Corporate Legal & Accounting X

MISCELLANEOUS SERVICES DRAWINGS
Contract Drawings - Sets for Distribution    X Shop Drawing Reproduction Costs     X
PHOTOS
Photographs X
SIGNS
Pro·ect Signs X
Misc. Construction, Information & Safety Signage X
MISCELLANEOUS
Mock-ups X
Legal Services X Travel & Entertainment X Ground Breaking & ToppingOff X
PERMITS AND PLAN CHECK    .•·    >"
Plan Check Fees X
Building Permits X Development & Impact Fees X Water Meter & Sewer Tap Fees X Utility Permits X Fire Sprinkler & Fire Alarm Permits and Inspection Fees X
Street Use Permits X Traffic Control Permits X Dust Control Permits X
Sidewalk/ Curb-Cut Permits X

TEMPORARY FENCE/WALKWAYS
Temporary Fence I Chain Link Rental- Gates & Scrim Cover if
required X Maintain Temporary Fences X Pedestrian Walkways- Covered and/or Open X Temporary Railings- Install & Removal X Temporary Access Ladders and Stairs X

TEMPORARY FACILITIES AND UTILITIES
Temporary Access Roads & Parkinq & Maintenance X Cleaning of Streets X Dust Control - Includes, Equipment, Labor and Materials X

SAFETY    ...
Perimeter Guardrail X
Stair & Slab Openings X
Fall/Debris Protection Systems X
Drug Testing X Safety Awareness Prpgram X Safety Signage X
Safety & First Aid Supplies X
Safety Labor X

TEMPORARY FIRE PROTECTION
Fire Extinguishers X
Temporary Standpipe System X
Fire Safety Watch X

TEMPORARY ENCLOSURES/?ARTITIONSISTAIRS
Temporary Doors, Windows and Partitions X
Temporary Stairs and Ladders X Temporary Elevator and Escalator Protection X Temporary Floor Protection X Temporary Wall Protection X Temporary Roof Protection X

TEMPORARY ELECTRIC, WATER & SANITATIO

- -- - --- - -------

General Conditions I General Requirements I Cost of Work Differentiation

DESCRIPTI ON

en
...J Z Ql!O zwoE
wz ClO u

COMMENTS/NOTES

Temporary Power Hook up X
Temporary Power Distribution Including Temporary Power boxes,
Cords, Poles & Etc X
Temporary Electric Consumption        X Generator Rental including Fuel & Maintenance    X
Temporary Lights X Temporary Water Hook up X Temporary Water Distribution - Site & Building X
Temporary Water Consumption X
Temporary Site Toilets and Hand Washing Facilities X

CONSTRUCTION EQUIPMENT
Site Work Equipment X Concrete Equipment X Finished Equipment X Equipment Fuel, Oil and Maintenance X Hauling - Misc. X
Pickup Trucks, Fuel, Maintenance, Oil- Job Trucks X Small Tools & Consumables X Safety Equipment and Supplies X
Tower I Mobile Cranes    X

Man I Material Hoist X Rental - Misc. X
CLEAN-UP
Continuous Clean-Up- Including Trash Carts, Chutes and Tools X Waste Disposal Charges X Glass Cleaning X Final Clean-Up X
INSURANCE    ..
General Liability X I
Builders' Risk X

CONTRACTOR OVERHEAD
Branch and Main Office Salaries X
Capital Expenses X Branch and Main Office Accounting X Pro'ect Accounting Processing X Employee Incentive (Bonuses) X

Contractor to provide % rate
Contractor to provide % rate

BONDS ·.    '
Subcontractor Bonds    X    I
General Contractor Bond    X
Sub Guard    X    I

I     I
I    I    Contractor to provide % rate
I    Contractor to provide % rate
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

SCHEDULES AND COMPLETION DATES FOR EACH TYPE OF IMPROVEMENT BY EVENT AND TYPE OF IMPROVEMENT

A.     Conunencement and Completion Dates: Conditions Precedent to Effective and Binding
Agreement

The Date of Conm1encement of the Work shall be no later than the date stated in § 3.1 of the Part 2 Agreement. The Date of Substantial Completion and Final Completion of the Work shall be the date stated in§ 3.3 of the Part 2 Agreement, and such dates are subject to adjustment only as expressly allowed by the Design-Build Documents. Provided, however, the following are conditions precedent for the Agreement to be effective and binding on the parties: (a) approval of the Board of Directors oflnternational Speedway Corporation of this Agreement, and (b) delivery of Owner's written Notice to Proceed to Design-Builder. Design-Builder acknowledges and agrees that Owner may establish an earlier Date of Commencement in its written Notice to Proceed (with the Date of Substantial Completion for the entire Work and Date of Final Completion for the entire Work being adjusted accordingly) if all of the other conditions precedent are satisfied earlier.

B.    Schedules

Design-Builder's Schedule of Milestone Dates is attached as Exhibit "B-1" which shows commencement and required completion dates for various improvements. Design-Builder's Preliminary Partial Schedule showing the activities and durations for portions of the Work including Construction Summary, PIR Event Schedule and Design and Permitting is attached as Exhibit "B-1". The Project Schedule showing in greater detail all of the activities necessary to properly evaluate the construction progress including the Critical Path and all items on the Critical Path shall be submitted by Design-Builder within 90 days after receipt ofNotice to Proceed.

The Project Schedule shall show the Events listed in Exhibit "L-1". The Project Schedule shall identify the Critical Path of the overall project and the Critical Activities through the completion of each individual Phase and specified Turnover date from commencement of the Work (and each individual Phase) to completion of the Work (and each individual Phase) as necessary to achieve the minimum seating requirements prior to each Event as listed in Exhibit "L-1". The term "Critical Path" shall be defined as the longest path of activities to achieve the Project Substantial Completion date; whereas, the term "Critical Activities" shall be defined as the activities that need to be completed to support the completion of a Phase or an Event. A commensmate capacity of concessions and code required amenities shall also be provided prior to each Event as listed in Exhibit "L-1".

PART 2 AGREEMENT - EXHIBIT B

19/23066/38

C.     Schedule Management Process

The following is required for the schedule management process:

1.
Monthly Schedule Work Sessions - Owner, its consultant, if any, and Design-Builder will meet monthly to review and discuss the schedule, the progress that has occurred, revised schedules as needed, and potential scheduling issues. Owner, its consultant, and Design-Builder will track the Critical Path of Substantial Completion and Critical Activities through each Phase and specified Turnover date (for each Phase and the entire Work), turnover dates, and Events.

2.	At least five (5) business days prior to each scheduled Work Session, Design-Builder shall provide the following information to Owner to facilitate the Monthly Schedule Work Sessions as follows:

Printouts identifying Overall Project's Longest Path (Critical Path) Printouts identifying Critical Activities tlu·ough each Phase and specified Turnover date
Printout of Total Float Sort for activities with 30 days of float or less
u    Printout of Two-Week Look-Ahead Schedule

&
Ability to view Schedules sorted or filtered by activity codes to be specified     during Monthly Schedule Work Sessions. Recommendation includes sorted by "Graphical Summary Area," "Seating Turnover" and/or "Area" per design breakdown.

"'	Printout of Owner responsible activities smied by either early start or area as defined at first monthly schedule work session.
Monthly schedule report identifying delays and improvements to the Critical Path of the Project and the Critical Activities for each Phase and specified Turnover date.
"     Electronic (.xer) version of the revised and agreed upon Baseline
Monthly electronic (.xer) versions of the Project Schedule update.

D.     Availability of Completion of Seats, Suites, Restrooms and Concessions for Events

The parties agree that the improvements identified in Exhibit "B-1" will be available for use by Owner on the dates stated in Exhibit "B-1 ".

19/23066/38
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

SCHEDULE 0 MILESTONE DATES (11111116)

PART 2 AGREEMENT- EXHIBIT "B-1"

1 9/23066/38

PHOENIX TOMORROW MILESTONE DATES

NOVEMBER 11, 2016

Notice to Proceed	November 11, 2016
Seat Manifest Submitted to Owner	March 1, 2017
Regulatory Drainage Substantial Completion	October 10, 2017
Existing Allison Suites & Club Renovation Substantial Completion	October 20, 2017
New Grandstand Aluminum, Decking, Handrails & Mid-steps 50% Complete	January 1, 2018
Begin New Grandstand Seating	February 1, 2018
Canyon #1Available for Use	March 1, 2018
New Grandstand Aluminum, Decking, Handrails & Mid-steps 100% Complete	May 1, 2018
Begin Existing Allison New Seating	May 1, 2018
Complete Existing Allison Seats Removal	July 1, 2018
New Grandstand Seating Complete	July 15, 2018
Allison Seat Replacement Complete	September 15, 2018
In-Field Substantial Completion	October 19, 2018
Midway Substantial Completion	October 10, 2018
Grandstand Substantial Completion	October 10, 2018
Frontstretch & Foothill Improvements	October 10, 2018
Canyon# 2 Available for Use	October 10, 2018

Schedule Notes:

1. It is understood that for the purposes of this agreement, Substantial Completion is synonymous with Certificate of Occupancy. It is further understood by the Design/Builder that the owner needs to begin move-in/set up of limited areas of the project prior to Substantial Completion. The Design/Builder agrees to work with the owner and the City to allow the owner to operate under a temporary Certificate of Occupancy or permanent Certificate of Occupancy up to two weeks prior to Substantial Completion. Activities that may occur under the TCO include but are not necessarily limited to: stocking, training, FFE Installation, room set-up and cooking. The Design/Builder agrees to review special occupancy dates with the Owner and work towards ensuring that the owner is able to occupy portions of the work as soon as possible. Specific high priority areas may include, but are not limited to the Infield Media Center, the Infield Care Center, and the Existing Allison Suites prior to the dates listed above.

2. The Design/Builder agrees to submit a detailed project schedule within 90 day from Notice to Proceed.
Major activities in this schedule shall have been coordinated with the Owner & PIR Staff prior to submission to the owner.
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

PRELIMINARY PARTIAL SCHEDULE (10/27/16) "B-2"

PART 2 AGREEMENT - EXHIBIT "B-2"

19/23066/38

GC-0110 New Grandstand    L •••. ••• J oy,
GC·0120 Allison Renovation    1 164 1 164 1 O'Yo

- Regulatory Storm Drain Improvements
Limited Site Improvements

Allison Renovation

New Grands tand

GC·0160 1 Midway·Phase 1 (Busch Garage, Restrooms & Hospitality)     1 220 . 220 I 0'1. I 02-May-17 I 19-Jan-18
I
GC-0190 Canyon Entrance #1 @ Existing Allison    255 I 255     O'Y.     04-May-11 I 05-Mar-18
GC-0140 Infield -Phase 1 (Tunnel Expansion)     270 270     0'/•     08-May-11 23-Mar-18
1
GC-0200 Infield -Phase 2    1 14o 140 1 0'1. 17-Apr-18 02-Nov-16
GC -0210 Midway- Phase 2    1 o 14o I 0'1. 17-Apr-18 02-Nov-18

Midway- Phase 1 (Busch Garage, Restroorn& & Uospltallly)
----------- Canyon Entrance #1 @ Existing Allison
Infield ·Phase 1 (Tunnel Expansion)
lnlield - Phase 2
Midway·Phase 2

GC-0220 RV Parking

1 18 i

m l 0'!. I 20-AP,:18 l 02-Nov-18 _

RV Parking

GC-0230 N ew Pit Road & Walls Complete    0    o•;. I    _ 19-Jul-18
GC-0240 New Race Cont rols & Start/Finish Relocation Complete I Open Test Ready     0    0 i 0'!.    06-Aug-18
QliJMfiimt!MI

0 New Pit Road & Walls Complete
0 New Race Controls & SlarUFinish Relocation Complete I

16-3     CAN AM_:oo NASCAR Weekend (Nov 11-13, 2016)     3     3 I O Y,

10-Nov-16' I

I CAN AM 500 NASCAR Weekend (Nov 11-13, 2016)

16-4     I Rusty Wallace Driving Experience (Nov 19-20, 2016)     ' 2    2    0'!. 1 18-N -16 , 21-Nov-16
I    I
16-5     i Rusty Wallace Driving Experience (Nov 26-27, 2016)     2 ! 2    OY, j 23-Nov-16 28-Nov-16
17-1     IINDYCARPrixvlew- Open Test (Feb 9-11, 2017)     3     3     0/', I 09-Feb-17' 13-Fe 7
I
17-2     ' GOOD-SAM RV R lly (Feb 23-26, 2017)     3     3     O'Y. 1 23-Feb-17' 27-Feb-17
17-3     i GOOD SAM 500 NASCAR Weekend (March 17·19, 2017)     2     2     O'Y. 1 17-Mar-17' j 20-Mar-17
17-4     1 Rusty Wallace Driving Experience (March 25-26, 2017)     2    2    Oo/.     24-Mar-17' I 27-Mar-17
I    I
17-5     NASCAR Driving Experience (Aprll7-9, 2017)     2 ! 2    OY, I 07-Apr-17' 10·Apr-17
I
I
17-6     Rusty Wallace Driving Experience (Aprll15-16, 2017)     2    2    0'/, 1 14-Apr-17' 11-Apr-17
17-7     INDY CAR EVENT Weekend (April 28-29, 2017)     2    2 I oy,     28-Apr-17• 01-May-17
17-8     ! Ford Fleet R & D (June 15-23, 2017)- Tentat ive     I 8 I 8     0"/t     15-Jun-17' 23-Jun-17
17-9     INASCAR Driving Experience (Sep 29- Oct1, 2017)     2    2     0"/,     29-Sep-17• 03-0ct-11

1 Rusty Wallace Driving Experience (Nov 19-20, 2016)
D Rusty Wallace Driving Experience (Nov 26-27, 2016)
I INDYCAR Prixview ·Open Test (Feb 9-11, 2017) GOOD SAM RV Rally (Feb 23·26, 2017)
I GOOD SAM 500 NASCAR Weekend (March 17-19, 2017)
1 Rusty Wallace Driving Experience (March 25- 26, 2017) I NASCAR Driving Experience (Apr117-9, 2017)
I Rusty Wallace Driving Experience (Aprll15·16, 2017)
INDY CAR EVENT Weekend (April 28-29, 2017)
B Ford Fleet R & 0 (June 15-23, 2017)- Tentallve
I NASCAR Driving Experience (Sep 29 ·Oct 1, 2017)

17-10     j Goodyear Tire T;;t (Oct 91· 0, 2017)- Tentatlve
17-11     I
Air Show j0c114·15, 2017)

2     2    0'/, 09-0c1-17' i 10-0c1-17
I 2     2    o•1,    13-0ct-17• ·1 16-0 t-17

I Goodyear Tire Test {Oct 9·10, 2017) ·Tent ative
Air Show {Oct 14-15, 2017)

17-12     CAN AM 500 NJ;:scAR W;ekend (Nov 17-19,2017)    2    2     "' I n-• ·'" 1 ,.,.-;.,
17-13     . _R usty Wallace D lng- ericnce (Nov 25-26, 2017)     2    2    0%     22·Nov-17• 27-Nov-17
17-14     ! Rusty Wallace Driving Experience (Dec 2-3, 2017)     2    2    O'lt I 01-Dec-17• . 04-Dec-17
18-1     ! GOOD SAM 500NASCAR Weeke;d(March 16·18, 2018)     2    2    0"!. 1 16-Mar-19" 19-Mar-18
18-2     i INDY CAR EVENT Weeked (April13-14 2018)     2     2 -1 0'/, . 13-Apr-18• I 16-Apr-18
-    -    -

0 CAN AM 500 NASCAR Weekend (Nov 17-19, 2017)
I Rusty Wallace Driving Experience {Nov 25-26, 2017) Rusty Wallace Driving Experience (Dec 2-3, 2017)
GOOD SAM 500 NASCAR Weekend {March 16-18, 2018) I INDY CAR EVENT Weekend (April 13-14 2018)
I CAN AM 500 NASCAR Weekend (Nov 9-11,

Package 3: Utilities, Drainage, Infield, Electrical Re-rout e, Water, Sewer, Storm Drain j 40 t

DP-050 i Package 5: Grandst and Superstructure & Vertical Circu lalion    I 5o     50

Oo/. I

1: Regulatory Storm Drain
2: Site Plan Package Permitting
Package 3:Utilities, Drainage, Infield, Elect rical Re-route, Water, Sewer,Storm Drain

DP-040     Package 4: Grandst and/Allison Foundations, Remaining Underground Utilities    30     30    Oo/, j 07-Nov-16 I 20-Dec-16
D8·Nov-16 20-Jan-17

- Package 4: Grandstand/Allison Foundations, Remaining Underground Utilities
-Package 5: Grandstand Superstructure & Vertical Circulation

DP-060 1 Package 6: Total-MidwaYPackage (Busch Garage/Hospitality), Allison Renovation    50     50 I

O Y,    08-Nov·16 I 20-Jan-17

-Package 6: Total Infield Package, Busch Garage/ lospllallty, Alll&on Renovation

DP-070     Package 7: Grandstand Enclosure MEP, Totallnflleld    25     25     O Y,    20-Jan-17 H-Feb-17
DP-080     Package 8: Grands t and Interiors & Balance of Project    45     45     Do/.    23-Jan-17 f 24-Mar-17

- Package 7: Grandstand Enclosure MEP
- Package 8: Grandstand Interiors & Balance of Project

Rllllalring 1.eY111 d Elbt
I S'C
Ac:UIIleolelofEibt
-Aclui!IWtslo:
c:>--0 Rem<!inrg Work
--- ClllicaiRem81'1f1JWO'k

Phoenix International Raceway
Improv ements

Page 1 of2

0    0 MIM-     I INTERNATIONAL SPEEDWAY CORPORATION'    27-0ct-16

Activlly ID     AoUvily N•m•    or;giiR•m•;nl %
l    I    I
Our Our :ompleh

Start     Finish

IT! NfOIJIT

2017
A I M I J IJutl A I S

2018
0    FIMIAIMiliJIAIS

2019
Nl o I J] F I Ml A I Ml J I J I A Is     0

GMP-010 lSubmit GMP
GMP·100 GMP Review·Finalize Cont rac t Package
GMP-110 j ISC Approval- Updated Contract P age

I 0 I 0    0% I 28-0ol-16' I
6 ·1.- 6 . _ 0"·/_- 2a-=-Oc1l·6    j_ 04-Nov-16
!
j 0 ! 0     0"/o    I 04-NOV·16

Submit GMP
GMP Review ·Finalize Contract Package iSC Approval ·Updated Co ntract Package
p

GMP·120 Signed Contract Issued I Sent    i 0 _ ._ 0 _1 0"/. ·1    07-Nov-16    0 Signed Contract Issued I Sent
GMP-130 [ NTP · Design & Key Procurement Packages     I 0 I 0 j 0"/o     0 NTP ·Design & Key Procurement Packages
'.

Package 1: Regulat ory Storm Drain     t 66 . 50     Package 1: R eg ulatory Storm Drain
PE-100 rPackage 2: Site Plan Package Permitting     - 5 J i· 57
PE·110 _ Package 3: Utilities, Dr. inage, Infield, Electrical Re-route, Water, Sewer, S t orm Drain 58     56    -Package 3: Ulllilies, Drainage, Infield, Elec t rical Re·route,Water, Sewer, Storm Drain
PE-120 ] Package 4: Grandstand/Allison Foumlallons, Remaining Underground Ut itilies     -j 59     59    15-Mar-17-    -Package 4: Grandstand/Allison F oundations, Remaining Underground Utilities
PE·130 1 Package 5: Grands t and Superstructure & VerticalCirculation     I 61     61J O'Y.     23-Jan-17 · 17·Apr·11    -    Package 5: Grands tand Superstructure & Vertica l Cirwlatlon
I
I
PE·140     Package 6: Total Midway Package (Busch Garage/Hospitality), Allis on Renovation    61     61 J O'Y. j 23-Jan·11 11·Apr·11     -    Package 6: Total Infield Package, Busch Garage/Hospitality, Allison Renovation
PE·145     Package 7: Grandstand Enclosure MEP, Total Infield    75     75 I 0"/.     20-Feb·11 . 15-May·11    -Package 7: Grandst and Enclosure MEP
PE·150 . c age 8: Grandst and Interiors & Balance of Pr    I 61 I 61 _I_ 0"/. 27-Mar·11 I 20-Jun-17     -Package 8: Grandstand Interiors & Balance or Projec t
I

PE-.,..,.,.., PE·160
PE-170
PE-180
PE-190

,I,O...b._t,_a,i_n Rne- g··u·l•a- t• o-r-y·cS-to•-r·m- .D-...r_a,i_n"P'·ermit
Obtain Infrastruc ture I Civil Pennits & Approvals
SJRWMD Stormwa t er Permit
ACOE Permit Modification I Exemption
Obtain Sewer Permit

I o ! 0 J
0 ' 0
I o    I
o I 0

o-•v•. I
o% I
Oo/o
0%
0'!.

J -0-3-J' an·1-1
27·Feb·11
27·Feb·17
I 27·Feb·11
i 27·Feb -17

0 Obtain Regulatory Storm Drain Pem11t
0 Obtain Infrastructure I Civil Pennits & Approvals
0 SJRWMD Stormwa t er Pennit
0 ACOE Pemlit Modification I Exemption
0 Obtain Sewer Permit

', I

PE·200

] Ob tain Water Permit

o r o -·

0"1. !    27F· eb·11

0 Obtain Water Permit

PE·210

Obtain Foundation Permit · New Grandstand

0 i 0 ' 0%     15-Mar-17

0 Obtain Foundation Permit ·New Grands t and

I'•

PE·310
PE-220
PE·320
PE-410
PE- 510

Ob t ain Foundation Pennit ·Allison Grandstand Entry Core Expansion
Obtain Structural Permit·New Grandstand
Obtain Struc t ural Permit·Allison Grandstand Ent ry C ore Expansion
Obtain General Building Permit - Infield Package, Buildings & Improvements
Obtain General Building Permit·Grandstand Int eriors & Balance
,or:::a:•-mrmTI:

o I 0 :_ 0"/
0 i    0"/.
I o    oo;.,
0    0    0°/.
0    0"/o

15·Mar·11
17-Apr-11
1 17-Apr·11
I 11-Apr-17
20·Jun·11

0 Obtain Foundation Permit- Allison Grandstand Ent ry Core Expansion
0 Ob tain Strucl ural Penni! ·New Grandstand
0 Obtain Struc tural Permit·Alllson Grandstand Entry Core Expansion
0 Obtain General Bulldlng Perrnll -Infield Package, Buildings & Improvements
0 Obtain GeneralBuilding Permit- Grands t and Interiors & Balance

55·0100
SS·0110
SS-0120
SS-0125
SS-0130
SS·0135
SS-0140

Issue S t eel Crit eria Package & RFP to Steel/Bleacher Subcontractors
1 Receive RFP Bids b8ck from Subcontractors
Review & Finalize Bids
f Pricing Validation based on Fi1al Crleria
Selec t SteeUBieacher Subcontra c t or i Award Steel Package Contract IPrepare Initial Design Document s

0
. 15 -
i 5
I s I
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. . 25

, 100"/. ·I.·    1 OJ-Oct·16 A sue Steel Criteria Package & RFP to Steel/Bleacher Subcontractors
I 100-t. 03-0c t -16 A . 19-0ct-16 A     Receive RFP Bids back from Subcontractors
0 1 100"/. 19-0ct-16 A-I 25·0ct -16 A     Review & Finalize Bids
4 ]_ 27.5 o ·1 25-0c t-16 A - 31·0ct·1     Pricing Vtildatbn based on Fila! Crite ria
l
4    0     31-0c t-16 04-Nov-16    I Select Steel/Bleacher Subcontrac t or
"/.
0     O'Y. J    04·NOV·16    Award Steel Package Contract
25 ., Oo/, T 04-Nov·16 09-Dec·16- c:::J Prepare Initial Design Document&

5S·0145

! Foundation Design · Structural Engineer

f 5 i

0% I 09·Dec 16

15-Dec-16-    0 Foundation Design · Slruclural Engineer

SS·0220
SS-0150
SS-0175
SS-0155

IComplete Structural Design
Prepare Foundation Package
I
Struc t ural Design·Struc tural Engineer
lSubmit Foundation Pa c kage t o City (Permit Package #4)

15 .I 15 .·1
10 J 1<>__ 1
5 I 5 .
0

O'Y. _ . 09-0 16 29·Dec·16
o•t.    1S.Dec·16 21-Dec-16
I
0%     1S.Dec·16 29-Dec·16
0% --    21-Deo-16

D Complete Struct ural Design
II Prepare Founda t ion Package
0 Struc tural Design·Structural Engineer
0 Submit Foundation Package to City (Pennit Package #2)

SS-0210

1 Prepare Full Struc tural Package

J 19 I

19 1

0% r 29-Dec1·6 I 2J.Jan 11

0 Prepare Full St ructural Package

SS-0165
SS·0160
SS·017 0

, SubmU Struc tural Package to Cit y (Permit Package #5) Prepare Shop Drawings
hop Drawing Review & Approval
I

o    o .
23 1 23 1
I

0%
0% -1-
o•t.

24..Jan·11

2 Jan-17
17 -Feb-17
I

0 Submit Structural Package t o City (Permit Package #3)
D Prepare Shop Drawings
D Shop Draw ing Review & Approval

SS-0180

S
Scrub Shop Drawings I Release for Fabrication

1s 1 1s i
5 I 5

17-Feb·H J 07-Mar-17
0/'.     07-Mar·11 I 14-Mar-17

0 Scrub Shop Drawings I Release f or Fabrication

SS-0190
SS-0200

Steel Fabrication & Delivery
Steel On-Site

40    40
o-1 0 !

0% I
0%

14·Mar·11 I 27·Apr·17
I 27-Apr-17

[:::=J Steel Fabricat ion & Delivery
0 St eel On-Silo

-    RamalringllweldEI()r\
-AcltOI.e'vold EHOf t
-    AciUIIIWOf k
CJ--C] RtmalrirgWOfk

/!((i/ISC

Phoenix International Raceway
Improvements

Sehed.4ef:Erle8r
Olio     R evfli<ln    Ct«ked 1\WCNed
19-Ap'-16 Preliminary    BM    8
18-JIA-16 Prean tru::tu:n Upi<dell     PoR    GK
01- 16 Precc« lr u::II01U¢ate 112    GK

24-AI.q-16 Preccntr u:: onUpdale#J

1-.'R    GK

--- ClllicaiAernllringWDrk
0     O MI

INTERNATIONAL SPEEDWAY CORPORATION'

27·0C l·16

OKLAND
CONSTRUCTION

1S.Sep-16 Prearostr u::ti011Upadltl-l    Gl<
;:::,: =Upde#5    1: 1:
1
I
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS
AlA    Document A141'"- 2014 Exhibit C

(Paragraphs deleted)
INSURANCE AND BONDS

for the following PROJECT:
(Name and location or address)

Phoenix Tomorrow Project
at Phoenix International Raceway
Avondale, Arizona

THE OWNER:
(Name and address)

PHOENIX SPEEDWAY CORP.
125 South Avondale Boulevard, Suite 200
Avon dale, Arizona 85323

THE DESIGN-BUILDER:
(Name and address)

OK.LAND CONSTRUCTION COMPANY, INC.
1700 N. McClintock Drive
Tempe, Arizona 85281

PART2 AGREEMENT-EXHIBIT "C"

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AlA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AlA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

ARTICLE C.l
The Owner and Design-Builder shall provide policies ofliability insurance as required by the Design-Build
Documents, or as follows: See Article A.ll of the Agreement

(Specify changes, if any, to the requirements of the Design-Build Documents, and for each type of insurance identify applicable limits and deductible amounts)

ARTICLE C.2
The Design-Builder shall provide surety bonds in the fonn attached as Exhibit "H" as follows:
(Specify type and penal sum of bonds)

Type     Penal Sum : ( 100% of the
Contract Sum)

Payment and Performance Bonds

Amount of the Guaranteed
Maximum Price

(Paragraphs deleted)
§ C.2.1 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Agreement, the Design-Builder shall promptly furnish a copy of the bonds or shall permit a copy to be made.

(Paragraphs deleted)
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

APPLICATION FOR PAYMENT

PART 2 AGREEMENT- EXHIBIT "D"

19/23066/37

,Q.,:i_,.·:A::;

..x:-

[»(Q)tij)Jmern1t G1

TM    1992

Application and Certificate for Payment

TO OWNER:    PROJECT:

APPLICATION NO: PERIOD TO: CONTRACT FOR:

Distribution to:
OWNER: 0
ARCHITECT: 0

FROM
CONTRACTOR:

VIA
ARCHITECT:

CONTRACT DATE:
PROJECT NOS:

CONTRACTOR: 0
FIELD: 0
OTHER: 0

CONTRACTOR'S APPLICATION FOR PAYMENT Application is made for payment, as shown below, in connection with the Contracl. Continuation Sheet, AIA Document 0703, is attached.
'I, ORIGINAL CONTRACT SUM ........................................................................ $     _
2. Net change by Change Orders .............................................................. $     _

The undersigned Contractor certifies that to the best of the Contractor's lmowledge, infmmation and belief the Work covered by tlus Application for Payment has been completed in accordance with the Contract Documents, that all amounts have been paid by the Contractor for Work for which previous Certificates for Payment were issued and payments received from the Owner, and that cunent payment shown herein is now due.

CONTRACTOR:

3. CONTHACT SUM TO DATE (Line 1 ± 2)...................................................... $     _
4. TOTAL COMPLETED & STORED TO DATE (Column G on G703) ............... $     _
5. RETAINAGE:
a.     %of Completed Work

By:	State of:
County of:
Subscribed and sworn to before

Date:

(Colunm D +Eon G703)
b.    % of Stored Material
(Colum11 F on G703)

$     _

$-----

me this    day of

Notary Public:

Total Retain age (Lines Sa+ Sb or Total in Column I of G703)    $----

My Comnlission expires:

6. TOTAL EARNED LESS RETAINAGE
(Line 4 Less Line 5 Total)

$     _

ARCHITECT'S CERTIFICATE FOR PAYMENT
In accordance with the Contract Documents, based on on-site observations and the data comprising

7. LESS PREVIOUS CERTIFICATES FOR PAYMENT    $     _
(Line 6 from prior Certificate)
8. CURRENT PAYMENT DUE ......................................................................... ! $     I
9. BALANCE TO FINISH, INCLUDING RETAINAGE
(Line 3 less Line 6)     $-----

this application, the Architect certifies to the Owner that to the best of the Architect's knowledge, information and belief the Work has progressed as indicated, the quality of the Work is in accordance with the Contract Documents, and the Contractor is entitled to payment of the
AMOUNT CERTIFIED.
AMOUNT CERTIFIED    $      (Attach explanation if amount ce1tijied differs from the amount applied. Initial all figures 011 this Application and on the Continuation Sheet that are changed to conform with the amount certified.)
ARCHITECT:

CHANGE ORDER SUMMARY	ADDITIONS	DEDUCTIONS
Total changes approved in previous months by Owner $		$
Total U£2roved this Month	$	$
TOTALS	$	$
NET CHANGES by Change Order	$

By:

Date:

This Certificate is not negotiable. The AMOUNT CERTIFIED is payabl e onl y to the Contractor named herein. Issuance, payment and acceptance of payment are without prejudice to any rights of the Owner or Contractor under this Contract

AlA Document G702TM -1992. Copyright© 1953, 1963, 1965, 1978 and 1992 by The American lnsillute ol Architects. All rights reserved. WARNING: This AlA@ Document is protected by U.S. Copyright
Law and lnlernnlionnl Treaties. Unnulhorized reproduction or distribution of this AIA 0 Documenl, or nny poriion of il, mny result in severe civil nnd criminal penalties, and will be prosecuted to the     1
maximum extent possible under the law. This document was produced by AlA software at11:51:37 on 04/24/2007 under Order No.1000245573_1 which expires on 6/27/2007, and is not for resale.
User N.otes:     (4187600211)
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

WAIVER AND PARTIAL RELEASES FINAL WAIVERS AND RELEASES OF LIENS
DESIGN-BUILDER'S AFFIDAVIT OF OUTSTANDING ACCOUNTS DESIGN-BUILDER'S FINAL PAYMENT AFFIDAVIT

"Contractor" shall mean "Design-Builder" on this form

PART 2 AGREEMENT - EXHIBIT "E"

19!23066 / 37

UNCONDITIONAL WAIVER AND RELEASE ON PROGRESS PAYMENT FOR USE IN STATE OF ARIZONA

Project:          Job No.:
The undersigned has been paid and bas received a progress payment in the sum of

$ (Amount) for all labor, services, equipment or material furnished to the jobsite or to

- - -----(Person With Whom Undersigned Contracted), on the job of-------- (Owner) located at (Job Description) and does hereby release any mechanic's lien, any state or federal statutory bond right, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to claim or payment rights for persons in the undersigned's position that the undersigned has on the above-referenced project to the following extent. This Release covers a progress payment for all labor, services, equipment or materials furnished to the jobsite or to ----------(Person With Wham Undersigned Contracted) through
------(Date) only and does not cover any retention, pending modifications and changes or items furnished after that date.

The undersigned warrants that he either has already paid or will use the monies he receives from this progress payment to promptly pay in full all of his laborers, subcontractors, materialmen and suppliers for all work, materials, equipment, or services provided for or to the above-referenced project up to the date of this Waiver.

Date:     _

(Company J ame)

NOTICE: This document waives rights unconditionally and states that you have been paid for giving up those rights. This document is enforceable against you if you sign it, even if you have not been paid. If you have not been paid, use a conditional release form.

UNCONDITIONAL WAIVER AND RELEASE ON FINAL PAYMENT FOR USE IN STATE OF ARiZONA
Project: '          Job No.:

The undersigned has been paid in full for all labor, services, equipment or material furnished to the jobsite or to------------ (Person With Whom Undersigned Contracted), on the job of
----------(Owner) located at (Job Description} and does ..:

hereby waive and release any right to mechanic's lien, any state or federal statutory bond right,- any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to claim or payment rights for persons in the undersigned's position, except for disputed claims for extra work in the amount of$-------(Amount of Disputed Claims).
The uridersigned warrants that he either has already paid or will use the monies he receives from this final payment to promptly pay in full all of his laborers, subcontractors, materialmen and suppliers for all work, materials, equipment, or services provided for or to the above-referenced project.
(

Date:     _    _    __

(Company l'lame)

.    .
NOTICE: 1bis document waives rights unconditionally and states that you have been paid for giving up those rights. This document is enforceable against you if you sign it, even if you have not been paid. If you have not been paid, use a conditional release form.

66218\SLW\LINDAG

PROffiCT:

DESIGN//BUILDER'S AFFIDAVIT OF OUTSTANDING ACCOUNTS

To the best of my knowledge and belief, we hereby certify that all estimates of work shown on the application for payment Number _ dated
-:------,--:c:-::::---are true and correct, that all work has been performed and material supplied in full accordance with the terms and conditions of the Agreement with Owner and all authorized changes thereto, that the following is a true and correct statement of the contract account up to and including the last day of the period covered by this estimate and that no part of the Payment Due This Estimate has been received.

(Must match Pay Requisition)    (Owner Use Only)

ORIGINAL CONTRACT AMOUNT: APPROVED CHANGE ORDERS: ADJUSTED CONTRACT AMOUNT:

$     _
$.     _
$.      _

$
$
$

***************************************************************************************

***************

WORK COMPLETED TO DATE: (on contract)

$.     _    $

Net Change (add/ded uct)
Total Work Completed to Date
Less Retainage Total Owed to Date Less Prior Billings

$.     _
$          _
$     _
$.     _
$     _

$
$      _
$     _
$     _
$      _

PAYMENT DUE THIS ESTIMATE·     $'=====    $====

AFFIDAVIT OF OUTSTANDING ACCOUNTS

We hereby certify that all outstanding claims for labor, insurance, unemployment benefits, taxes, union benefits, subcontract materials, expendable equipment, and any and all other obligations incurred in the performance of said agreement have been paid in full in accordance with the requirements of said agreement except such outstanding claims as are listed below, which statement contains all claims against Design/Builder which are not yet paid. (All amounts owed, even if under extended periods of credit, must be included in this statement) We also certify that these due and payable accounts will be paid as shown below out of funds to be received from the Owner for this period and signed Releases o'fLien will be presented to Owner for each of the below listed Suppliers/Subcontractors.

Amount to be Paid
			Amount	by Design/Builder	Balance Owing
Subcontractor/	Type of Material or Labor	Contract Price	Previously	to Subcontractor/	Subcontractor/
Supplier Name	Furnished	(if applicable)	Paid	Supplier out of	Supplier After this
				this Payment	Payment
************************************************************************************************************************

The undersigned Design/Builder, having heretofore entered into a Contract with Owner to perform work in connection with the above project, and having made Affidavit of Outstand ing Accounts in connection with request for payment in order to induce Owner to make a payment at this time in the amount indicated above, agrees as follows:

•    That said payment is in strict compliance with the terms and conditions of said contract.
• That said payment shall be received as a trust fund and applied by the undersigned for the discharge of his obligations for labor, subcontract work, materials, equipment, supplies, services, etc. in connection with this project

•
That said payment will not be deposited with any depository to whom the Design/Builder has given any evidence of an ndebted which gives to the depository any legal rights to such funds or any part thereof.

• That the person executing this Certificate on behalf of the Design/Builder is an authorized officer of the Design/Builder, having knowledge of all the matters hereinabove set forth and is duly authorized to execute fuis Certificate and bind the Design/Builder.

Dated this day of ,20 .

STATE OF=------------------ COUNTYOF

(DESIGN//BUILDER)

Subscribed and sworn to before me this
day of    20_.

By:

Title:

-:---:--.,---:-:----- (undersigned)
_

Notary Public
My Commission Expires:          _

19/5220/866

DESIGN/BUILDER'S FINAL PAYMENT AFFIDAVIT

STATE OF ARIZONA
COUNTY OF

BEFORE ME, the undersigned authority, personally appeared--,--------,-- (Name of Affiant), who, after being first duly sworn, deposes and says of his/her personal knowledge the following:

1.     He/She     ts    the     (Title     of     Affiant)     of
     (Name of Business), which does business in the State of
---------' hereinafter referred to as 'Design/Builder'.

2. Design/Builder, pursuant to a contract with (Name of Owner), hereinafterreferred to as the "Owner'', has furnished or caused to be furnished labor, materials and services for the construction of certain improvements to real property as more particularly set forth in said contract.

3. This Affidavit is executed by the Design/Builder for the purposes of obtaining final payment from the Owner in the amount of$"---------------

4. All work to be performed under the contract has been fully completed, and alllienors under the direct contract have been paid in full, except the following listed lienors:

NAME OF LIENOR     AMOUNT DUE

Signed, sealed, and delivered this      day of     _

By:

Print Name

Title of Mfiant:

(Name ofBusiness)

Sworn to and subscribed before me this

day of     , 20     ) by

, who is personally known to be the person described in or has produced as identification.

Notary Public, State of Arizona
Type or Print Name:
My Commission Expires: Commission Number:

19/5220/869
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

CONTRACT COMPLETION CHECKLIST "Contractor" shall mean "Design-Builder" on this form

19/16457/330    PART 2 AGREEMENT - EXHIBIT "F"

Contract Completion Checklist

C.I.P.# I PROJECT DESCRIPTION: CONTRACTOR:
Original Contract Sum
Change Orders
Final Contract Sum

3/9/2015

Approved

Date

Scope Summary

2    Substantial Completion Certificate

3    Punch List

4     Approved Revised Drawings and
As Built Drawings
a. One complete set on CD in Autocad (AutoCad version to be confirmed with Owner)
b. Two complete sets in Hard Copy
format- Full Size

5    Certificate of Occupancy:

6    Operation, Maintenance & Training Manuals:
a. 2 Complete sets of all Operations &
Maintenance Manuals
b. Copies of Maintenance Agreements

7    Warranties I Guarantees
a. 2 Complete Sets of all Warranty I Guarantee
Documents

8    Delivery of all Attic Stock:
a. Delivery schedule to be coordinated with
NATC and Track Operations Staff

9    Consent of Surety:

10     Affidavits & Final Lien Waivers:

11     Vendor Diversity/Minority Documents
a. Name of minority owned and/or controlled company
b. Scope of work performed by company
c. Contract sum of work performed by company

Contractor Architect!Engineer Owner

Contractor Architect/Engineer Owner

Contractor
Architect/Engineer .    _ Owner

Contractor Architect/Engineer Owner

Contractor Architect/Engineer Owner

Contractor Architect!Engineer Owner

Contractor Architect/Engineer Owner

Contractor Architect/Engineer Owner

Contractor Architect/Engineer Owner

Contractor Architect/Engineer Owner

Contractor Architect/Engineer Owner

NATC/CJoseoutOocs/AIA Project Completion Checklist.xlsx
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

CONFIDENTIALITY AGREEMENT

THIS AGREEMENT, dated this day of , 20 , between PHOENIX SPEEDWAY CORP. ("Owner") and OKLAND CONSTRUCTION COMPANY, INC. ("Second Party"). For adequate consideration , receipt of which is hereby aclmowledged , the parties agree as follows:

1. Recitals. Owner is in the process of obtaining design-build services for the Phoenix Tomorrow Project at Phoenix International Raceway (hereinafter known as the "Project"). Owner has expended extensive time, effort and money in creating, developing, marketing and protecting its technical and non-technical ideas, design and other work product which it considers to be confidentia l , proprietary information and its trade secrets ("work product"). In order to prepare conceptual design and other design information, it is necessary for Owner to provide work product information to Second Party which the parties agree should not be disclosed to third parties except those required to implement or provide services to Second Party in preparing the design and related information for this Project. This Agreement is entered into for the purpose of protecting Owner from any an d all unauthorized disclosure or exploitation of its protected work and the work of others employed and/or retained by Owner and/or Second Party and for the purpose of maintaining confidentiality as to future Project plans and property and development plans of Owner. Second Party agrees to require other persons receiving information concerning the Project to execute a Confidentiality Agreement sim il ar to this Agreement which protects Owner in the same manner as covered by this Agreement.

2. Mutual Consideration. The parties hereby acknowledge and agree that a material inducement for Owner to comm it Second Party access to Owner's work product, Second Party agrees to enter into this Confidentiality Agreement and to be bound by its terms, conditions and covenants.

3. Covenant to Non-Disclosure: Owner Ownership of Work Product. All work product, property, dated documentation , or infonnation of any kind prepared, conceived, discovered, developed or created by Second Pat1y for Owner ("work product") shall be deemed to be "work for hire" (as defmed in the Copyright Act, 17 U.S.C.A.
§ 101 , ET SEQ., AS AMENDED).

4. Remedies of Default. In the event of any actual or threatened breach of this Agreement by Second Party, Owner shall be ent itl ed to injunctive relief in addition to damages and such other remedies provided by law or equity .

5. Publicitv. All newspaper, magazine and other media articles, announcements, statements, exhibitions and advertising (collective l y "publicity") issued or published by the Second Party in connection with the Project shall be approved in writing by Owner before publication.

6. Binding Effect; Savings Clause; Venue. The parties acknowledge and agree that this Agreement is effective when signed by both parties and that t h e provisions of this Agreement are severable and should any of its provisions, clauses or portions hereof be deemed invalid or of no force and effect by a court of competent jurisdiction, all remaining clauses and provisions shall remain in full force and effect. Venue for any legal proceedings involving disputes arisin g out of this Agreement shall be proper only in the place where the Project is located.

OWNER:
PHOENIX SPEEDWAY CORP.     DESIGN-BUILDER:

OKLAND CONSTRUCTION COMPANY, INC.

By:__     _          __

By:          _     _

Title:__          __     _     Title:                   _

PART 2 AGREEMENT - EXHIBIT "G"
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

PERFORMANCE BOND AND PAYMENT BOND

PART 2 AGREEMENT - EXHIBIT "H"

PERFORMANCE BOND

KNOW ALL MEN BY THESE PRESENTS: that
(Name of Contractor) (Address of Contractor)

a ------:-::------:-:---=----:---:-:-----:---c-:---:--:-----:c--:- -- - ' hereinafter called PrincipaI, and
(Corporation, Partnership, or I ndividual)
(Name of Surety) (Address of Surety)

hereinafter called Surety, are held and firmly bound unto
(Name of Owner) (Address of Owner)

hereinafter called OWNER, in the penal sum of-- -----:-::--- -,--:::---:------ --- (Contract Sum)

--- ------- --- - -- -- -------Dollars, ($

in lawful money of the United States, for the payment of which sum well and truly to be made, we bind ourselves, successors, and assigns, jointly and severally, firmly by these presents.

THE CONDITION OF THIS OBLIGATION is such that whereas, the P rincipal entered into a certain contract with the OWNER, dated the day of , 20_ which is incorporated by reference and made a part hereof for the construction of:

NOW, THEREFORE, if the Principal shall well, truly and faithfully perform its duties, all the undertakings, covenants, terms, conditions, and agreements of said contract during the original term thereof, and any extensions thereof which may be granted by the OWNER, with or without notice to the Surety and during the one year warranty period, and if it shall satisfy all claims and demands incurred under such contract, and shall fully indemnify and save harmless the OWNER from all costs and damages which it may suffer by reason of failure to do so, including delay damages, and shall reimburse and repay the OWNER all outlay, expense and damages which the OWNER may incur in making good any default, then this obligation shall be void; otherwise to remain in full force and effect.

PROVIOED, FURTHER, that the said surety, for value received hereby stipulates and agrees that no change, extension of time, alteration or addition to the terms of the contract or to WORK to be performed thereunder or the SPECIFICATIONS accompanying the same shall in any wise affect its obligation on this BOND, and it does hereby waive notice of any such change, extension of time, alteration or addition to the terms of the contract or to the WORK, or to the SPECIFICATIONS.

PROVIDED, FURTHER, that no final settlement between the OWNER and the CONTRACTOR shall abridge the right of any beneficiary hereunder, whose claim may be unsatisfied.

I 9/5220/843 I".J unc 14, 2013]

Surety is bound by the notice requirements in the Owner/Contractor Agreement relative to corrective work, warranty work , default and termination which are incorporated by reference herein. OWNER expressly reserves the right to arrange for completion of Principal's Contract, to complete the Principal's Contract itself or through others, to control completion and to obtain a new contractor to complete the Principal's Contract. Surety reserves the right to challenge the reasonableness of OWNER 's costs to complete and to claim failure to mitigate damages.

IN WITNESS WHEREOF, this instrument is executed in counterparts, each one of which shall be deemed an original, this day of , 20 .

ATTEST:

Principal

(Principal) Secretary

By:_----:-=-----:-:----:---:-::---=----:-------:------:------::-----=-::::-----:--- (President, Vice President or other Officer)

(SEAL)

(Witness as to Principal)	(Address) (Address) (City/State/Zip)
(City/State/Zip) ATTEST:
(Surety) Secretary     SURETY NAME

(SEAL)

By:

(Witness as to Surety)

----:-:------Attorney-in-Fact for Surety) Name

(Address)     (Address) (City/State/Zip)         (City/State/Zip)

NOTE: Date of BOND must not be prior to date of Contract. If CONTRACTOR is Partnership, all partners should execute BOND.

IMPORTANT: (1) CONTRACTOR shall furnish to OWNER prior to commencement of construction and keep in full force and effect during the term of the Contract a performance bond in compliance with the applicable statutes in the state where the PROJECT is located, a surety authorized to do business in the state of the PROJECT and listed on the Treasury Department's most current list (Circular 570 as amended), satisfactory to the OWNER with a surety rating of at least an A- rating by Best's Key Rating Guide produced by A.M. Best Company. (2) Power of Attorney for Surety's Attorney-in-Fact must be attached.

19/5220/843 r.J unc 14, 2013]

--------

PAYMENT BOND

KNOW ALL MEN BY THESE PRESENTS: that
(Name of Contractor) (Address of Contractor)

a -------:-=-----:---:o---------c:-..,....,.---,------' hereinafter called Principal, and
(Corporation, Partnership, or Individual)
(Name of Surety) (Address of Surety)

hereinafter called Surety, are held and firmly bound unto
(Name of Owner) (Address of Owner)

hereinafter called OWNER, in the penal sum of =----:------:--::----:---------
(Contract Sum)

-------------------------Dollars ($

in lawful money of the United States, for the payment of which sum well and truly to be made, we bind ourselves, successors, and assigns, jointly and severally, firmly by these presents.

THE CONDITION OF THIS OBLIGATION is such that whereas, the Principal entered into a certain contract with the OWNER, dated the day of , 20_ which is incorporated by reference and made a part hereof for the construction of:

NOW, THEREFORE, if the Principal shall promptly make payment to all persons, firms, SUBCONTRACTORS, SUPPLIERS, MATERIALMEN, and corporations furnishing materials for or performing labor and/or services in the prosecution of the WORK provided for in such contract, and any authorized extension or modification thereof, including all amounts due for materials, lubricants, oil, gasoline, coal and coke, repairs on machinery, equipment and tools, consumed or used in connection with the construction of such WORK, and all insurance premiums on said WORK, and for all labor performed in such WORK whether by SUBCONTRACTOR, SUPPLIERS, MATERIALMEN, or otherwise, then this obligation shall be void; otherwise to remain in full force and effect.

PROVIDED, FURTHER, that the said Surety, for value received hereby stipulates and agrees that no change, extension of time, alteration or addition to the terms of the contract or to the WORK to be performed thereunder or the SPECIFICATIONS accompanying the same shall in any way affect its obligation on this BOND, and it does hereby waive notice of any such change, extension of time, alteration or addition to the terms of the contract or to the WORK or to the SPECIFICATIONS.

19/5220/844 [June 14, 2013]

PROVIDE, FURTHER, that no final settlement between the OWNER and the CONTRACTOR shall abridge the right of any beneficiary hereunder, whose claim may be unsatisfied.

IN WITNESS WHEREOF, this instrument is executed in     counterparts, each one of which shall be deemed an original, this the    day of        , 20_.

ATTEST:

PRINCIPAL NAME

(Principal) Secretary

By:     --:-=-:--:-----:---------
(Signature)

(SEAL)

(Name/Office)

(Witness as to Principal)	(Address) (Address) (City/State/Zip)
(City/State/Zip) ATTEST:
(Surety) Secretary    SURETY NAME

(SEAL)

By: ------------------------------ (Signature)

(Witness as to Surety)

------,-,..---------Attorney-in-Fact for Surety) Name

(Address)     (Address) (City/State/Zip)        (City/State/Zip)

NOTE: Date of BOND must not be prior to date of Contract. If CONTRACTOR is Partnership, all partners should execute BOND.

IMPORTANT: (1) CONTRACTOR shall furnish to OWNER prior to commencement of construction and keep in full force and effect during the term of the Contract a payment bond in compliance with the applicable statutes in the state where the PROJECT is located, a surety authorized to do business in the state of the PROJECT and listed on the Treasury Department's most current list (Circular 570 as amended), satisfactory to the OWNER with a surety rating of at least an A- rating by Best's Key Rating Guide produced by A.M. Best Company. (2) Power of Attorney for Surety-in-Fact must be attached.

19/5220/844 [June 14, 2013]
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

AGREEMENT FOR PROFESSIONAL LIABILITY INSURANCE

The parties, ( "Design-Builder") and ("Architect" and/or "Engineer") hereby agree as follows:

1. Architect and/or Engineer hereby agrees that it currently has and will maintain professional liability insurance in the amount of $5 ,000,000.00 (including contractual liability coverage with all coverage retroactive to the earlier of the date of this Agreement and the initial commencement of Design-Builder's services in relation to the Project) covering all damages typically covered by Architect and / or Engineer's professional liability policies, including errors and omissions.

2. Within 30 days following execution of this Exhibit "1 ", Architect and/ or Engineer shall provide a certificate of insurance to Design-Builder evidencing the amount of coverage required in paragraph one above. Design-Builder shall upon receipt of same forthwith forward a copy of said certificate to Owner.

DATED this      day of-------------' 20     .

DESIGN-BUILDER:     ARCHITECT / ENGINEER:

By:     _    By:          _

Title:

     _    Title:               _

PART 2 AGREEMENT - EXHIBIT "I"

19/1 6457/330
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

NOT APPLICABLE

THERE IS NO NOVATION AGREEMENT

PART 2 AGREEMENT - EXHIBIT "J "

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

COST OF THE WORK, OTHER AGREEMENTS, ACCOUNTING RECORDS AND RELATIONSHIP OF THE PARTIES

PART 2 AGREEMENT - EXHIBIT "K"

ARTICLE A.5 COST OF THE WORK
§ A.5.1 Cost To Be Reimbursed as Part of the Contract
§ A.5.1.1 Labor Costs
§ A.5.1.1.1 Wages of construction workers directly employed by the Design-Builder to perform the construction of the
Work at the site or, with the Owner's prior approval, at off-site workshops.

§ A.5.1.1.2 With the Owner's prior approval, wages or salaries ofthe Design-Builder's supervisory and administrative personnel when stationed at the site.
(!fit is intended that the wages or salaries of certain personnel stationed at the Design-Builder's principal or other offices shall be included in the Cost of the Work, identify below the personnel to be included, whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

Person Included     Status (full-time/part-time)     Rate ($0.00)     Rate (unit oftime)

§ A.5.1.1.3 Wages and salaries of the Design-Builder's supervisory or administrative personnel engaged at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ A.5.1.1.4 Costs paid or incurred by the Design-Builder for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Section A.5.1.1.

§ A.5.1.1.5 (Intentionally omitted.)

§ A.5.1.2 Contract Costs. Payments made by the Design-Builder to the Architect, Consultants, Contractors and suppliers in accordance with the requirements of their subcontracts.

§ A.5.1.3 Costs of Materials and Equipment Incorporated in the Completed Construction
§ A.5.1.3.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ A.5.1.3.2 Costs of materials described in the preceding Section A.5.1.3.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the completion of the Work or, at the Owner's option, shall be sold by the Design-Builder. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ A.5.1.4 Costs of Other Materials and Equipment, Temporary Facilities and Related Items
§ A.5.1.4.1 Costs of transportation, storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Design-Builder at the site and fully consumed in the performance of the Work. Costs ofmaterials, supplies, temporary facilities, machinery, equipment and tools that are not fully consumed shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Design-Builder shall mean fair market value.

§ A.5.1.4.2 Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Design-Builder at the site and costs of transportation, installation, minor repairs, dismantling and removal. The total rental cost of any Design-Builder-owned item may not exceed the purchase price of any comparable item. Rates ofDesign-Builder-owned equipment and quantities of equipment shall be subject to the Owner's prior approval.

§ A.5.1.4.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ A.5.1.4.4 Costs of document reproductions, electronic communications, postage and parcel delivery charges, dedicated data and communications services, teleconferences, Project websites, extranets and reasonable petty cash expenses of the site office.

§ A.5.1.4.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, with the
Owner's prior approval.

§ A.5.1.5 Miscellaneous Costs
§ A.5.1.5.1 Premiums for that portion of insurance and bonds required by the Design-Build Documents that can be directly attributed to the Contract. With the Owner's prior approval self-insurance for either full or partial amounts of the coverages required by the Design-Build Documents.

§ A.5.1.5.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which the
Design-Builder is liable.

§ A.5.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the
Design-Builder is required by the Design-Build Documents to pay.

§ A.5.1.5.4 Fees oflaboratories for tests required by the Design-Build Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 15.5.3 of the Agreement or by other provisions of the Design-Build Documents, and which do not fall within the scope of Section A.5.1.6.3.

§ A.5.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Design Build Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Design-Build Documents; and payments made in accordance with legal judgments against the Design-Builder resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Design-Builder's Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the second to last sentence of Section 3.1.13.2 of the Agreement or other provisions of the Design-Build Documents, then they shall not be included in the Cost of the Work.

§ A.5.1.5.6 With the Owner's prior approval, costs for electronic equipment and software directly related to the Work.

§ A.5.1.5.7 Deposits lost for causes other than the Design-Builder's negligence or failure to fulfill a specific responsibility in the Design-Build Documents.

§ A.5.1.5.8 (Intentionally omitted.)

§ A.5.1.5.9 With the Owner's prior approval, expenses incurred in accordance with the Design-Builder's standard written personnel policy for relocation, and temporary living allowances of, the Design-Builder's personnel required for the Work.

§ A.5.1.5.10 That portion of the reasonabl e expenses of the Design-Builder's supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ A.5.1.6 Other Costs and Emergencies
§ A.5.1.6.1 Other costs incurred in the performance of the Work if, and to the extent, approved in advance in writing by the Owner.

§ A.5.1.6.2 Costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property.

§ A.5.1.6.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Design-Builder, Contractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Design-Builder and only to the extent that the cost of repair or correction is not recovered by the Design-Buil der from insurance, sureties, Contractors, suppliers, or others.

§ A.5.1.7 Related Party Transactions
§ A.5.1.7.1 For purposes of Section A.5.1.7, the term "related party" shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Design-Builder; any entity in which any stockholder in, or management employee of, the Design-Builder owns any interest in excess often percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Design-Builder. The term "related party" includes any member of the immediate family of any person identified above.

§ A.5.1.7.2lf any of the costs to be reimbursed arise from a transaction between the Design-Builder and a related party, the Design-Builder shall notify the Owner of the specific nature of the contemplated transaction. including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Design-Builder shall procure the Work, equipment, goods or service from the related party, as a Contractor, according to the terms of Section A.5.4. If the Owner fails to authorize the transaction. the Design-Builder shall procure the Work, eqwpment, goods or service from some person or entity other than a related party according to the terms of Section A.5.4.

§ A.5.2 Costs Not to Be Reimbursed as Part of this Contract
The Cost of the Work shall not include the items listed below:

.1
Salaries and other compensation of the Design-Builder's personnel stationed at the Design-Builder's principal office or offices other than the site office, except as specifically provided in Section A.5.1.1;

.2    Expenses of the Design-Builder's principal office and offices other than the site office;
.3     Overhead and general expenses, except as may be expressly included in Section A.5.1;

.4	The Design-Builder's capital expenses, including interest on the Design-Builder's capital employed for the Work;
.5    Except as provided in Section A.5.1.6.3 of this Agreement, costs due to the negligence or failure ofthe
Design-Builder, Contractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable to fulfill a specific responsibility of the Contract;
.6    Any cost not specifically and expressly described in Section A.5.1; and
.7     Costs, other than costs included in Change Orders approved by the Owner, that would cause the
Guaranteed Maximum Price to be exceeded.

§ A.5.3 Discounts, Rebates, and Refunds
§ A.5.3.1 Cash discounts obtained on payments made by the Design-Builder shall accrue to the Owner if (1) before making the payment, the Design-Builder incl uded them in an Application for Payment and received payment from the
Owner, or (2) the Owner has deposited funds with the Design-Builder with which to make payments; otherwise, cash discounts shall accrue to the Design-Builder. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Design-Builder shall make provisions so that they can be obtained.

§ A.5.3.2 Amounts that accrue to the Owner in accordance with Section A.5.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

§ A.5.4 Other Agreements
§ A.5.4.1 When the Design-Builder has provided a Guaranteed Maximum Price, and a specific bidder (1) is recommended to the Owner by the Design-Builder; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that confom1s to the requirements of the Design-Build Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Design-Builder may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Design-Builder and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ A.5.4.2 Agreements between the Design-Builder and Contractors shall conform to the applicable payment provisions of the Design-Build Documents, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. If an agreement betvv'een the Design Builder and a Contractor is awarded on a cost plus a fee basis, the Design-

19/23066/7 EXHIBIT "K"- PAGE 3

- --     - - ---- - - --------

Builder shall provide in the agreement for the Owner to receive the same audit rights with regard to the Cost of the Work performed by the Contractor as the Owner receives with regard to the Design-Builder in Section A.5.5, below.

§ A.5.4.3 The agreements between the Design-Builder and Architect and other Consultants identified in the Agreement shall be in writing. These agreements shall be promptly provided to the Owner upon the Owner's written request.

§ A.5.5 Accounting Records
The Design-Builder shall keep full and detailed records and accounts related to the cost of the Work and exercise such controls as may be necessary for proper financial management under the Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Design-Builder's records and accounts, including complete documentation supporting accounting entries, books, correspondence, instructions, drawings, receipts, subcontracts, Contractor's proposals, purchase orders, vouchers, memoranda and other data relating to the Contract. The Design-Builder shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law.

§ A.5.6 Relationship of the Parties
The Design-Builder accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to exercise the Design-Builder's skill and judgment in furthering the interests of the Owner; to furnish efficient construction administration, management services and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests.

19/23066/7 EXHIBIT "K"- PAGE4
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

ASSUMPTIONS DATED NOVEMBER 3, 2016

PART 2 AGREEMENT - EXHIBIT "L"

OKLAND

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

General:
1) This Assumptions and Clarification Exhibit is prepared to supplement and take precedent over all other referenced documents
2) This GMP estimate includes a standard one-year warranty, unless within the specifications extended warranties are specified. If extended warranty is requested, it is only a manufacture standard warranty and will be included with close-out documents.
3) Costs associated with LEED Certifications are not included.
4) This project is not subject to any federal or state wage determinations.
5) The owner has provided the Design/Builder with a preliminary events schedule that covers events during the construction of the project. The Design/Builder understands that the timing of the major events (NASCAR, Good Sam & Indy Racing League) are unlikely to change significantly, many small events such as driving schools must be accommodated by the Design/Builder. The design builder agrees to work with the owner to accommodate all events.
6) The Design/Builder shall be responsible for providing all gates, temporary fencing and temporary signage for PIR events. It shall be the Design/Builder's responsibility to ensure that the facility is "Event Ready" with regards to construction areas. This means that PIR can operate the event without significant obstruction or hardship. Furthermore, this means that all areas under construction are to be made safe and the responsibility for making these areas safe is the responsibility of Design/Builder.
7) Preconstruction Services are not included in this GMP, Preconstruction fees are under a separate agreement outside of this GMP Estimate
8) The following rates for Insurance, Ta xes and Fees will be billed to the project at the following %'s of the
Guaranteed Maximum Price:
a) Subcontractor default insurance and builders risk insurance: **
b) Payment and performanc e bond: **
c) General liability insurance: **
i)    MOLD insurance not included.
d) AZ privilege tax: ** or **
e) Fee: **
f) All fees (Items a-d) in this section shall be applicable to change orders per the prime contract
9) The Design/Builder and owner agrees that any area formally turned over by the Design/Builder and accepted by the owner shall be considered completed work. The design/builder may bill for retainage on this completed work.
10) The Design/Builder shall be responsible for modifying the existing Bobby Allison Grandstand and Ancillary
Support spaces as needed to meet the requirements of the scope identified in criteria package. Municipai/JHA requirements over and above or outside of the stated scope is not included. The intent is to limit exposure for the Design/Builder to just those areas in which the Design/Builder is specially conducting work. Unforeseen or unknown Issues raised by Municipai/JHA review of this project that have not already been contemplated in the budget, as they pertain to existing conditions, are not included in the budget.
11) The Design/Builder shall meet the insurance coverage limits as stipulated in the general agreement. However, Design/Builder may elect to provide traditional GL insurance in lieu of a CCIP with owner input and approval.
12) With owner approval, Design/Builder shall be entitled to substitute materials and products for those spec ified, provided that the substitutions provide materials and products are of comparable quality. The basis for material and quality selection is the Existing Allison.
13) The project has not been designed or priced assuming any FM Global requirements. Generally, code minimum, lowest cost methods for construction are assumed.
14) Design/Builder will be allowed to self-perform certain portions of the work where it is in the best interest of the project and the owner. Design/Builder shall competitively bid any work to be self-performed and obtain approval from the owner before commencing to self-perform.

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications
OKlAND    November 3, 2016

15} Specialty Acoustical consulting and review are not included in the budget. Should the owner want to study the acoustics, the cost of the acoustical consultant along with the cost of the upgrades shall be borne by the owner. However, the R ace Operations a rea shall be designed acoustica lly similar to Daytona. Any acoustica l treatments provided in those spaces is included in this agreement.
16} At 50% completion, the Design I Builder shall be able to request that the retainage for remaining work be reduced from 10% to 5% p"rovided Design/Builder is meeting all contractual requirements at that time.
17} The Design/Builder understands that this contract and its attachments are not intended to represent every aspect required for a complete job. It is the Design/Builder's responsibility to complete the design and fill in the gaps such that the final project meets the intended performance requirements for the project. These performance re quirements include but are not necessarily limited to providing all of the scope elements, meeting the intent of the criteria, and meeting or exceeding code and regulation requirements. It is understood that Existing Allison is the basis for filling gaps in design.
18} Pre-Novation Design costs are not included.
19} All remaining Design and CA Fees are included within this GMP.
20} Our proposal is conditioned on a cap of professional liability of ** that was agreed to in the Rossetti, Atwell and DLR consulting agreements a nd becomes the sole remedy for Owner to receive compensation for professional liability cla ims.
21} We have included the following p reviously approved changes to scope items as part of this GMP estimate: (see
CCL ta ble below}

CCL Item#	CCL Item Description	Value
1	Midway- Care Center Canopies Removed	In GMP
2	Infield- Ca nopy over Building E (Stairs to Tunnel} Removed.	In GMP
3	Infield - Chain-link Fence ilo Removable Guardrail at Garages	In GMP
4	Infield- Added Bay to Garage 5 Removed	In GMP
5	Infield - Liner Pa nels at Ga rages Removed	In GMP
6	Infield - R-13 Roof Insulation at Garages Removed	In GMP
7	Infield- Budget for Tire Distribution Building Revised to PEMB	In GMP
8	Infield- Updated Hardware Budget Removed	In GMP
9	Infield- 25% of Tile Reduction (Cost or Quantity}	lnGMP
10	Infield- Decorative Metal per Sketch-up at D1& D2 Removed	In GMP
11	Infield- Heat Pump System ilo VRF at Media Center (Building B)	In GMP
12	Infield- Change Water lines to C-900 ilo Ductile Iron Pipe if Allowed by Code.	In GMP
13	Infield- Standard Epoxy Floors ilo Protectall	In GMP

End of Approved CCL Item

List of Contract Documents:
1) Documents utilized in preparation of this pricing consisted of the Atwell, Rossetti Architects & DLR Group documents per the plans list provided as an Exhibit. We assume no responsibility for any design narratives, plans, animations or renderings previously provided. Pricing includes the scope of work indicated on the listed documents only and does not assume any intent for theming or other elements which may have been a part of any past rendering or discussion.
2}    "Design Criteria Package" Dated October 12, 2016, including the Redlines of the Criteria.
3}    "Design Criteria Narrative" including the redlines of the Narrative.
4}    Basis of GMP Estimate (Assumptions and Clarifications)

I
OKLAND
•

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

5) Schedule of Values (Estimate Detail)
6) List of Design Documents Including Exhibits, Attachments, Narratives, Etc. Refer to attached exhibit (list of design documents)
7) An Owner I Contractor Matrix dated _7/29/2016     is included as an attachment to this document. This
attachment further delineates the relationship between the owner and contract for various work items. Where a conflict exists between anything in these clarifications and the matrix, the matrix shall be the official reference document a nd guide.
8) Project Schedule dated _10/27/2016_.
9) Key Milestone Date Schedule Dated 10/27/2016

Owner Allowances:

1)
The Owner Allowances included in this GMP estimate are intended to be reasonable estimates for assumed work scopes, allowances include all direct costs including labor, materials, equipment and subcontractor costs. Design-Builder markups and fees are in addition to the a llo wance amount listed and are included in the GMP. If the final total cost of the actual scope(s) corresponding the proposed allowance, when fully designed and installed, differs from the proposed allowance amount, the proposed allowance amount under this GMP shall be increased or decreased along with associated markups via forma l change order. The allowance shown below does not include markups and is the cost of work budget.
a) Kitchen Equipment (Midway/Grandstand/Infield) **

Alternates:
1) No Alternates have currently bid priced up that can be included.
a) A deductive alternate for ISC to manage seating will be developed.
b) A deductive alternate for ISC to manage Front Stretch/Foothills construction will be developed.
2) Various upgrades not currently in the base GMP are noted in the Criteria narrative and drawing redlines for future consideration.

Owner Provided Items (Cost not Included in this GMP Estimate):
1) All permits, imp act fees, connection fees, special use permits, etc.
2) Permanent water meters, impact fees, development fees, utility surcharges, offsite utility costs and connection fees.
3) All city/jurisdictional inspections including fire marshal, or private utility.
4) Environmenta l studies & reports and hazardous materia l containment & remova l.
5) Artwork, statue, and pictures.
6) Marketing/Branding, Ornamental Wayfinding Signage & General Building and room identification signage will be provided by the owner. The Design/Builder shall provide Code required signage necessary for obtaining a certificate of oceupancy. The Design/Builder shall be responsible for providing site directional signage during construction (stop signs/Parking/HC signs etc.) and any permanent signage shown on the Atwell civil plans that are included as attachments to the agreement (i.e. stop signs, ada, etc).
7) The owner shall pay for power/water/sewer. Design I Builder to work with the owner to develop a temporary metering scheme to track costs. Temporary meters and other services required during construction are to be provided by the Design/Builder
8) Owner Furnished Equipment:
9) Server equipment, racks, switches, cable tray above server equipment racks, individual ups, etc.
10) The owner shall furnish and install permanent phone equipment as part of its IT budget
11) The owner shall provide permanent Computers, monitors, copiers, coin machines other than might be required to operate the systems included in the Design/Builder's scope.
12) Vending equipment shall be by owner.
13) The owner shall provide visua l equipment, projectors, TV's, VCR/DVD players, etc.

Added to Contract 12/21/2016:

Owner Use of Contingency:
It is understood that the Design-Builder has included in the budget various contingencies such as Change Order, Construction & Inflation Contingencies. It is also understood that additional reserves may be created through the award of contracts that are lower than the budgeted values. Although the initial allocation of this contingency is at the discretion of the Design-Builder, the Design-Builder and Owner shall re-evaluate and renegotiate the remaining contingency with the Owner when the ProjecPt hiso5e0n%ixcIonmteprlnetaetiaonndarleRdeucceewthaey GMP accordingly (“Revised GMP”). The intent is to afford the Owner adequate time to reallocate excess reseBravessistoofadGdMsPcoEpsetibmacakte into the project. Should the owner add additional scope to the Design/Builder’s contract after the reA-nsesguomtiapttioionnosf tahnedRCevlaisreifdicGatMioPn, sthe

Revised GOMKPLAsNuDm will be adjusted via change order accordingly.

November 3, 2016

14) The owner shall provide Low Volta ge Systems including structured cabling, security and/or access control, PA System, etc.
15) All furniture I furnishings and window treatments shall be provided by owner.
a)    No provisions for motorized shades are included.
16) All interior furniture: sofas, furniture, desks, chairs, tables, shelves, trash receptacles, recycle bins, etc.
17) Utility public inspections, fees (including design I hook-up) or other items required by public utility provider.
18) All dry utility costs charged by utility provider. (ex. Cox, Century Link, APS, SRP, etc.) Conduit and trenching for these utilities is included within the GMP.
19) Design fees (Architectural fees, consultant fees, etc.) prior to October 2016 Criteria Package.
20) Vehicular crossover gates or pedestrian crossovers gates.

Working Hours
1) Working hours are ava ilable 24/7, except during special events or other owner specified blackouts.

Design Build Change Order Risk Contingency:

1)
Contingency is included to cover unforeseen cost increases due to design evolution through permit approva l, post permit should specific items/systems require additional design after p ermit approval and or deferra l submittals. This design build change order allowance is not intended to cover scope increases due to program changes and/or scope of work changes directed by the Owner nor should it be for covering additional costs associated with existing systems requiring upgrades to meet current codes during design or inspections unless specifically noted on the scope of work under this GMP Estimate.

Construction and Inflation Contingency:
1) Design/Builder has included a Construction, Design and Infla tion Contingency as noted in the estimate. This contingency is not ava ilable to the Owner for the purposes of adding programmatic, scope, schedule or aesthetic changes in the design or construction of the building. This contingency is to be used at the sole discretion of Design/Builder for the following items:
a)    Solve any contractual/buyout issues with subcontractors.
b) Subcontractor a nd material men defaults and interfacing omissions between and from various work categories.
c)    Accelerate construction schedule as needed.
d) Solve construction issues in field as they present themselves.
e) Complete construction of any subcontractor that may default on its contract.
f)    To resolve weather conditions and other impacts that negatively affects the execution of the work.

g)	Payment of insurance deductibles or repa ir to any damage caused by forces outside of the control of the contractor (such as for weather, vandalism or system failures).
h) Significant changes in the commodity ma rket supply, escalation, labor disputes, transportation delays, or inflation.
i)     Repair/Replacement of damaged work. (in accordance with the Owner/Contractor agreement).
j)     Significant changes in the commodity market, esca lation, or inflation.

General Cl arifications Applicable to all portions of th e Project

J Division 1- Genera l
1) Where not otherwise noted/deta iled, the Existing Allison's 2005 Expansion is the general basis forthis GMP with code minimum upgrades included for the new grandstand.
2) The Criteria Drawings and Narrative include red line markups that are also included in this "Assumptions and
Cia rifications."

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

3) Portions of the project will be utilized for the beneficial use of the owner prior to the final substantial completion and acceptance date for the complete project. Any area that has been turned over to the owner will trigger the start of the warranty period on the turnover date for that piece of the project upon substantia l completion. Retainage for phased turnover portions of the project will also be considered eligible for release.
4) Our Estimate is based Owner's acknowledgement that liquidated damages are Owner's sole remedy for Design Builder delays a nd that all other consequential damages between the parties are mutually waived.

5)
Payments for stored material, raw steel material and equipment and pre-fabricated assemblies will be allowed based on owner approval, provided adequate documentation is provided to Owner by Design/Builder

6)    No acoustica l consultant costs, or any enhanced acoustical measures are included outside of race operations.
7) The GMP and cost breakdown should in no way be considered a line item GMP.
8) Attic Stock:
a)    50 Grandstand Seats a re included.
b) 2% attic stock was included for ceilings & flooring.

Division 2 - Existing Conditions [Demolition]
1) The Design/Builder shall work with the owner to establish items to be salvaged prior to Demolition. A preliminary list of salvage items is included as an attachment to this agreement. The Design I Builder shall remove those items and relocate them to an area on the property that will be designated by the owner.
2)    Demo materials other than those to be sa lvaged above are to be the property of the Design/Builder.
However, these items may not be resold as memorabilia or marketed as coming from the Phoenix
Internationa l Raceway.

I Division 3 - Concrete
1) Average surface tolerance for grandstand concourses is assumed to match the existing Allison. Ready Mix concrete mix designs will be A rizona Standard mixes. Specialty aggregates or fly-ash free mixes are not included.
2) Service level sha ll have concrete pads beneath walk coolers/freezers. Division 4- Masonry
Division 5- Metals

1)	All interior ba r joist materials are to be prime painted. Exterior joists will be ga lvanized if exposed to the elements.
2)    The handrails are galvanized with no painting and or aluminum contractor's preference.
3)    AISC certification is not included {Erector or Fabricator).

I Division 6- Wood and Plastic
1)    No AWl certifications will be required;
2)    Casework will be simple boxes with finishes.
i)    Included flush overlay plastic laminate cabinets with laminate interiors. ii) Standard particle board core material.
3)    If any computer trays are required they will be by owner.

4)
The Design/Builder includes blocking for signage, TV's, artifacts, artwork or other furnishings. Th e Design/Builder has included provisions for blocking as needed for these items. Backing or Supports for the Marketing & Branding of the Canyons is not included.

a)	Blocking to be metal strap as baseline with wood backing/blocking as deemed necessary for additional support strength.

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

I Division 7- Thermal and Moisture Protection
1)    Waterproofing:
i)    Elevator and escalator pits will be damp proofed.
2)    Insulation:
i)    Code compliant insulation is included at roof and walls.
3)    Fireproofing I Caulking:
i)    Any fireproofing required for ancillary buildings required by code will be included.
ii)     No fireproofing or intumescent paint on grandstand structural members is included.
4)    Roofing:
i)    At contractors option the roofs can be foam or single ply roof. ii)    Warranty is included as 15 year with 1year install.

I Division 8- Openings

1)
We have assumed that any specialty security door hardware, electric strikes, etc. are a part of the Low Voltage/IT scope provided by the Owner. Contractor to coordinate with owner for final preparation and all necessary pathways.

2)    Fire Fly releases or alarm links for roll up doors are not included.
3)    Custom or premium colors for aluminum finishes are not included.
4)    Door Hardware standard is based on the Existing Allison as well as the Accepted CCL for the Infield hardware.
I Division 9 - Finishes
1)    No epoxy grout was included at tile.

2)
We exclude the painting of duct, pipe, conduits, hangers, HVAC items, electrical items, pluming items, fire protection items, etc. Painting of exposed PVC with UV resistant paint is included where exposed.

3)    Drywall finishes are to be level 4 in public areas and level 3 in BOH areas.
4)    The following budgets were included (furnished and installed):
i)    Carpet at ** per yard at infield and ** per yard at grandstand. ii) Ceramic Tile at ** per SF
iii) Resilient Flooring at ** per SF

Division 10- Specialties
1}    All kitchen area sink accessories are assumed to be provided by the Owner's Soap and Towel Supplier.
2)    Toilet paper rollers, toilet seat cover dispensers, and paper towel dispensers are to be provided by the
Owner's vendor.
3}    AED Cabinets are furnished and installed by the Owner.
4)    Basis of design is American Specialties or equal, toilet partitions are Baked Enamel (in-lieu of plastic).
5)    Lockers were included as dual tier standard metal lockers.
6)    Waste receptacles will be by owner.

7)	Hand Dryers were included at all large multi-stall locations; smaller single or double stall locations only include owner furnished paper towel dispensers. The plastic laminate faces are not included.
a)    FRP or other waterproof material shall be provided behind hand dryers in gang restrooms.

Division 11- Equipment
1)    Commercial Food service equipment has been indicated an allowance.

i)	Food service allowance also includes make up air, exhaust fans, grease ducts, kitchen hoods, air curtains, ice bins, and other costs related to the execution of a complete package.

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

ii)	Food service equipment estimate included in our proposal does not include Action Stations, Smallwares, Merchandise Carts, and Portables.
iii) All stainless steel counter, fabrications, wall cladding, ceiling panels, corner guards, and FRP are to be a part of the overall food service allowance at this time.
iv) Design of the food service equipment is part of this allowance.

v)	Beverage Conduits, C02 Systems, RO, and Water Filtration have not been budgeted and assumed from owner vendor, however pathways are included.
2)    Truck restraints are not included.
3)    Residential equipment is included as residential refrigerators {Full size & under counter) are included.
4)    Remaining residential equipment such as microwaves, counter ice makers, etc. to be by Owner.
5)    Healthcare equipment is by Owner.

6)	Induction cooking units are included in those suites indicated in Criteria Package. The cost for induction is included as part of the Kitchen Equipment allowance.
I Division 12- Furnishing
1)    Fixed suite seating in new grandstand & existing grandstand is by Owner.
2)    POS Cabinets are considered to be a part of the FF+E Package.
3)    Retractable, loose, or removable seating is to be furnished and installed by Owner.

4)
The Design/Builder includes furnishing and installing new contour seating/handrests at both the new grandstand a nd the existing Allison. Contractor also includes in its price the responsibility for removing and disposing of the existing seating.

5)    The Design/Builder shall include the responsibility for re-seating the existing Allison with new contour seats/armrests. It is understood that minor modifications to the existing grandstand may be required to accommodate the replacement seating. This may include modifications necessary to meet current code. A full or comprehensive retrofit of Allison to meet current codes is not included nor is it anticipate.

I Division 14- Vertical Transportation
1)    Upgrades to the existing elevators are included as specifically identified in the Elevator Condition
Assessment Report, dated 7/20/2016, by Michael Blades & Associates, Ltd.

2)	Escalators shall be provided with above ground restart controls. These will be located at the top and bottom of each escalator.
3}    All elevators that serve suites or that have a guest service operator working inside the cab shall be air conditioned. This includes the tunnel elevator at the in-field.
4)    The existing lift in the Octane club will remain or be reused and is assumed in good working condition.
5)    Standard cab finishes included with a budget of $5,000 to upgrade each cab.
I Division 21- Fire Suppression
1)    We have not included any heat tracing of piping for the fire protection system.
2)    Fire Protection system design is based on code minimum requirements.
3)    System was included per NFPA 13 for installation of sprinkler systems.
4)    Heads were included as semi-recess at finished ceiling and exposed heads at open to above locations.
5)    Dry fire suppression system was only included at freezers of service level.

I Division 22- Plumbing

1)	All Domestic water piping 3" and down will be type "L" sweat and press fit copper or PEX piping where inaccessible by the general public.
2)    All Domestic water piping 4" and larger will be grooved thin wall stainless steel pipe.
3)    All Domestic water piping below grade will be type "K" copper piping.
4)    A ll above grade waste and vent piping to be DWV PVC pipe and fittings.
5)    A ll below grade waste and vent piping to be DWV PVC Pipe and fittings.

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

6)    All above grade storm piping to be DWV PVC pipe and fittings.
7)    All gas piping to be schedule 40 black thread and couple piping or mega press assembly.
8)    All condensate drain piping will be type or PVC pipe and fittings, no "m" copper allowed.
9)    Urinals to be wall mounted with carriers.
10)    Water closets to be floor mounted with flush valves; to match existing.

11)	Insulation to be provided for domestic hot water, and copper condensate drain piping. Cold water will be un-insulated.

12)	All hand washing stations in food prep/serving areas is provided with hot water by an Insta nt hot water heater.

13)	Hot water for Kitchen areas is to be served by a single water heater with recirculation pump and recirculation piping loop as required by code.

14)	One lavatory in the public restrooms is provided with Hot water by a single electric instantaneous water heater, a ll other lavatories have cold water only.
15)    No compressed air piping distribution system provided.
16)    Floor drain and area dra ins will be PVC bodies with nickel bronze heal resistant covers.
17)    We have not included the replacement of any plumbing fixtures, or systems due to existing code issues.
18)    We have included code minimum requirements for pipe supports and spacing.
19)    We have included trap guards in lieu of trap primers and access panels.
20)    See redline criteria package for additional items. The redlines supersede the comments above.

I Division 23- HVAC
1)     All HVAC units have been inc luded at code minimum SEER ratings.

2)
The Design/Builder shall replace filters during construction as needed to ensure that the units are not damage prior to substantial completion. Brand new filters shall be provided and installed at substantial completion.

3)
A building managements system shall be provided as wired network t-stats. A building management computer workstation and the purchasing of software is not required. The supply and installation of controllers and network gateways required to monitor and control systems using the existing Metasys system in Daytona is inc luded in the Design/Builder's responsibility

4)
All existing HVAC systems to remain have been assumed to meet current code requirements. We have not assumed upgrades to existing equipment other than those units specified in the narrative/clarifications below.

5)    Controls monitoring of food service equipment including walk-ins should be included as part of the foodservice package.
6)    All louvers have been included in manufacturer's standard colors.
7)    Insulation of ductwork is only included at supply. Return or exhaust ductwork is un-insulated.
8)    No integral lined ductwork was included.- condensation

9)	Ductwork was included per SMACNA standards. No oval duct is included. No stainless steel or other specia l duct included.
10) See redline criteria package for additional items. The redlines supersede the comments above.

Division 26
1)     We have not included any "Big Ass Fans" or similar in the project (rough in only included).
2)    All existing equipme nt to be reused shall be in proper working condition prior to removal.
3)    In rack IT UPS systems are to be provided by Owner's Vendor. Race Ops is by Contractor.
4)    Underground of existing overhead APSis not included.
5)    Conduit and equipment pads for on-site APS scope of work is included.

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

6)	Design/Builder's work excludes all off-site APS scope of work and transformer with feeders in empty conduit above.
7) See redline criteria package for additional items. The redlines supersede the comments above.

I Division 27 and 28- Communication, Electronic Safety+ Security [Raceway and Blocking Only]

1)	All low voltage including communication, safety & security, MDF, IDF, and other items is by Owner & not inc luded in GMP. Raceways are included in GMP.
i)    This includes but not limited to:
{1)    Cabling including outlets, end point connections for devices, etc.
{2)    Termination and testing.
{3)    Backbone with equipment & cabling for equipment rooms.
{4)    Patch panels or ER inter-connection points.
{5)    Patch cords.
{6)    Ladder racks within closets. (7)    Ca ble tray within closets.
{8)    Technical Grounding
{9)    Supports
{10)    Copper or fiber optic Back bone

{11)	UPS and PDU Units (both rack mounted and room units). (i) These are to be by Owner Vendor
(12)    Racks
{13)    All core switches, edge switches, firewalls, DMZ, etc.
{14)    Access panels
ii) The following systems are excluded:
{1)    Security System
(2)    Pubic Address (PA) System
{3)    Phone System
{4)    Video Systems
iii) The following equipment is excluded:
{1)    Flat Panel Displays (at Hospitality, Menu boards, Loge Display, Etc.)
{2)    Servers, routers, etc.

{3)	Wireless equipment such as access points, controllers, antennas, management softwa re, servers, etc.
{4)    Telephone equipment including routers, gateways, handsets, ups units, ca ll managers, etc.
{5)    Video Walls, LED Ribbon Walls, etc.
{6)    Distributed Antenna System (DAS).

(7)	Computers, Printers, copiers, fax machines, handheld scanners, ticketing stations, iPads, other mobile devices, and RF Radios.
{8)    Modification and/or relocation of fiber lines are not included.

2)
PIR Operations is to provide and pay for all temporary wired and wireless applications not shown on the drawings that are required during events, including but not limited to, outdoor POS Systems, ticketing systems, DAS, telecommunications, and TV broadcast.

3)    The only low voltage system included in GMP by Contractor under Division 28 is a code compliant Fire Alarm
System.
4)    Interlocking of fire alarm to owner provided ceiling fans or other items is not included.
5)    Fire Alarm will be open specification for "or-equal" code compliant system and not closed per specifications.

6)	Existing Allison BA1Fire Alarm system to be demolished and replaced, BA2 Fire Alarm system to remain per design criteria.

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Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

Division 31- Earthwork
1)    Existing site soil materials have been assumed to be suitable for the building foundation support and sub grade materia ls for all paved and Hardscape area.

2)
Subgrade prepara tion at pavement is to be scarification, moisture conditioning but is not to be per the paving profiles provided in the geotechnical report showing aggregate base course removed by owner.

3)    Grades will be adjusted as required to prevent the need of material import or export. No spoils haul off or material import are included in the GMP and if excess material is generated owner to provide an on-site spoil location.

4)	All spoils from ca issons, foundations, excavation, and sitework will be disposed of on-site within the property limits to a location identified by ISC. Offsite hauling and disposal is not included.

5)
At the elevated RV's due to quantity of soil and if not revised in height the approximately 80,000 CY of import needed above spoils from other locations will be from an on-site location were suitable fill can be found. Import of materia l is not included and if needed will require an adjustment to GMP or reduction in scope elsewhere to accommodate.

Division 32- Exterior Improvements
1)    Landscape:

i)
** landscape budget has been included for the Canal, Existing & New Grandstand, RV Areas, a nd Mid way. Budget included DG top dressing, pla ntings, irrigation, maintenance, bike racks, boulders, benches, etc.

2)    Infield, Midway & RV Areas is based on the following hardscape:

i)	2" & 3" of asphalt over compacted native asphalt per Civil Drawings. (1) Aggregate base course is omitted.
(2) Asphalt is per MAG Specifications.
(3) No tack coats, filter fabrics, herbicide treatments, etc. included. ii) SS1-H Fog Coat is included at areas to remain within scope limits.
iii) 3" Fiber reinforced shotcrete slopes as required due to grades. iv) 4" gravel at dirt parking lots.
v)     4" at patios a nd 5" concrete flatwork at critical a reas.
(a) The flatwork is on 4" of ABC with 6x6 W1.4 welded wire mesh. vi) No Curbs were included (including infield).
vii) 1" minus Decomposed Granite (DG) at all areas not receiving hardscapes. viii) See the following exhibit for locations (see infield section for paving exhibit):

OKL.AND

OG Around Canill or OG Retention Basin at other
Locations- 1DG
p@r Atwell
Drawings (Brown)

Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

..0 '

\

3)	Due to modifications of the parking lot for canal and lost handicapped spaces we have include relocation Ire- striping of some areas.
a)    No precast parking bumpers are included except at handicap parking spaces
b)    No accessible signs on posts are included; assume match existing on-grade only.
c)    See the following exhibit for locations and scope:

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

BOOwn rRV Spaces on Existing with no
U.tilit)es f,,.,.
"If
l

an
4) We have not anticipated site paving or hardscape work outside of the genera l bounds of our scope of work of the Midway, Frontstretch/Foothills, Infield, and Regulatory Drainage areas.
5)    Fencing at the Midway and RV areas is include as:
a)    8' Ta ll Black Vinyl Fence with Top Rails Minimum. b) 8' Decorate Fence at Entrances Only.
c)    Bottom rails were added to midway pe rimeter for extra security.
d) 4' Tall Black Vinyl Fence was included at Hospitality and Elevated Premium RV spaces. e)    4' Standard Galvanized Fence was included around the open canal.
f)     Sp ecifications were included similar to infield below.
g)    See the following exhibit for locations (see infield section for paving exhibit):

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

Division 33- Utilities and Drainage

1)	Slurry backfill is excluded; except tunnel expansion under apron. Backfill with native material is included in all locations

2)	Water mains are included as Cl 350 ductile iron pipe as noted on the civil plans. Water meters are not included in the GMP (Part of owner Fee).

3)
City of Avondale Water Service Connection Detail Al300 is used throughout the civil plan sets and does not apply. The facility is served through a master meter system and does not require individual metering at building services.

4)    Scoping of main bra nches of existing utilities is included, however c leaning and repair of the existing utilities is not included. Testing, repair, or acceptance of any existing utility systems has not been included.
5)    No separators or Stormceptors are included except for the one in the infield {Sheet GP-07).
6)    Utilities to RV I Hospitality Pads:
i)    Premium RV pads to have water and power hook-up.
ii)     Premium Hospitality pads to have water and power hook-ups. iii) Owner RV pads to have no utilities.
iv) Consumer RV {All Locations) to have no utilities.
v)    RV pedestals are assumed to be salvaged existing pedestals from infield.

New Grandstand

Division 2- Existing Conditions [Demolition]

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

1. We have not included hazardous material survey, abatement and/or remediation of any type. Native soils are considered suitable for grading and engineered fills. No provisions for unforeseen soils conditions, site remediation and/or considerations or hazardous releases or toxic contamination of any type have been made or anticipated part ofthis GMP.
Division 3 -Concrete
1. We have included extension of existing tunnel at service level across the new service level road utilizing precast concrete box to match existing tunnel construction type in lieu of CIP structure as shown per the design criteria package.
2. We have included foundation system for the grandstand and associated buildings per the geotechnical report by Speedie a nd associated date dated May 26, 2016. Division 4- Masonry
3. Buildings at service level will be exterior dry-block CMU with interior walls and light ga uge joists/deck.
4. Elevator shafts will be exposed dry-block and/or painted standard CMU throughout.

5.	No integral color, special finish CMU, meta l panels or other special finishes have been incorporated at service level buildings or elevator shafts.
6.    No CMU construction has been inc luded at elevated concourses or roof level other than elevator shafts.
7. The canyon entry stair will be constructed in a combination of CMU, steel, concrete and insulated meta l panels per the stated quantities on the design criteria package. No provisions for waterproofing, roofing and or damp proofing are included as part of the entry canyon and/or storage area beneath.
Division 5- Metals
1. The structural design will be accomplished per the ICC-300 grandstand code and applicable State Building
Code.
2. The structural/grandstand design shall as a minimum meet the performance standard of the existing
Allison and sha ll be designed per the ICC-300 grandstand and State Building Codes.
3. Elevated decks will be designed as standard reinforced floating structural conc rete on metal deck and not as a composite deck.
4.    Building at elevated concourse levels such as concessions, restrooms, BOH, etc. will be exterior metal studs and metal pa nels with interior wa lls and light gauge joist/roof structure.
5. We have included canyon entry per the design criteria package including loads provision for displaying up to one conventiona l vehic le/truck per display level.
6. The gra ndstand stairs towers will be provided at locations to meet local code requirements.
7. We have included roof backup framing for escalator canopies including standing seam roof panels system, standard color Morin's SLR-16" 22Ga w/o underlayment.
Division 6- Wood and Plastic
1. We have included casework/millwork including the following
Division 7- Thermal and Moisture Protection
1. We have included Morin's "XC-12", 7/8" x 12" O.C., 20-Ga. galvalume metal panel system in a custom mica finish including associated flashing, trim, clips, hat channels on densglass sheathing at exterior walls inclu ding built in weather barrier system in lieu of fluid-applied membrane or peel-and-stick membranes at all building on elevated concourses to match existing Allison.

2.
Front and back side of suite level will include AEP-Span's 7/8" corrugated, 22-Ga. galvalume in a custom mica finish including all associated flashing, trim, hat channels and 40-mil RMP SA-HT underlayment to match existing Allison.

3. We have included up to 45,566sf of insulated wall panels continuous with no seams [24,350sf at Canyon
Entry 1and 21,216 at Canyon Entry 2]. No additional provisions for graphics and/or any other display or graphics requirements have been included part of this GMP. We have taken the following exemptions on both new grandstand and existing Allison. i) The insulated panels will be installed no more than 10 feet

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

above adjacent roof/floor levels or elevations. ii) No cantilever will be over 5 feet. Iii) Metal panel backing structure will be in line with the primary structure (no out of plane, standoffs).
4. We have included spray foam or equal roofing system at all building with R-values to meet the energy code requirements.

5.	No special traffic coatings have been included other than concrete on waterproof membrane on concrete on metal deck at patio [deck area] over suite lobby 1Ell.
6. We have included Insulation at all conditioned spaces to meet the minimum energy code requirement. Division 8- Openings
1. We have included curtain wall system to match existing Allison.
2. We have included interior glass dividers to match existing Allison.
3. The building envelop system at grandstand suite level will be constructed to match as close as possible the existing Allison
4. We have included standard chain link I aluminum guardrail at back and side of suite balcony. Glass guard rail will be provided at front side only.
5. Storefront type glazing system and aluminum doors have been included at all lobbies and guest services buildings.
6. We have included pre-finished overhead doors.
7. We have Included all standard HM Frames and Doors and Door Hardware for a complete and fully functional system at all buildings within new grandstand.
8. We have not included galvanized HM frames or doors.
9. We have included core cylinders for each hardware set to be used during the project.
10. We have not included electrified hardware or security access control hardware. Division 9- Finishes
1. Refer to scope of work under existing Allison
2. All drywall will be Level IV finish typical spaces. Storage, electrical, and/or BOH spaces will receive Level 3. Division 10- Specialties    I
1. We have included furnish and install floor mounted baked enamel toilet partitions.
2. We have included toilet accessories per the design criteria documents and as listed on the design OFOI and OFOI matrix.
3. We have included fire extinguishers and cabinets to meet the minimum code requirements
4. We have not included paper goods toilet accessories. Division 11- Equipment
1. No scope included
Division 12- Furnishing
1. No scope included
Division 13- Special Construction
1. We have not included pedestrian and/or vehicular cross over gates. Stairs from the front of grandstand leading to these openings are included.
2. We have included contour seats CS200 (includes armrest) at existing Allison and new grandstand including removal/recycle of existing bench backrest and modifications of existing benches to accept new seats.
3. We have not included fixed seating in the suite or club areas.
4.    We have not included drip/litter shield underneath grandstand system.
5. We have included up to 50-ea c·ontour seats attic stock.
6. We have not included aluminum bleacher/seating system attic stock.

7.
It is understood that the current criteria design has columns along the leading edge of the suite/club/race operations level. These columns are necessary to support the structure and will result in obstructed views. These obstructions are understood and acceptable to the owner. The Design/Builder understands that there is a potential sightline issue beneath the Race Ops portion of the suites. The Design/Builder

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

understands this and other obstructions will be reviewed and address normal part of the Design/Build process. Addressing these remaining potentia l sightline issues by the Design/Build team will not result in a change order to the owner as it is part of the Design/Completion contingency.
8. We have included escalators with satin stainless steel balustrade including dust covers and cladding of exterior truss [esca lator underside].
1. We have included machine room 4,000ib [200 fpm] Otis Gen2 elevator systems or equal (EL6-10] including elevator management system, car top A/C units and cab finishes up to ** per cab in addition to the standard brushed stainless steel standard return, header and car door.
2. We have included Class C15,000 lbs hydraulic elevator [350 fpm]
3. We have included liftnet system to all existing and new elevators.
4. We have included upgrading existing elevators 1-3 in accordance with consultant report.
5. We have not included furnish and install of self-conta ined trash compactors.
6. We have included ( 2ea) trash chute system.

Division 21 -Fire Protection
1. Refer to s c ope of work under existing A llison
Division 22- Plumbing
1. R efer to scope of work under existing A llis on. Division 23 - HVAC
1. R efer to scope of work under existing Allison. Division 26 - Electrical
1. R efer to scope of work under existing Allison. Division 31- Earthwork
1. The final site grading along the grandstand will be gradual and not flat along the alpha gridlines thus leaving less clearances at service level on the East side of the grandstand past the turn at the last trash compactor.
2.    Final site grading slopes will be designed as to meet the ADA maximum slope requirements at public pedestrian walkways and slopped as needed elsewhere utilizing slope protection measures as to minimize major site grading.
3. Site grading and elevations will be designed as to achieve a balanced site (cut to fill) and/or minimize soil import/export unless borrowed from adjacent construction areas. Division 32- Exterior Improvements
1. The fina l site grading along the grandstand will be gradual and not flat along the alpha gridlines thus leaving less clearances at service level on the East side of the grandstand pass the turn at the last trash compactor.
2.    Final site grading slops will be designed as to meet the ADA maximum slope requirements at public pedestrian walkways and slopped as needed elsewhere utilizing slope protection measures as to minimize major site grading.
3. Site grading and elevations will be designed as to achieve a balanced site (cut to fill) and/or minimize soil import/export unless borrowed from adjacent construction areas.
Asphalt paving and associated subgrade preparation at service level road will be 3" on native soil and 2" on native soil elsewhere within the service level at non-traffic areas.

Division 33- Utilities and Drainage
1. R efer to scope of work under existi"ng Allison.

Allison R enovation

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

General
General Scope:
1) The work is budgeted for the following:
i)    Canyon Entry
ii)     Level 1Service:
(a) Service Area Renovation
(b) Office and Warehouse Renovation
(c) Kitchen Expansion (no remodel included). (d) Count Room Electrical
iii) Level 2 ADA Bathrooms:
(a) 3 Sets of ADA Bathrooms iv) Level 3 Concourse:
v)    Level4 Accessible Level:
(a) 1Unisex Bathroom vi) Level 5 Suites:
vii) Level 6 Roof:
(a) 2 Sets of Unisex Bathrooms and one Janitor Closet.

I Division 2 - Existing Conditions [Demolition]

1)
Demolition work within the existing Allison Kitchen is limited to opening up the existing exterior wall, between the service elevator and the existing exhaust hood, in order to connect the two spaces. Removal of the existing hood and back wall is excluded.

2)    No work is included at spaces shown within Service Level Area C, except for the existing Count Room for new emergency power conduit pathways.
3)    No work is included at the Main Concourse Areas A, B, and C, except as required for work at Canyon Entry
#1and Guest Services, First Aide and Hawker Station being added in existing.
4)    No work is included outside of the Suites on Level 5, Areas A, B, and C.

5)	Removal and/or salvage of existing loose furniture is included after PIR has the opportunity to remove and reuse the furniture.

I Division 3- Concrete
1)    Foundation for the Allison kitchen expansion is assumed as continuous footings.
2)    Kitchen expansion is 4" slab-on-grade w/ welded wire or fiber mesh.

I Division 4- Masonry
1)    Kitchen Expansion:
i)    Standard Gray CMU Block (8 x 8 x 16) with a sandblast finish and seal.
ii) The building parapet heights will not exceed 14' tall similar to infield buil ding heights.

Division 5- Metals
1)    Kitchen Expansion:
i)    Includes roofs with metal deck and perimeter angles.
2)    New handrails at the existing suite stairs are excluded. Existing grab rails are to be salvaged and reinstalled.
New were revised layouts are required are included.

Division 6- Wood and Plastic
1)    The Buffet and Inside I Outside Bar are OFOI per meetings.

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

2)    Solid surface back panels at hand dryers are excluded.

I Division 7- Thermal and Moisture Protection
1)    No work is included for the existing roofing systems at any of the Allison spaces.

I Division 8- Openings

1)
The glass ra iling in front of the beverage counter in the Suites & Octane club is integral railing to the counter and not a glass handrail per meetings. Glass ra ilings are not included at beverage counter locations with step downs.

2)	Only new door and hardware were included at the Octane Club. Remaining doors are existing or salvaged for re-use. If sa lvaged new frames a re not enough new doors are included.

Division 9- Finishes

1)	Finishes for interiors were per GMP Exhibit Schedule for Grandstand & Midway Finishes {See at end of this document).

I Division 11- Equipment

1)	Stainless steel countertop shown in Hawker Station 3A01is assumed to be provided with the food service package included in foodservice allowance.

Division 21- Fire Protection
1)     Existing wet sprinkler system is to remain, with modifications as necessary for renovated spaces only.

I Division 22- Plumbing
1)     No plumbing modifications have been included for existing Allison spaces other than the Suites, Octane
Club, unisex bathrooms {Level 2, 3, 4, 6), Kitchen expansion, and break room sink at service Ievell.
2)     GMP assumes existing plumbing fixtures in suite toilet rooms are to remain where possible.
3)     Minor modifications may be required to accommodate new scope.

I Division 23- HVAC
1)    No HVAC modifications have been included for existing spaces within the Allison Grandstand.
2)    The following scope for HVAC was included per the MEPF Assessment Report dated 6/20/16:
i)    Octane Club- Units not being upgraded.
ii)     Existing PIR Suite and 5 Standard Existing Suites 2 through 6- Units not being upgraded. iii) Existing Suite 7 through 26- Units not being upgraded.
iv) Existing Suite 27 through 32- Replacement units in GMP.
v)    Existing Suite 33 through 46- Units not being upgraded.
3)    Minor adjustments to diffuser locations impacted by new wall layouts in the Suites are included.

I Division 26- Electrical

1)	Existing light fixtures within the Allison Grandstand are assumed to remain, including the Suites. No work was included per the MEFP Assessment Report dated 6/20/16.
2)    Fixtu res in suite renovations will be reused where possible to still achieve code requirements.
3)    New lighting fixtures and power are included for the Octane Club.
4)    Code minimum lighting is inc luded for the storage area under the new canyon.
5)    Lighting controls for the suites is not included.
6)    New devices are included where shown for new or renovated spaces. All other devices are to remain.

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

I Division 27- Communication [Raceway and Blocking Only]
1)    Pathways were provided for data, telephone, and PAper drawings at areas of new work only.
2)    At areas of existing the existing pathways are assumed to be adequate for new work if necessary.

I Division 28- Electronic Safety+ Security [Raceway and Blocking Only]
1)    New Fire Alarm was only assumed at areas of new work.

Midway Redevelopment

Genera l
General Scope:
1)    The work is budgeted for the following:
i)    Care Center - 2,626 SF new building similar to infield finishes with no canopies. ii)    Hospitality I Bush Garage - 26,600 SF new building with exposed structure.
iii) Ticket Building- 2,126 SF new building.
iv) Security Building (2 EA) - 130 SF new buildings.

v)	Existing Ticket Building Renovation to Office- 1,580 SF of limited renovation. (a) No HVAC or plumbing included.
vi) Display Area A, B, C- Utilizing Existing Asphalt with no power requirements.
vii) Display Area D, E, & Stage- Anticipated in new Area of Midway asphalt with no power requirements. viii) Fanatics- Utilizing Existing Asphalt with no power or utility requirements.
ix) Portajohns- 3 fence enclosures only on new and existing asphalt.
x)    Food Court Seating- Utilizing Existing Asphalt with no power requirements.

Division 2- Existing Conditions [Demolition]
1)    Existing Ticket Building only has building exterior window removal.

I Division 4- Masonry
2)    Care Center, Ticket Building, & Security Buildings:
i)    Standard Gray CMU Block (8 x 8 x 16) with a sandblast finish a nd seal.
ii) The building parapet heights will not exceed 14' tall similar to infield building heights.
3)    Existing Ticketing Building for re-purpose includes minor re-tooling due to removed windows.

I Division 5- Metals
1)    Care Center, Ticket Buildings, & Security Buildings:
i)    Includes roofs with metal deck and perimeter angles.
2)    The PEMB for Corporate Hospita lity I Bush Garage:
i)    Is a pre-engineered metal building with no skylights.

ii)	5,700 SF canopy at */sf for steel/fabric canopy that is sepa rate from the metal building and located over the terrace.

Division 6- Wood and Plastic
1)    Existing Ticketing Building included shelving unit per plan notes.

I Division 7- Thermal a nd Moisture Protection
1)    Existing Ticket Building includes no roofing.

Division 8- Openings

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

1)    Corporate Hospitality I Busch Garage:
i)    No operable partition included.
ii)    Garage doors included as 10'x10' sectional doors, partially glazed.
2)    Ticket Building:
i)    Fifteen (15) ticket windows were included.
(a) Glazing with 1-314" storefront framing, clear anodized aluminum finish with%'' tempered glass (not bullet resistant).
(b) Electronic speak-through (Nissen 702) with re-use of existing speakers from old ticket building allowed.

3)	Existing Ticketing Building for re-purpose includes replacement windows or walls; to be worked out in future scoping sessions.

Division 9- Finishes
1) Finishes for interiors were per GMP Exhibit Schedule for Grandstand & Midway Finishes (See at end of this document).

Division 11- Equipment
11 3400 Ceiling Fans
1)    Ceiling Fans are owner furnished and installed; not included in GMP.
Equipment
1)    Restaurant and other food service equipment are included as an Allowance; see allowance section above.

I Division 13- Special Construction
Metal Building System (PEMB)

1)	No high performance coatings I finishes were included. i) Roofing:
(a) R-38 roofing has been included with blanket insulation system.
(b) Roof panels to be 26 Gauge 'R' Panel Lap Seam Panels with PVDF Color Finish in standard color.
ii)    Skin:
(a) Wall panels to be 26 Gauge "R" Panel lap Seam panels with PVDF Color Finish in standard color.
(b) R-25 blanket insulation was included at exterior wall.
(c) 118" foam tape will be applied to the exterior face of the girts prior to panel installation. (d) WMP 10 white reinforc ed vinyl was included.
iii) Gutters are included at low ends of structures only.
iv) Standard x-bracing on sidewall is required and need to be worked around.
2) Canopies:
i)    Canopies have been included at a budget of $21.00 per SF for Structure I Foundation I Finishes (Fire
Suppression I Lighting I Fire Alarm is included by trade and not in budget above). (a) 3 EA Entry Canopies at 4,080 SF
(b) 11,600 SF of Other Canopies at Food Court or other locations.

Division 26- Electrical
1)     Includes power for new radio charging stations per note on drawings.

Infield Renovation

-     - ------ -    - ----- -     - -- -----

-    - -    -    - ----------------------

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Phoenix International Receway
Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

General
General Scope:
1) The work was included as per DLR drawings for 101,000 SF of buildings as follows:
i)     Building A- Care Center
ii)     Building B- Media Center (w/Suites & Driver Meeting)
iii) Building C1 & C2 - Concessions
iv) Building D1& D2- Restrooms I EMS I First Aid
v)    Building E- Stair I Tunnel to Connect to Grandstand vi) Building F- Bistro Bar
vii) Building G- Sprint Cup Garages
viii) Building H- Race Support (Impound I Restrooms)
ix) Building J- Central Tire
x)    Building K- Fire Support
xi) Building L- Victory Lane (not Building but Stage)
Helicopter Pad:
1) GMP doesn't include any fees or special designers for submission of helicopter pad to any government official (FAA, US Department ofTransportation, Fire Marshal, etc.). Per e-mail by ISC the Track (PIR) will handle the update to the existing permit.
Other Infield:
1) The Video display board with foundations is by others. Power to be provided per Drawings. (underground conduits for low voltage, etc are by IT/ISC)
2) The scoring tower with foundations is by others. Power to be Provided by Design/Builder
Crash Walls:
1) Repair or new crash walls were included per As-Built Drawings (HNTB "Phoenix International Raceway Track
Repaving drawing dated March 31, 2011) as a basis of design.
2)    New Safer Barriers and Barrier Fence at Infield will match existing.
3) Only modifications to crash barrier walls as listed below are included.
4)     Re-Use of existing materials will be used wherever possible.
5) GMP includes the following crash walls:

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Location #1- Between Turn One & Two (Atwell Sheet PW-09 /9 of 9)

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

Location #2:
Location #2- New Pit Road Right E xtension (Atwell Sheet PW-07 /7 of 9)
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Location #3 - New Pit Roa d Left w/Barrier Wall (Atwell Sheet PW-08/8 of 9)
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b) Modifications as require for new to o ld
Location #4:
Location #4- Modify Openings for Access Turn 4 (Atwell Sheet PW-09/9 of 9)

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

c)    New Safer Barrier with Crash Wall
d) Modifications as require for new to old

Division 2- Existing Conditions [Demolition]
02 4116 Structural Demolition (DLR)

1)	Foundations and other items not in conflict with new work will only be removed to 12" below finished grade and/or capped and abandoned.
2)    Foundations for the existing scoring tower (or similar foundations) will be removed to 48" below grade.
Complete removal is not included.

3)	We have assumed that the materials from the demo of the leech field are not to be treated as contaminated. These soil materials can simply be left in place. Pumping of the tanks is by Owner.
4)    We have not included the removal of any underground fuel tanks, propane tanks, or fuel piping if applicable.

Division 3 -Concrete
03 3000 Cast-in-Place Concrete
07 2600 Vapor Retarder

1)	6-Mil vapor barriers were only included at building with air conditioned or specialty flooring. Buildings with sealed concrete or other not sensitive floors will not have vapor barriers.

2)	Concrete mixes were included per 50.1with exception of no water-cement ratio but design specification. i) Sitework was included as 3,000 PSI Typical.
ii)    Pit Road concrete was included as 4,000 PSI as not specified.
3)    The pit road pavement will be 6" concrete on 2" aggregate base course and reinforced with #4's at 18" on center each way per as-built drawings.

4)	The helicopter pad will be 6" concrete on native and reinforced with reinforced with #4's at 18" on-center each way.

5)	At the front of all garages at 24" wide by 6" concrete apron has been included to encase the trench drain being put on the outside of the garages.
6)    All flatwork for the buildings will be un-reinforced with the exception of the sprint cup garages (Building G1 through GS) with is reinforced per structural notes. Per design meeting the reinforcing at other locations has been removed.
7)    Slab thicknesses are per structural drawings with the exception of victory lane flatwork which was revised to
4" thick unreinforced concrete per design meetings.

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

8)    The slope of the garages will be 1/16" per foot and not X'' per foot per design meetings.

I Division 4 - Masonry
04 2200 Concrete Unit Masonry
1)    The Hi-Lit Mark I block will be from a local supplier and not Angelus per specifications.
2)    No integrally colored CMU was included in GMP.
3)    CMU expansion joints were included per industry standard if not shown.
4)    Block is standard Gray Block {8 x 8 x 16) with the exception of the following location will be the Hi-Lite Mark
1per percentage below:
i)    Building A- As per Elevation notes of Decorative CMU. ii)    Building B- 20% of Elevations
iii) Building C1& C2- 40% of Elevations iv) Building D1& 02-40% of Elevations v)    Building E- 40% of Elevations
vi) Building F- 30% of Elevations
5)    The following site retaining wall was assumed per Atwell drawings with 1' at ends and 5' at center per
Atwell's drawing. .GMP assumed 36" Average height. See ske.t.ch--b:el-o;w:..:r··.- ·..

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Division 5- Metals
OS 1200 Structural Steel Framing
OS 2100 Steel Joist Framing
OS 3100 Steel Decking

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

OS 5000 Metal Fabrications
05 5213 Piping & Tube Railings

1)
Tube steel handrails (3 line) were included at Building B steps in slab and wall mounted railing were can attach to the wa ll. These a re painted steel rails. Railings will be standard 1-1/4" standard pipe {1-5/8" Nomina l O.D.).

2)    Wall mounted railings were only included at the slope section of the tunnel per DLR or per code requirements.
3)    The garage railing per KN 21(A1.8, A1.9, & Al.10) are included as 40" chain link black vinyl (non-removable)
as per cost reduction (CCL).
4)    100 EA Bollards are 4" diameter with concrete fill and 18" diameter by 36" deep footing.
5)    No Roof access ladders or openings for hatches were included.

I Division 6 - Wood and Plastic
06 1000 Rough Carpentry
06 6400 Plastic Paneling

1)	Wood blocking is only included at critica l location in Building A & B. Other building being CMU will not require blocking.

Division 7- Thermal and Moisture Protection
07 1326 Self-Adhering Sheet Waterproofing
07 1800 Traffic Coatings
07 1900 Water Repellents
1)     Grace 4000 with Hydroduct 220 & Hydroduct Coil 600 (or equa l) were at the following:
i)    Building B (Media) has waterproofing at the 30" stem wall in the recessed Driver Meeting Room
(B15 2) and Press Room (B146) per Al.2.
ii) The new tunnel has waterproofing at walls and lid.
iii) No repair I modifications to the existing tunnel waterproofing were included (except for tie-in).
2)    A split sla b waterproofing is included over the elevator equipment room at Building E.
3)    The retaining walls are included with fluid applied waterproofing.
4)    No traffic coatings are included.

07 2100 Thermal Insulation
1)    Exterior wa lls with AC were furring is shown on DLR drawings is included as follows:

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

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INTERIOR E 'VELOPEAT CMU

07 4213.13 Formed Metal wall Panels

1)	The a reas on Building A & B includes Meta l Sales TlO-B and trim. Note; this is not a "Rain Screen" as per drawings as the CMU it attaches to is considered the waterproofed assembly.
2)    No hat channel, waterproofing, etc. is included.

3)	At the garages no meta l panel extension I shrouds are inclu ded a round the doors per Architect direction and updated drawings I b lue beam sessions.

4)	The metal pane ls I shrouds shown on building D1& D2 in the sketch-up model a re painting of different color per cost reduction (CCL).

07 5700 Coated Foam Roofing
07 6200 Sheet Metal Flashing and Trim
07 7100 Roof Specialties
07 7200 Roof Accessories
1)    R oof included as R -30 at Building A, B, D1, D2, and K.
2)    Roof included as R-25 at Building C1, C2, E, F, H, and.

07 9200 Joint Sealants
1)    Sika 2C NS was used for joint sea la nts at pit road a nd track walls to stand-up to fuel.

I Division 8- Openings
08 1416 Flush Wood Doors
08 3113 Access Doors and Frames
08 7100 Door Hardware
08 3313 Coiling Counter Doors
08 3323 Overhead Coiling Doors
08 3613 Sectional Doors (Below is per Clarifications with Architect}
1)    Coiling Counter Doors:
i)    Building C1 & C2 (Concessions)
(1) 12 EA 10'x6.5'- No Glass & Non-Insulated (Numerous)
ii)    Building F { Bar)
(1) 6 EA 16'x6.5' - No Glass & Non-Insulated (F100A,B,C,D,E,F )

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications
OKI..AND    November 3, 2016

2)    Overhead Coiling Doors:
i)    Building A (Care)
(1) 2 EA 10'x10' - No Glass & Non-Insulated (A104 & A105)
ii)     Building B (Media)
(1) 1EA 10'x10'- No Glass & Insulated (B140-A)
iii) Building Dl & D2 (Restrooms)
(1) 4 EA 10'x10'- No Glass & Non-Insulated (D105, D105A, D205 & D205A)
iv) Building E (Tunnel)
(1) 2 EA 10'x10'- No Glass & Non-Insulated (E101& Grandstand Side)
3)    Sectiona l Doors:
i)    Building G1through G2 (Garages)
(1) 45 E A 16'x8'- Sprint Cup with (2) Glass Pa nels & Non-Insulated (2) 19 E A 16'x8'- FanZone with (2) Glass Panels & Non-Insulated (3) 10 EA 8'x8'- FanZone with (2) Glass Panels & Non-Insulated
(4) Glazing was included as 1/8" tempered since un-insulated assembly. ii)     Building H (Garage Supports)
(1) 4 EA 10'x10' - No Glass & Non-Insulated iii) Building J (Tire)
(1) 6 E A 10'x10'- No glass & Non-I nsulated.
4)    The overhead doors will be an open specification and based on the following:
i)    No operators were included and will be manual hand crank manual drive. ii)     Doors will be pre-finished enamel color or Aluminum
iii) Coiling Counter Doors (Aluminum): (1) Cornell ESC10- Aluminum
(2) Or Equal
iv) Coiling Doors ( Prefinished baked E namel) (1) Cornell ESD10- 20 Gauge.
(2) Or Equal
v)    Sectional Doors (Prefinished baked Enamel):
(1) Amarr Model 2002 (20 Gauge, no insulation) (2) Or Equa l

08 4113 Aluminum-Framed Entrances and Storefronts
08 8000 Glazing
08 9119 Fixed louvers
1)     The aluminum sunshade at Building B (North E levation) is not included per previous direction.
2)    No heavy-wall storefronts 2" were included. Included as standard 1W' storefront.
3)    No fire rated glazing was included per architect direction.
4)    Glass Door A102 has been revised to hollow metal per architect.
5)    Sidelights were included as 7'-0" ta ll by 18" wide.

I Division 9- Finishes
09 2216 Non-Structural Metal Framing

09 3013 Ceramic Tiling

1)	Per cost reduction the tile will either be reduced by 25% in quantity or cost as it was a cost reduction and incorporated into budget (CCL).

09 5113 Acoustical Panel Ceilings

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

1)     The following types of ceilings were included as shown as ACT where shown per:
i)    Dune in 15/16" grid: Building Bat non-kitchen, Building D1& D2 at EMS I First Aide, Building F Bistro
Storage, and K.
ii)    Kitchen Zone in 15/16" Grid: Building Bat Kitchen and Building C1& C2 prep areas.
iii) Ultima Tegular in 9/16" Grid: Building Bat Driver Meeting and G2, G3, & G4 at Hospitality Suites only.

09 6513 Resilient Base & Accessories
09 6516 Resilient Sheet Flooring
09 6813 Tile Carpeting
1)    In-lieu of the Protectall flooring a standard epoxy was included (per CCL).

09 9100 Painting
09 9600 High-Performance Coatings
1)     Epoxy paint is only included at bathroom walls with no tile and Kitchen walls.
2)    High-Performance coatings are to be applied to CMU at Restrooms & Concessions per Architect.

I Division 10- Specialties
10 2113.19 Plastic Toilet Compartments
10 2123 Cubicle Curtains and Track
10 4413 Fire Protection Cabinets
10 4416 Fire Extinguishers
10 5113 Metall ockers

I Division 11- Equipment
11 3400 Ceiling Fans
2)    Ceiling Fans are owner furnished and installed; not included in GMP.
Equipment
2)    Restaurant and other food service equipment are included as an A llowance; see allowance section above.

I Division 12- Furnishing
12 3216 Manufactured Plastic-Laminated-Faced Casework
1)     The casework at the hospitality suites in Building B was removed per Architect Direction.

I Division 13- Special Construction
13 3419 Metal Building System (PEMB)
3)     Metal building is not included as a "Rain Screen" System per KN07 on Sheet A5.7 through AS.l.
4)    No high performance coatings I finishes were included at garages.
5)    Skin:
i)     Roof panels to be 26 Gauge 'R' Panel Lap Seam Panels with PVDF Color Finish in standard color.

ii)

Wall to be 24 guage Metal Sales T-10B per updated drawings by DLR .
(1) The Design/Builder shall evaluate the suitability of 24 ga panels for use in specific areas that receive heavy fan interaction or a high potential for denting and damage.

iii) Gutters are included at low end of structures only.
iv) The garages are un-insulated as per cost reduction (CCL).
v)    Liner panels were not included around the perimeter of PEMB building as removed by cost reduction
(CCL).
vi) Exterior soffits were included as R-panels, 26 gauge two coat fluoropolymer.
vii) Interior structure is exposed and will be standard factory finish (no paint included).

,-------------------------------------------

1

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

viii) These structures will not have a good U-Value or Insulation value but per Owner Meeting this is not a requirement.
Tire Distribution Center {J)
i) Tire Distribution Center will be revised to a PEMB. Liner pa nels will be included at the inside to 48" above finished floor to protect interior walls. No CMU, Steel, or standard roofing is included due to cost reduction (CCL).
ii) The size and shape of the building wil l match as shown with exception of just a sloped metal roof with no parapets.
13 3423 Fabricated Structures
1)    Finishes shall be ga lvanized for decking & purlins with painted semi-gloss DTM primer (Color TBD).
2)    Decking is 26 gauge.
3)    Beams a re 1-Beam Tee with beveled ends.
4)    Per cost reduction (CCL} no canopy was included over the Building E stairs to the tunnel.

I Division 14- Vertical Transportation
14 2400 Hydraulic Elevators
1)    The elevator was included with standard factory finishes in stainless steel line.

I Division 21- Fire Protection
21 0500 Common Work Results for Fire Suppression
21 0518 Escutcheons for Fire-Suppression Piping
21 0548 Vibration and Seismic Controls for Fire-Suppression Piping & Equipment
21 1313 Wet-Pipe Fire-Suppression Sprinklers
1)     No foam systems are included at ga rages. Assumed standa rd hazard as acceptable.

2)	The helicopter pad was included with portable foam canisters I cart units. No automated foam system was included.
3)    Ten (10) fire riser connections are included at pit road.
4)    Two (2) fire riser connections are included at fuel area.

I Division 22- Plumbing

1)	The trench drains shown at the garages are not included within the building foot-print but just outside the ga rage door in the 24" apron per Civil Drawings.

I Division 23- HVAC
1)     Per CCL the Media Center (Bldg. B) will be designed to a heat pump system in-lieu of a VRF system.

I Division 26- Electrical
1)     No lightning protection of the infield is included.

I Division 31- Earthwork
1)     Slurry backfill is included at tunnel only underneath the track and skid pad.

I Division 32- Exterior Improvements
32 1316 Decorative Concrete Paving
1)    No stamping of the concrete is included. Stamped concrete was included as colored concrete with saw cuts.
The premium for color concrete shall not exceed ** per CY with fees.
Asphalt Paving

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications
OKI..AND    November 3, 2016

1)	Infield paving is based on the 3" of asphalt ove r compacted native aspha lt. Howeve r, pit road paving is per below.
i)    We ha ve included recycled/milled asphalt from the demolition process as subbase to the depth that the quantity of recycled material allows. No guaranteed minimum depth is asserted or implied.

2)	The paving of the Pit Rod and Apron patchwork is include by Performance Paving or qualified "equal". i) The oil included in GMP for Pit Road I Apron repair is PG-76-10 as the highest we can obtain.
ii) The section of pit road is 2" asphalt base with 1W' asphalt leveling course and 1W' asphalt wearing course with PG 76-10 Oil. This is per As-Builts.

3)	We ha ve not anticipated any drainage or grading work related to the tie-in of new paving to existing paving areas.
4)    No work is included at the track; it's existing and assumed to remain.

5)	Due to the minimal slope of the infield the paving in areas may have some bird-bath or areas of small puddles. Everything will be done to minimize but this GMP did not guarantee no puddles.
6)    The figure below shows infield paving with areas of new work, seal coating, and areas to remain.
....-----....------     - ..................
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Grrtn- New Pit Re,gd Concrrtc & Tlc:Jiooptcr P::.d - -.. ' .. • _.,.... ·- --
-Apron AsphaH Rep:•ir    ,.....,
-Aspha lt Repair a l J\ rra..s lo Rrm1in     -· -:.....
----- Black- Nrw Aspbah     CJ-·
Yll o\v- New FanZone and Infield Buildings
_Brown- OG I ABC to R':!cnain (1\o Work)

32 3113 Chain-Link Fences and Gates
32 3119 Decorative Metal Fences and Gates
1)     No specia lty hardware or ADA ha rdwa re is inc luded with the exception of two gate operators as shown.
2)    No bottom rails were included at fences. Per DLR only required at gates.

3)	A 4' fence was inc luded around the helicopter pad. The fence a round the helicopter pad will be engineered to meet FAA I Helicopter requirements.

4)	One (1) covered porta -potty enclosure was included that is 5'-0" square by 8' tall with Gate to Acc ess and black netting around.
5)    All gates to be per standard fencing sizes and gauges with footings per MAG & AFA standards and not per specifications.

OKLAND    IIIII

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

i)    Gates framing is 1.900" actual ODin-lieu of the 2.375" as specified.
ii)     Footings for typical lines post and corners are per MAG in-lieu of specified. iii) MAG 160 is baseline specifications.

32 8400 Planting Irrigation
32 9300 Plants
32 9400 Planting Accessories
1)    Planting was included per quantities of drawings schedule; not take-off which a ppears to show more.

/ Division 33- Utilities and Drainage
1)    The Trench Drains are included as follows:

i)	4" ACO K100 Trench Dra in at non-traffic areas. This includes an ADA compliant galvanized steel grating.
K100

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ii) J.R. Smith 10" TD-1(or equal) per PS.lof plumbing drawings at traffic areas. Includes Model9812 body and extra heavy duty grate
Jay R. Smith Fiberglass Drains
Jay R. Smith's pre-sloped fiberglass system evacuates large quanti ies of standing waler. Al10"!Joide.the berglass channel's 1% slope allows for high volume drainage. Cast iron gra es strengthen !he system for pnetimatic tire traffic and due ·le iron grates strengthen the system for solid tire trall'ic.

9812

2)    ADA compliant grates were included at the Fanzone grates only. Remainder of grades will be non-heel I
ADA compliant.
3)    Water and fire lines have been combined in the infield per the most current Atwell documents. Sports Lighting
/ Division 26- Sports Lighting

1)	Lighting performance to meet expectations of driver, spectators, television and NASCAR. Lighting system to be designed to same criteria as the Chicago/and and Kansas Speedways.
2)    20% of the perimeter lights to be operated by Generators. Owner to provided generators.

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications
OKI.AND    November 3, 2016

3)    Aircraft obstruction lights are not included.
4)    Speaker brackets are not included.
5)    Billboard lighting is not included.
6)    Grounding of all foundations is to comply with the NFPA 780 Lighting Code.
7)    See the following MUSCO exhibits showing new updates.
a) The Design/Builder sha ll ensure that the lighting system is available for the events required as indicated on the provided event schedule dated June 21, 2016. The Design/Builder shall identify the time frames in its project schedule that lights will be down. The Design/Builder will work to minimize the time that lights are not available. The intent is to make the facility as usable as possible for as much time as possible. Should there be a time that the track lighting is needing night lighting that conflicts with the construction schedule or was not indicated on the event schedule, and the Design/Builder and Owner cannot find a reasonable alternative through rescheduling, then the Owner agrees that temporary lighting measures shall be paid by owner.
i)    Additiona l events not currently listed will require temp measures paid for by the track.

OKLAND    Iiiii

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

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OKI..AND     IIIII

Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

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Phoenix International Receway Basis of GMP Estimate Assumptions and Clarifications November 3, 2016

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End of Clarification

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

The images in Exhibit “L-1” have been omitted pursuant to a confidential treatment request.

EVENT SCHEDULE

PART 2 AGREEMENT - EXHIBIT "L-1"

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS

NOT APPLICABLE

THERE IS NO PLAN IDENTIFYING LOCATIONS CONCERNING LIQUIDATED DAMAGES

PART 2 AGREEMENT - EXHIBIT "M"